                                                                   Exhibit 10.51

                MEDICAID MANAGED CARE MODEL CONTRACT ATTESTATION

I Karin Ajmani, being an individual authorized to execute agreements on behalf
of              carePlus LLC          (hereafter "MCO"), hereby attest that the
   (NAME OF MANAGED CARE ORGANIZATION)
contract submitted by MCO to     Putnam       County, follows the latest model
                             (COUNTY NAME)
contract provided to us by the above named county. This executed contract contains no deviations from the aforementioned model contract language.


8/27/04                                  /s/ Karin. Ajmani
(DATE)                                   ---------------------------------------
                                                       (SIGNATURE)

                                         Karin. Ajmani

                                                    (PRINT NAME IN FULL)

                                         President & CEO
                                         (TITLE)

          Evelyn Huang
 Notary Public State of New York
       L;c.flo 02H16001118.
 abaithed In New York County.
     _____________________


/s/ Illegible
--------------------------------------
(NOTARY SEAL AND SIGNATURE)

I Michael J. Piazza, attest that the County has reviewed this executed contract and that it follows the latest model contract provided to us by the New York State Department of Health.


9/14/04                                  /s/ Michael J. Piazza
(DATE)                                   ---------------------------------------
                                         (SIGNATURE)

                                         Michael J. Piazza
                                         (PRINT NAME IN FULL)

                                         ___________
                                         (TITLE)


/s/ LINDA ICI. RINALDI
--------------------------------------
(NOTARY SEAL AND SIGNATURE)

                                                LINDA ICI. RINALDI
                                         notary Public, State of New YORK
                                                 No. 01 815014948
                                            Qualified in Putnam County,
                                          Commission Expires July 12, 1___

                              MEDICAID MANAGED CARE

                                 MODEL CONTRACT

                                 October 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Recitals

Section 1    Definitions

Section 2    Agreement Term, Amendments, Extensions, and General Contract
             Administration Provisions
             2.1     Term
             2.2     Amendments and Extensions
             2.3     Approvals
             2.4     Entire Agreement
             2.5     Renegotiation
             2.6     Assignment and Subcontracting
             2.7     Termination
                     a. LDSS Initiated Termination of Contract
                     b. Contractor and LDSS Initiated Termination
                     c. Contractor Initiated Termination
                     d. Termination Due to Loss of Funding
             2.8     Close-Out Procedures
             2.9     Rights and Remedies
             2.10    Notices
             2.11    Severability

Section 3    Compensation
             3.1     Capitation Payments
             3.2     Modification of Rates During Contract Period
             3.3     Rate Setting Methodology
             3.4     Payment of Capitation
             3.5     Denial of Capitation Payments
             3.6     SDOH Right to Recover Premiums
             3.7     Third Party Health Insurance Determination
             3.8     Payment for Newborns
             3.9     Supplemental Maternity Capitation Payment
             3.10    Contractor Financial Liability
             3.11    Inpatient Hospital Stop-Loss Insurance
             3.12    Mental Health and Chemical Dependence Stop-Loss
             3.13    Enrollment Limitations
             3.14    Tracking Visits Provided by Indian Health Clinics

Section 4    Service Area

Section 5    Eligible, Exempt and Excluded Populations
             5.1     Eligible Populations
             5.2     Exempt Populations
             5.3     Excluded Populations
             5.4     Family Health Plus
             5.5     Family Enrollment

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 6    Enrollment
             6.1     Enrollment Guidelines
             6.2     Equality of Access to Enrollment
             6.3     Enrollment Decisions
             6.4     Auto Assignment
             6.5     Prohibition Against Conditions on Enrollment
             6.6     Family Enrollment
             6.7     Newborn Enrollment
             6.8     Effective Date of Enrollment
             6.9     Roster
             6.10    Automatic Re-Enrollment

Section 7    Lock-In Provisions
             7.1     Lock-In Provisions in Voluntary Counties
             7.2     Lock-In Provisions in Mandatory Counties and New York City
             7.3     Disenrollment During Lock-In Period
             7.4     Notification Regarding Lock-In and End of Lock-In Period

Section 8    Disenrollment
             8.1     Disenrollment Guidelines
             8.2     Disenrollment Prohibitions
             8.3     Reasons for Voluntary Disenrollment
             8.4     Processing of Disenrollment Requests
                     a. Routine Disenrollment
                     b. Expedited Disenrollment
                     c. Retroactive Disenrollment
             8.5     Contractor Notification of Disenrollments
             8.6     Contractor's Liability
             8.7     Enrollee Initiated Disenrollment for Good Cause
             8.8     Contractor Initiated Disenrollment
             8.9     LDSS Initiated Disenrollment

Section 9    Guaranteed Eligibility

Section 10   Benefit Package, Covered and Non-Covered Services
             10.1    Contractor Responsibilities
             10.2    Compliance with State Medicaid Plan and Applicable Laws
             10.3    Definitions
             10.4    Provision of Services Through Participating and
                     Non-Participating Providers
             10.5    Child Teen Health Program Adolescent Preventive Services
             10.6    Foster Care Children
             10.7    Child Protective Services
             10.8    Welfare Reform

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

             10.9   Adult Protective Services
             10.10  Court-Ordered Services
             10.11  Family Planning and Reproductive Health Services
             10.12  Prenatal Care
             10.13  Direct Access
             10.14  Emergency Services
             10.15  Medicaid Utilization Thresholds (MUTS)
             10.16  Services for Which Enrollees-Can Self-Refer
                    a.  Mental Health and Chemical Dependence Services
                    b.  Vision Services
                    c.  Diagnosis and Treatment of Tuberculosis
                    d.  Family Planning and Reproductive Health Services
                    e.  Article 28 Clinics Operated by Academic Dental Centers
             10.17  Second Opinions for Medical or Surgical--Care
             10.18  Coordination with Local Public Health Agencies
             10.19  Public Health Services
                    a.  Tuberculosis Screening, Diagnosis and Treatment;
                           Directly Observed Therapy (TB/DOT)
                    b.  Immunizations
                    c.  Prevention and Treatment of Sexually Transmitted
                           Diseases
                    d.  Lead Poisoning
             10.20  Adults with Chronic Illnesses and Physical or Developmental
                       Disabilities
             10.21  Children with Special Health Care Needs
             10.22  Persons Requiring Ongoing Mental Health Services
             10.23  Member Needs Relating to R IV
             10.24  Persons Requiring Chemical Dependence Services
             10.25  Native Americans
             10.26  Women, Infants, and Children (WIC)
             10.27  Urgently Needed Services
             10.28  Dental Services Provided by Article 28 Clinics Operated, by
                       Academic Dental Centers Not Participating in Contractor's
                       Network
             10.29  Coordination of Services
             10.30  Prospective Benefit Package Change for Retroactive SR
                       Determinations

Section 11   Marketing
             11.1   Marketing Plan
             11.2   Marketing Activities
             11.3   Prior Approval of Marketing Materials, Procedures,
                       Subcontracts
             11.4   Marketing Infractions
             11.5   LDSS Option to Adopt Additional Marketing Guidelines

Section 12   Member Services
             12.1   General Functions
             12.2   Translation and Oral Interpretation
             12.3   Communicating with the Visually, Hearing and Cognitively
                       Impaired

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 13   Enrollee Notification
             13.1   Provider Directories/Office Hours for Participating
                       Providers
             13.2   Member ID Cards
             13.3   Member Handbooks
             13.4   Notification of Effective Date of Enrollment
             13.5   Notification of Enrollee Rights
             13.6   Enrollee's Rights to Advance Directives
             13.7   Approval of Written Notices
             13.8   Contractor's Duty to Report Lack of Contact
             13.9   Contractor Responsibility to Notify Enrollee of Expected
                       Effective Date of Enrollment
             13.10  LDSS Notification of Enrollee's Change in Address
             13.11  Contractor Responsibility to Notify Enrollee of Effective
                       Date of Benefit Package Change
             13.12  Contractor Responsibility to Notify Enrollee of Termination,
                       Service Area Changes and Network Changes

Section 14   Complaint and Appeal Procedure
             14.1   Contractor's Program to Address Complaints
             14.2   Notification of Complaint and Appeal Program
             14.3   Guidelines for Complaint and Appeal Program
             14.4   Complaint Investigation Determinations

Section 15   Access Requirements
             15.1   Appointment Availability Standards
             15.2   Twenty-Four (24) Hour Access
             15.3   Appointment Waiting Times
             15.4   Travel Time Standards
                    a.  Primary Care
                    b.  Other Providers
             15.5   Service Continuation
                    a.  New Enrollees
                    b.  Enrollees Whose Health Care Provider Leaves Network
             15.6   Standing Referrals
             15.7   Specialist as a Coordinator of Primary Care
             15.8   Specialty Care Centers

Section 16   Quality Assurance
             16.1   Internal Quality Assurance Program
             16.2   Standards of Care

Section 17   Monitoring and Evaluation
             17.1   Right To Monitor Contractor Performance
             17.2   Cooperation During Monitoring And Evaluation
             17.3   Cooperation During On-Site Reviews
             17.4   Cooperation During Review of Services by External Review
                       Agency

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 18   Contractor Reporting Requirements
             18.1   Time Frames for Report Submissions
             18.2   SDOH Instructions for Report Submissions
             18.3   Liquidated Damages
             18.4   Notification of Changes in Report Due Dates, Requirements or
                       Formats
             18.5   Reporting Requirements
                    a.  Annual Financial Statements
                    b.  Quarterly Financial Statements
                    c.  Other Financial Reports
                    d.  Encounter Data
                    e.  Quality of Care Performance Measures
                    f.  Complaint Reports
                    g.  Fraud and Abuse Reporting Requirements
                    h.  Participating Provider Network Reports
                    i.  Appointment Availability/Twenty-Four Hour (24) Access
                           and Availability Surveys
                    j.  Clinical Studies
                    k.  Independent Audits
                    1.  New Enrollee Health Screening Completion Report
                    m.  Additional Reports
                    n.  LDSS Specific Reports
             18.6   Ownership and Related Information Disclosure
             18.7   Revision of Certificate of Authority
             18.8   Public Access to Reports
             18.9   Professional Discipline
             18.10  Certification Regarding Individuals Who Have Been Debarred
                       or Suspended by Federal or State Government
             18.11  Conflict of Interest Disclosure
             18.12  Physician Incentive-Plan Reporting

Section 19   Records Maintenance and Audit Rights
             19.1   Maintenance of Contractor Performance Records
             19.2   Maintenance of Financial Records and Statistical Data
             19.3   Access to Contractor Records
             19.4   Retention Periods

Section 20   Confidentiality
             20.1   Confidentiality of Identifying Information about Medicaid
                       Recipients and Applicants
             20.2   Medical Records of Foster Children
             20.3   Confidentiality of Medical Records
             20.4   Length of Confidentiality Requirements

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 21   Participating Providers
             21.1   Network Requirements
                    a.  Sufficient Number
                    b.  Absence of Appropriate Network Provider
                    c.  Suspension of Enrollee Assignments to Providers
                    d.  Notice of Provider Termination
             21.2   Credentialing
                    a.  Licensure
                    b.  Minimum Standards
                    c.  Credentialing/Recredentialing Process Application
                           Procedure
             21.3   SDOH Exclusion or Termination of Providers
             21.4   Evaluation Information
             21.5   Payment In Full
             21.6   Choice/Assignment of PCPs
             21.7   PCP Changes
             21.8   Provider Status Changes
             21.9   PCP Responsibilities
             21.10  Member to Provider Ratios
             21.11  Minimum Office Hours
                    a.  General Requirements
                    b.  Medical Residents
             21.12  Primary Care Practitioners
                    a.  General Limitations
                    b.  Specialists and Sub-specialists as PCPs
                    c.  OB/GYN Providers as PCPs
                    d.  Certified Nurse Practitioners as PCPs
                    e.  Registered Physician's Assistants as Physician Extenders
             21.13  PCP Teams
                    a.  General Requirements
                    b.  Medical Residents
             21.14  Hospitals
                    a.  Tertiary Services
                    b.  Emergency Services
             21.15  Dental Networks
             21.16  Presumptive Eligibility Providers
             21.17  Mental Health and Chemical Dependence Services Providers
             21.18  Laboratory Procedures
             21.19  Federally Qualified Health Centers (FQHCs)
             21.20  Provider Services Function

Section 22   Subcontracts and Provider Agreements
             22.1   Written Subcontracts
             22.2   Permissible Subcontracts
             22.3   Provision of Services Through Provider Agreements
             22.4   Approvals

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      Table of Contents for Model Contract

             22.5   Required Components
             22.6   223 Timely Payment
             22.8   Restrictions on Disclosure
             22.9   Transfer of Liability
             22.10  Termination of Health Care Professional Agreements Health
             22.11  Care Professional Hearings
             22.12  Non-Renewal of Provider Agreements Physician Incentive Plan

Section 23   Fraud and Abuse Prevention Plan

Section 24   Americans With Disabilities Act Compliance Plan

Section 25   Fair Hearings
             25.1   Enrollee Access to Fair Hearing Process
             25.2   Enrollee Rights to a Fair Hearing
             25.3   Contractor Notice to Enrollees
             25.4   Aid Continuing
             25.5   Responsibilities of SDOH
             25.6   Contractor's Obligations

Section 26   External Appeal
             26.1   Basis for External Appeal
             26.2   Eligibility For External Appeal
             26.3   External Appeal Determination
             26.4   Compliance With External Appeal Laws and Regulations

Section 27   Intermediate Sanctions

Section 28   Environmental Compliance

Section 29   Energy Conservation

Section 30   Independent Capacity of Contractor

Section 31   No Third Party Beneficiaries

Section 32   Indemnification
             32.1   Indemnification by Contractor
             32.2   Indemnification by LDSS

Section 33   Prohibition on Use of Federal Funds for Lobbying
             33.1   Prohibition of Use of Federal Funds for Lobbying
             33.2   Disclosure Form to Report Lobbying
             33.3   Requirements of Subcontractors

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 34   Non-Discrimination
             34.1   Equal Access to Benefit Package
             34.2   Non-Discrimination
             34.3   Equal Employment Opportunity
             34.4   Native Americans Access to Services From Tribal or Urban
                       Indian Health Facility

Section 35   Compliance with Applicable Laws
             35.1   Contractor and LDSS Compliance With Applicable Laws
             35.2   Nullification of Illegal, Unenforceable, Ineffective or Void
                       Contract Provisions
             35.3   Certificate of Authority Requirements
             35.4   Notification of Changes In Certificate of Incorporation
             35.5   Contractor's Financial Solvency Requirements
             35.6   Compliance With Care For Maternity Patients
             35.7   Informed Consent Procedures for Hysterectomy and
                       Sterilization
             35.8   Non-Liability of Enrollees For Contractor's Debts
             35.9   LDSS Compliance With Conflict of Interest Laws
             35.10  Compliance With PHL Regarding External Appeals

Section 36   New York State Standard Contract Clauses

Section 37   Insurance Requirements

Signature Page

                                TABLE OF CONTENTS
                                 OCTOBER 1, 2004

                 TABLE OF CONTENTS FOR MODEL CONTRACT APPENDICES

A.   New York State Standard Clauses and Local Standard Clauses, if applicable

B.   Certification Regarding Lobbying

C. New York State Department of Health Guidelines for the Provision of Family Planning and Reproductive Health Services

D. New York State Department of Health Marketing Guidelines New York State Department of Health Member Handbook Guidelines

F. New York State Department of Health Medicaid Managed Care Complaint and Appeals Requirements

G. New York State Department of Health Guidelines for the Provision of Emergency Care and Services

H. New York State Department of Health Guidelines for the Processing of Enrollments and Disenrollments

I.   New York State Department of Health Guidelines for Use of Medical Residents

J. New York State Department of Health Guidelines of Federal Americans with Disabilities Act Prepaid Benefit Package Definitions of Covered and Non-Covered Services

L.   Approved Capitation Payment Rates

M.   Service Area

N.   Contractor-County Specific Agreements

                                AGREEMENT BETWEEN

                                  PutnamConatk
                         COUNTY NAME OR COY OF NEW YORK

                                       And

                                  CarePlus LLC
                                 COOUACTOR NAME

                      This Agreement is made by and between

                                  Putnam County
                    COUNTY NAME OR COY OF NEW YORK (TOWN OR, _______

                                 Acting through, Department

                          Department of Social Services

              DEPARTMENT OF SOCIAL SERVICOSELDSS OR KLEAKHR CDOU'L

                                   Located at
                       110 Old Route Six Carmel, NY 10512.

                                       And__

                              CarePlus Health, ELLC
                          CONTRACTOR NAME (THE COMMA)

                                   Located At
                      3 West 35th Street New York, NY 10001

                            RECITALS OCTOBER 1, 2004

                                    RECITALS

     Pursuant to Title XIX of the Federal Social Security Act, codified as 42 U.S.C. Section 1396 et seq. (the "Social Security Act"), and Title 11 of Article 5 of the New York State Social Services Law ("SSL"), codified as N.Y.S.S.L.
Section 363 et seq., a comprehensive program of Medical Assistance for needy persons exists in the State of New York ("Medicaid").

     Pursuant to Article 44 of the Public Health Law ("PHL"), the New York State Department of Health ("SDOH") is authorized to issue Certificates of Authority to establish Health Maintenance Organizations ("HMOs"), PHL Section 4400 et seq., and Prepaid Health Services Plans ("PHSPs"), PHL Section 4403-a.

     The State Social Services Law defines Medicaid to include payment of part or all of the cost of care and services furnished by an HMO or a PHSP, identified, as Managed Care Organizations ("MCOs") in this Agreement, to Eligible Persons, as defined in this Agreement, residing in the geographic area specified in Appendix M (Service Area) when such care and services are furnished in accordance with an agreement approved by the SDOH that meets the requirements of federal law and regulations.

     The Contractor is a corporation organized under the laws of New York State and is certified under Article 44 of the State Public Health Law or Article 43 of the NYS Insurance Law.

     The Contractor offers a comprehensive health services plan and represents that it is able to make provision for furnishing medical and health service benefits and has proposed to Putnam County Department of Social to ______________________________ provide these services to Eligible Persons; and [INSERT LOSS ORODOM - Services

     The Contractor has applied to participate in the Medicaid Managed Care Program and the SDOH and Putnam County Dept. of Social have determined that the Contractor (_______________________________ SERVICES meets the qualification criteria established for participation.

     NOW THEREFORE, the parties agree as follows:

                                    RECITALS
                                 OCTOBER 1, 2004

1.   DEFINITIONS

     "AUTO-ASSIGNMENT" means a process by which an Eligible Person, who is mandated to enroll in managed care, but who has not chosen to enroll within sixty (60) days of receipt of the mandatory notice, is assigned to a MCO contracted with the LDSS as a Medicaid Managed Care Provider in accordance with the auto-assignment algorithm determined by the SDOH.

     "BEHAVIORAL HEALTH SERVICES" means services to address mental health disorders and/or chemical dependence.

     "BENEFIT PACKAGE" means the covered services described in Appendix K of this Agreement to be provided to the Enrollee, as Enrollee is hereinafter defined, by or THROUGH the Contractor.

     "CAPITATION RATE" means the fixed monthly amount that the Contractor receives for an Enrollee to provide that Enrollee with the Benefit Package.

     "CHEMICAL DEPENDENCE SERVICES" means examination, diagnosis, level of care determination, treatment, rehabilitation, or habilitation of persons suffering from chemical abuse or dependence, and includes the provision of alcohol and/or substance abuse services.

     "CHILD/ TEEN HEALTH PROGRAM" or "C/THP" means the program of early and periodic screening, including inter-periodic, diagnostic and treatment services (EPSDT) that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services are provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The services include administrative services designed to help families obtain services for children including outreach, information, appointment scheduling, administrative case management and transportation assistance, to the extent that transportation is included in the Benefit Package.

     "COMPREHENSIVE HIV SPECIAL NEEDS PLAN, OR HIV SNP" means a Managed Care Organization certified pursuant to Section forty-four hundred three-c (4403-c) of Article 44 of the Public Health Law (Article 44) which, in addition to providing or arranging for the provision of comprehensive health services on a capitated basis, including those for WHICH Medical Assistance payment is authorized pursuant to Section three hundred sixty five-a (365-a) of the Social Services Law, also provides or arranges for the provision of comprehensive and specialized HIV care to HIV positive persons eligible to receive benefits under Title XIX of the federal Social Security Act or other public programs.

     "COURT-ORDERED SERVICES" means those services that the Contractor is required to provide to Enrollees pursuant to orders of courts of competent jurisdiction, provided however, that such ordered services are within the Contractor's Medicaid managed care

                                    SECTION 1
                                  (DEFINITIONS)
                                 OCTOBER 1, 2004

     Benefit Package and reimbursable under Title XIX of the Federal Social Security Act (SSL 364 j(4)(r)).

     "DAYS" means calendar days except as otherwise stated.

     "DETOXIFICATION Services" means Medically Managed Detoxification Services; and Medically Supervised Inpatient and Outpatient Withdrawal Services as defined in Appendix K.

     "DISENROLLMENT" means the process by which an Enrollee's membership in the Contractor's plan terminates.

     "EFFECTIVE DATE OF DISENROLLMENT" means the date on which an Enrollee may no longer receive services from the Contractor, pursuant to Section 8.6 and Appendix H of this Agreement.

     "EFFECTIVE DATE OF ENROLLMENT" means the date on which an Enrollee may receive services from the Contractor, pursuant to Section 6.8(b) and Appendix H of this Agreement.

     "ELIGIBLE PERSON" means a person whom the LDSS, state or federal government determines to be eligible for Medicaid and who meets all the other conditions for enrollment in Medicaid managed care as set forth in this Agreement.

     "EMERGENCY MEDICAL CONDITION" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

     "EMERGENCY Services" means covered medical services that are required to treat an Emergency Medical Condition.

     "ENROLLEE" means an Eligible Person who, either personally or through an authorized representative, has enrolled (or who has been auto-assigned) in the Contractor's plan pursuant to Section 6 of this Agreement.

     "ENROLLMENT" means the process by which an Enrollee's membership in a Contractor's Plan begins.

     "ENROLLMENT BROKER" means the state and/or county-contracted entity THAT provides enrollment, education, and outreach services; effectuates enrollments and disenrollments


                                    SECTION 1
                                  (DEFINITIONS)
                                 OCTOBER 1, 2004
                                       1-2
     in Medicaid managed care; and provides other contracted services on behalf of the SDOH and the LDSS.

     "EXPERIENCED HIV PROVIDER" means an ENTITY grant-funded by the SDOH AIDS Institute to provide clinical and/or supportive services or an entity licensed or certified by the SDOH to provide HIV/AIDS services.

     "FAMILY" means a mother and child(ren), a father and child(ren), a father and mother and child(ren), or a husband and wife residing in the same household or persons included in the same case for purposes of family enrollment in mandatory counties.

     "FISCAL AGENT" means the entity that processes or pays vendor claims on behalf of the Medicaid state agency pursuant to an agreement between the entity and such agency.

     "GUARANTEED ELIGIBILITY" means the period beginning on the Enrollee's Effective Date of Enrollment with the Contractor and ending six (6) months thereafter, during which the Enrollee may be entitled to continued enrollment in the Contractor's plan despite the loss of Medicaid eligibility as set forth in Section 9 of this Agreement.

     "HEALTH PROVIDER NETWORK" or "HPN" means a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers and the SDOH. HPN functions include: collection of Medicaid complaint aid disenrollment information; collection of Medicaid financial reports; collection and reporting of managed care provider networks systems (PNS); and the reporting of Medicaid encounter data systems (MEDS).

     "HIV SPECIALIST PCP" means a Primary Care Provider that meets the following criteria:

          - Direct clinical management of persons with HIV as part of a postgraduate program, clinic, hospital-based or private practice during the last two years. Primary ambulatory care of HIV-INFECTED patients should include the management of patients receiving antiretroviral therapy over an extended period of time. This experience should equal twenty patient-years experience, and

          - Ten hours annually of Continuing Medical Education (CME) that includes information on the use of antiretroviral therapy in the ambulatory care setting.

     "INPATIENT STAY PENDING ALTERNATE Level OF MEDICAL Care" means continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR 505.20 and 10 NYCRR, Part 85.

     "INSTITUTION FOR MENTAL Disease" or "MD" means a hospital, nursing facility, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment or care of persons with mental diseases, including medical attention, nursing care and related services Whether an institution is an Institution for Mental Disease is determined by its overall character as that of a facility established and maintained primarily for the care and treatment of individuals with mental diseases,

                                    SECTION I
                                  (DEFINITIONS)
                                 OCTOBER 1, 2004
whether or not it is licensed as such. An institution for the mentally retarded is not an Institution for Mental Diseases.

"LOCAL PUBLIC HEALTH AGENCY" means Putnam County Department of Health
                                         INSERT NAME OF AGENCY

"LOCK IN PERIOD" means the period of time during which the Enrollee may not disenroll from the Contractor's plan, unless the Enrollee becomes eligible for an exclusion or an exemption or can demonstrate good cause as established in state law and in 18 NYCRR Section 360-10.13.

"MANAGED CARE ORGANIZATION" or "MCO" means a health maintenance organization (" FIMO") or prepaid health service plan ("PHSP") certified under Article 44 of the New York State PHL.

"MARKETING" means any activity of the Contractor, subcontractor or individuals or entities affiliated with the Contractor by which information about the Contractor is made known to Eligible Persons for the purpose of persuading such persons to enroll with the Contractor.

"MARKETING REPRESENTATIVE" means any individual or ENTITY engaged by the Contractor to market on behalf of the Contractor.

"MEDICAID MANAGEMENT INFORMATION SYSTEM" or "MMIS" means the Medical Assistance Information and Payment System of the SDOH.

"MEDICAL RECORD" means a complete record of care rendered by a provider documenting the care rendered to the Enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, state and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

"MEDICALLY NECESSARY" means health care and services that are necessary to prevent, diagnose, manage or treat conditions in the person that cause acute suffering, endanger life, result in illness or infirmity, interfere with such person's capacity for normal activity, or threaten some significant handicap.

"NATIVE AMERICAN" means, for purposes of this contract, a person identified in the Medicaid eligibility system as a Native American.

"NONCONSENSUAL ENROLLMENT" means Enrollment of an Eligible Person, other than through Auto-assignment, newborn enrollment or case addition, in a Managed Care Organization without the consent of the Eligible Person or consent of a person with the legal authority to act on behalf of the Eligible Person at the time of Enrollment.

"NON-PARTICIPATING PROVIDER" means a provider of medical care and/or services with which the Contractor has no Provider Agreement

                                    SECTION 1
                                  (DEFINITIONS)
                                 OCTOBER 1, 2004

"PARTICIPATING PROVIDER" means a provider of medical care and/or services that has a Provider Agreement with the Contractor.

"PHYSICIAN INCENTIVE PLAN" or "PIP" means any compensation arrangement between the Contractor or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid recipients enrolled by the MCO.

"PREPAID CAPITATION PLAN ROSTER" OR "ROSTER" means the enrollment list generated on a monthly basis by SDOH by which LDSS and Contractor are informed of specifically which recipients the Contractor will be serving for the coming month, subject to any revisions communicated in writing or electronically by SDOH, LDSS; or the Enrollment Broker.

"PRESUMPTIVE ELIGIBILITY PROVIDER" means a provider designated BY the SDOH as QUALIFIED to determine the presumptive eligibility for pregnant women to allow them to receive prenatal services immediately. Such providers assist recipients with the completion of the full application for Medicaid and they may be comprehensive Prenatal Care Programs, Local Public Health Agencies, Certified Home Health Agencies, Public Health Nursing Services, Article 28 facilities, and individually licensed physicians and certified nurse practitioners.

"PREVENTIVE Care" means the care or services rendered to avert disease/illness and/or its consequences. There are three levels of preventive care: primary, such as immunizations, aimed at preventing, disease; secondary, such as disease screening programs aimed at early detection of disease; and tertiary, such as physical therapy, aimed, at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than treatment programs.

"PRIMARY CARE PROVIDER" or "PCP" means a qualified physician, or certified nurse practitioner or team of no more than four (4) qualified physicians/nurse practitioners which provides all required primary care services contained in the Benefit Package to Enrollees.

"PROVIDER AGREEMENT" means any written contract between the Contractor and participating Providers to provide medical care and/or services to Contractor's Enrollees.

"SCHOOL BASED HEALTH CENTERS" or "SBHC" are SDOH approved centers which provide comprehensive primary and mental health services including health assessments, diagnosis and treatment of acute illnesses, screenings and immunizations, routine management of chronic diseases, health education, mental health counseling and treatment on-site in schools. Services are offered by multi-disciplinary staff from sponsoring Article 28 licensed hospitals and community health centers.

"SERIOUSLY EMOTIONALLY DISTURBED" or "SED" means, a child through seventeen (17) years of age who has utilized the following during the twelve (12) month period prior to scheduled enrollment:


                                    SECTION 1
                                  (DEFINITIONS)
                                 OCTOBER 1, 2004
ten (10) or more encounters, including visits to a mental health clinic, psychiatrist or PSYCHOLOGIST, and inpatient hospital days relating to a psychiatric diagnosis; or

one (1) or more specialty mental health visits (i.e., psychiatric rehabilitation treatment program; day treatment; continuing day treatment; comprehensive case management; partial hospitalization; rehabilitation services provided to residents of Office of Mental Health (OMH) licensed community residences and family-based treatment; and mental health clinics for seriously emotionally disturbed children).

"SERIOUSLY AND PERSISTENTLY MENTALLY Ill" or "SPMI" means an adult eighteen (18) years or older who has utilized the following during the twelve (12) month period prior to SCHEDULED enrollment:

ten (10) or more encounters, including visits to a mental health clinic, psychiatrist or psychologist, and inpatient hospital days relating to a psychiatric diagnosis; or one (1) or more specialty mental health visits (i.e., psychiatric rehabilitation treatment program; day treatment; continuing day treatment; comprehensive case management; partial hospitalization; rehabilitation services provided to residents of OMH licensed community residences and family-based treatment; and mental health clinics for seriously emotionally disturbed children).

"SUPPLEMENTAL MATERNITY CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the prenatal and postpartum physician care and hospital or birthing center delivery costs, limited to those cases in which the plan has paid the hospital or birthing center for the maternity stay, and can produce evidence of such payment.

"SUPPLEMENTAL NEWBORN CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the inpatient birthing costs for a newborn enrolled in the plan, limited to those cases in which the plan has paid the hospital or birthing center for the newborn stay, and can produce evidence of such payment.

"TUBERCULOSIS DIRECTLY OBSERVED THERAPY" or "TB/DOT" means the direct observation of ingestion of oral TB medications to assure patient compliance with the physician's prescribed medication regimen.

"URGENTLY NEEDED SERVICES" means covered services that are not Emergency Services as defined in this Section, provided when an Enrollee is temporarily absent from the Contractor's service area, when the services are medically necessary and immediately required: (I) as a result of an unforeseen illness, injury, or condition; and (2) it was not reasonable given the circumstances to obtain the services through the Contractor's plan.

                                    SECTION 1
                                  (DEFINITIONS)
                                 OCTOBER 1, 2004

AGREEMENT TERM, AMENDMENTS, EXTENSIONS, AND GENERAL CONTRACT ADMINISTRATION PROVISIONS

2.1  Term

          This Agreement is effective October 1, 2004 and shall remain in effect until September 30, 2005; or until the execution of an extension, renewal or successor Agreement approved by the SDOH and the Department of Health and Human Services (DIMS); or until the effective date of an executed agreement between the Contractor and SDOH for Contractor's participation in the Medicaid managed care program; whichever occurs first.

          The parties to the Agreement shall have the option to renew this Agreement for additional two (2) year and or one (1) year terms, subject to the approval of the LDSS, SDOH, DM-IS and any other entities as required by law or regulation.

          However, in no event, shall the maximum duration of this Agreement exceed five (5) years.

2.2  Amendments and Extensions

          This Agreement may only be modified in writing. Unless otherwise specified in this Agreement, modifications must be signed by the parties and approved by the SDOH, DHHS, and any other entities as required by law or regulation, prior to the end of the quarter in which the amendment is to be effective.

     b) This Agreement shall not be automatically renewed at its expiration. This Agreement may be extended by written amendment, in accordance with the procedures set forth in this Section.

          An extension to this Agreement may be granted for reasons including, but not limited, to the following:

               i) Negotiations for a successor Agreement will not be completed by the expiration date of the current contract; or

               ii) The Contractor has submitted a termination notice and transition of Enrollees will not be completed by the expiration date of the current contract.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                OCTOBER 1, 2004

     d) The parties will submit, to the extent practicable, the proposed signed and dated extensions, including all necessary local government approvals, to SDOH prior to the scheduled expiration date of this Agreement.

2.3  Approvals

          This Agreement and any amendments to this Agreement shall not be effective or binding unless and until approved, in writing, by the DHHS, the SDOH and any other entity as required in law and regulation. SDOH will provide a notice of each such approval to the Contractor and the LDSS upon such approval.

2.4  Entire Agreement

          This Agreement shall supersede all prior Agreements between the Contractor and the LDSS. This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or LDSS pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence to the document elements in the following order:

               1)   Appendix A, Standard Clauses for all New York State
                    Contracts;

               2)   Local Standard Clauses, if any;

               3)   The body of this Agreement;

               4) The appendices attached to the body of this Agreement, other than Appendix A;

               5)   The Contractor's approved:

                    i)   Marketing; Plan on file with SDOH and LDSS

                    ii) Complaint and Appeals Procedure on file with SDOH and LDSS

                    iii) Quality Assurance Plan on file with SDOH and LDSS

                    iv) Americans with Disabilities Act Compliance Plan on file with SDOH and LDSS
                         Fraud and Abuse Prevention Plan on file with SDOH and LDSS.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1,2004

2.5  Renegotiation

     The parties to this Agreement shall have the right to renegotiate the terms and conditions of this Agreement in the event applicable local, state or federal law, regulations or policy are altered from those existing at the time of this Agreement in order to be in continuous compliance therewith. This Section shall not limit the right of the parties to this Agreement from renegotiating or amending other terms and conditions of this agreement. Such changes shall only be made with the consent of the parties and the prior approval of the SDOH and the DHHS.

2.6  Assignment and Subcontracting

     a) The Contractor shall not, without LDSS and SDOH's prior written consent, assign, transfer, convey, sublet, or otherwise dispose of this Agreement; of the Contractor's right, title, interest, obligations, or duties under the Agreement; of the Contractor's power to execute the Agreement; or, by power of attorney or otherwise, of any of the Contractor's rights to receive monies due or to become due under this Agreement. Any assignment, transfer, conveyance, sublease, or other disposition without LDSS and SDOH's consent shall be void.

          Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by written agreement, as set forth in
          Section 22 of this Agreement. The Contractor may subcontract for provider services and management services. If such written agreement would be between Contractor and a provider of health care or ancillary health services or between Contractor and an independent practice association, the agreement must be in a form previously approved by SDOH. If such subcontract is for management services under 10 NYCRR
          Section 98-1.11, it must be approved by SDOH prior to its becoming effective. Any subcontract entered into by Contractor shall fulfill the requirements of 42 CFR Parts 434 and 438 that are appropriate to the service or activity delegated under such subcontract. Contractor agrees that it shall remain legally responsible to LDSS for carrying out all activities under this Agreement and that no subcontract shall limit or terminate Contractor's responsibility.

2.7  Termination

     a)   LDSS Initiated Termination of Contract

               i) LDSS shall have the right to terminate this Agreement, in whole or in part if the Contractor:

                    A) takes any action that threatens the health, safety, or welfare of its Enrollees;


                                    SECTION 2
                     (AGREEMENT TERM AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1, 2004
                                       2-3

                    B)   has engaged in an unacceptable practice under 18 NYCRR,
                         Part 515, that affects the fiscal integrity of the Medicaid program;

                    C) has its Certificate of Authority suspended, limited or revoked by SDOH;

                    D) materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or to such longer period as the parties may agree, of LDSS's written request for compliance;

                    E)   becomes insolvent;

                    F) brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under Title 11 of the U.S. Code (the Bankruptcy Code); or

                    G) knowingly has a director, officer, partner or person owning or controlling more than five percent (5%) of the Contractor's equity, pr has, an employment, consulting, or other agreement with such a person for the provision of items and/or services that are significant to the Contractor's contractual obligation who has been debarred or suspended by the federal, state or local government, or otherwise excluded from participating in procurement activities.

          ii) The LDSS will notify the Contractor of its intent to terminate this Agreement for the Contractor's failure to meet the requirements of this Agreement and, provide Contractor with a hearing prior to the termination.

          iii) If SDOH suspends, limits or revokes Contractor's Certificate of Authority under PHL Section 4404, this Agreement shall expire on the date the Contractor ceases to have authority to serve the geographic area of the LDSS. No hearing will BE REQUIRED if the contract expires due to SDOH suspension, limitation or revocation of the Contractor's Certificate of Authority.

               Prior to the effective date of the termination the LDSS shall notify Enrollees of the termination, or delegate responsibility for such notification to the Contractor, and such notice shall include a statement that, Enrollees may disenroll immediately without cause.

          Contractor and LDSS Initiated Termination

          The Contractor and the LDSS each shall have the right to terminate this Agreement in the event that SDOH and the Contractor fail to reach agreement on the monthly Capitation Rates. In such event, the party exercising its right shall give the other party, LDSS, and SDOH written notice specifying the reason for and the effective date of termination, which


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 MID GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1, 2004
                                       2-4
          shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service payment mechanism or transfer to another MCO, as determined by LDSS, but no more than ninety (90) days.

          Contractor Initiated Termination

          i) The Contractor shall have the right to terminate this Agreement in the event that LDSS materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or to such longer period as the parties may agree, of the Contractor's written request for compliance. The Contractor shall give LDSS written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service payment mechanism or transfer to another managed care program, as determined by LDSS, but no more than ninety (90) days.

          ii) The Contractor shall have the right to terminate this Agreement in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH or LDSS. In such event, Contractor shall give LDSS' and SDOH written notice within thirty (30) days of notification of changes, to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service program or transfer to another MCO, as determined by the LDSS, but no more than ninety (90) days.

          iii) The Contractor shall also have the right to terminate this Agreement if the Contractor is unable to provide services pursuant to this Agreement because of a natural disaster and/or an act of God to such a degree that Enrollees cannot obtain reasonable access to services within the Contractor's organization, and, after diligent efforts, the Contractor cannot make other provisions for the delivery of such services. The Contractor shall give LDSS written notice of any such termination that specifies:

               A) the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster and/or an act of God that preclude reasonable access to services;

               B) the Contractor's attempts to make other provision for the delivery of services; and


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1, 2004
                                       2-5

               C) the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service payment mechanism or transfer to another MCO, as determined by LDSS, but no more than ninety (90) days.

               Termination Due To Loss of Funding

               In the event that State and/or Federal funding used to pay for services under this Agreement is reduced so that payments cannot be made in full, this Agreement shall automatically terminate, unless both parties agree to a modification of the obligations under this Agreement. The effective date of such termination shall be ninety (90) days after the Contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case LDSS shall give the Contractor written notice of the earlier date upon which the Agreement shall terminate. A reduction in State and/or Federal funding cannot reduce monies due and owing to the Contractor on or before the effective date of the termination of the Agreement.

     2.8  Close-Out Procedures

          Upon termination or expiration of this Agreement and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with LDSS and that the LDSS, and the SDOH have approved. The close-out procedures shall include the following:

          a) The Contractor shall promptly account for and repay funds advanced by SDOH for coverage of Enrollees for periods subsequent to the effective date of termination;

          b) The Contractor shall give LDSS, SDOH, and other authorized federal, state or local agencies access to all books, records, and other documents and upon request portions of such books, records, or documents that may be required by such agencies pursuant to the terms of this Agreement;

          c) The Contractor shall submit to LDSS, SDOH, and other authorized federal, state or local agencies, within ninety (90) days of termination, a final financial statement and audit report relating to this Agreement made by a certified public accountant or a licensed public accountant, unless the Contractor requests of LDSS and receives written approval from LDSS, SDOH and all other governmental agencies from which approval is required, for an extension of time for this submission;


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1, 2004
                                       2-6

          d) The Contractor shall furnish to SDOH immediately upon receipt all information related to any request for reimbursement of any medical claims that result from services delivered after the date of termination of this Agreement;

          e) The Contractor shall establish an appropriate plan acceptable to and prior approved by the LDSS and SDOH for the orderly disenrollment of Enrollees to the Medicaid fee-for-service program or enrollment into another MCO. This plan shall include the provision of pertinent information to identified Enrollees who are pregnant; currently receiving treatment for a chronic or life threatening condition prior approved for services or surgery or whose care, is being monitored by a case manager to assist them in making decisions which will promote continuity of care.

          f) SDOH shall promptly pay all claims and amounts owed to the Contractor;

          g) Any termination of this Agreement by either the Contractor or LDSS shall be done by amendment to this Agreement, unless the contract is terminated by the LDSS due to conditions in Section
               2.7 &(i) or Appendix A of this Agreement.

     2.9  Rights and Remedies

          The rights and remedies of LDSS and the Contractor provided expressly in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1, 2004
                                       2-7

     2.10 Notices

          All notices to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the Contractor, LDSS, and the SDOH at the following addresses:

          For LDSS:

          Commissioner
          Putnam County Department of Social Services
          110 Old Route Six, Bldg #2
          Carmel, NY 10512
          [INSERT NAME AND ADDRESS]

          For SDOH:

          New York State Department of Health
          Empire State Plaza
          Corning Tower, Rm. 2074
          Albany, NY 12237-0065

          For the Contractor:

          President & CEO.
          CarePlus, LLC
          3 West 35th Street
          New York, NY 10001
          [TEAT NAME AND ADDRESS]

     2.11 Severability

          If this Agreement contains any unlawful provision that is not an essential part of this Agreement and that was not a controlling or material inducement to enter into this Agreement, the provision shall have no effect and, upon notice by either party, shall be deeded stricken from this Agreement without affecting the binding force of the remainder of this Agreement.

                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 OCTOBER 1, 2004

3.   COMPENSATION

     3.1  Capitation Payments

          Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee and the Supplemental Capitation Payments as described in Sections 3.1 (c) and 3.1 (d), where applicable.

          a) In no event shall monthly capitation payments to the Contractor for the Benefit Package exceed the cost of providing the Benefit Package on a fee-for-service basis to an actuarially equivalent, non-enrolled population group Upper Payment Limit (UPL) as determined by SDOH.

               The monthly Capitation Rates are attached hereto as Appendix L and shall be deemed incorporated into this Agreement without further action by the parties.

          c) The monthly capitation payments and the Supplemental Newborn Capitation Payment and the Supplemental Maternity Capitation Payment to the Contractor shall constitute full and complete payments to the Contractor for all services that the Contractor provides pursuant to this Agreement subject to stop-loss provisions set forth in Section 3.11 and 3.12 of this Agreement

               Capitation Rates shall be effective for the entire contract period, except as described in Section 3.2.

     3.2  Modification of Rates During Contract Period

          a) Any technical modification to Capitation Rates during the term of the Agreement as agreed to by the Contractor, including but not limited to, changes in reinsurance or the Benefit Package, shall be deemed incorporated into this Agreement without further action by the parties, upon approval by SDOH, and upon written notice by SDOH to the LDSS.

          b) Any other modification to Capitation Rates, as agreed to by SDOH and the Contractor, during the term of the Agreement shall be deemed incorporated into this Agreement without further action by the parties upon approval of such modifications by the SDOH and the State Division of the Budget, and upon written notice by SDOH to the LDSS.

               In the event that SDOH and the Contractor fail to reach agreement on modifications to the monthly Capitation Rates, the SDOH will provide formal written notice to the Contractor and LDSS of the amount and effective date of the modified Capitation Rates approved by the State Division of the Budget The Contractor shall have the option of terminating this Agreement if such


                                    SECTION 3
                                 (COMPENSATION)
                                 OCTOBER 1, 2004
               approved modified Capitation Rates are not acceptable. In such case, the Contractor shall give written notice to the SDOH and the LDSS within thirty (30) days of the date of the formal written notice of the modified Capitation Rates from SDOH specifying the reasons for and effective date of termination. The effective date of termination shall be ninety (90) days from the date of the Contractor's written notice, unless the SDOH determines that an orderly disenrollment to Medicaid fee-for-service or transfer to another MCO can be accomplished in fewer days. During the period commencing with the effective date of the SDOH modified Capitation Rates through the effective date of termination of the Agreement, the Contractor shall have the option of continuing to receive capitation payments at the expired Capitation Rates or at the modified Capitation Rates approved by SDOH and State Division of the BUDGET FOR THE RATE PERIOD.

               If the Contractor fails to exercise its right to terminate in accordance with this Section, then the modified Capitation Rates approved by SDOH and the State Division of the Budget shall be deemed incorporated into this Agreement without further action by the parties as of the effective date of the modified Capitation Rates as established by SDOH and approved by State Division of the Budget.

     3.3  Rate Setting Methodology

          Capitation Rates are determined using a prospective methodology whereby cost, utilization and other rate-setting data available for the time period prior to the time period covered by the rates are used to establish premiums. Capitation rates will not be retroactively adjusted to reflect actual fee-for-service data or plan experience for the time period covered by the rates.

     3.4  Payment of Capitation

          a) The, monthly capitation payments for each Enrollee, are due to the Contractor from the Effective Date of Enrollment until the Effective Date of Disenrollment of the Enrollee or termination of this Agreement, whichever occurs first. The Contractor shall receive a full month's capitation payment for the month in which disenrollment occurs. The Roster generated by SDOH with any modification communicated electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated, shall be the enrollment list for purposes of MMIS premium billing and payment, as discussed in
               Section 15:9 and Appendix H.

          b) Upon receipt by the Fiscal Agent of a properly completed claim for monthly capitation payments submitted by the Contractor pursuant to this Agreement, the Fiscal Agent will promptly process such claim for payment through MMIS and use its best efforts to complete such processing within thirty (30) business days from date of receipt of the claim by the Fiscal Agent. Processing of


                                    SECTION 3
                                 (COMPENSATION)
                                 OCTOBER 1, 2004

               Contractor claims shall be in compliance with the requirements of 42 CFR 447.45. The Fiscal Agent will also use its best efforts to resolve any billing problem relating to the Contractor's claims as soon as possible. In accordance with Section 41 of the State Finance Law, the State and LDSS shall have no liability under this Agreement to the Contractor or anyone else beyond funds appropriated and available for payment of Medical Assistance care, services and supplies.

     3.5  Denial of Capitation Payments

          If the Centers for Medicare and Medicaid Services denies payment for new Enrollees, as authorized by Social Security Act (SSA) Section 1903(m)(5) and 42 CFR Section 434.67, or such other applicable federal statutes or regulations, based upon a determination that Contractor failed substantially to provide medically necessary items and services, imposed premium amounts or charges in excess of permitted payments, engaged in DISCRIMINATORY PRACTICES AS DESCRIBED IN SSA
          Section 1932(e)(1)(A)(iii), misrepresented or falsified information submitted to CMS, SDOH, LDSS, the Enrollment Broker, or an Enrollee, potential Enrollee, or health care provider, or failed to comply with federal requirements (i.e. 42 CFR Section 417.479 and 42 CFR Section 434.70) relating to the Physician Incentive Plans, SDOH and LDSS will deny capitation payments to the Contractor for the same Enrollees for the period of time for which CMS denies such payment.

     3.6  SDOH Right to Recover Premiums

          The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for Enrollees listed on the monthly Roster who are later determined for the entire applicable payment month, to have been in an institution; to have been incarcerated; to have moved out of the Contractor's service area subject to any time remaining in the Enrollee's Guaranteed Eligibility period; or to have died. In any event, the State may only recover premiums paid for Medicaid Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of Benefit Package services for any portion of the payment period.

     3.7  Third Party Health Insurance Determination

          The Contractor and the LDSS will make diligent efforts to determine whether Enrollees have third party health insurance (TPHI). The LDSS shall use its best efforts to maintain third party information, on the WMSIMMIS Third Party Resource System. The Contractor shall make good faith efforts to coordinate benefits with and collect TPHI recoveries from other insurers, and must inform the LDSS of any known changes in status of TPHI insurance eligibility within thirty (30) days of learning of a change in TPHI. The Contractor may use the Roster as one method to determine TPHI information. The Contractor will be permitted to retain 100 percent of any reimbursement for Benefit Package services obtained


                                    SECTION 3
                                 (COMPENSATION)
                                 OCTOBER 1, 2004
          from TPHI. Capitation Rates are net of TPHI recoveries. In no instances may an Enrollee be held responsible for disputes over these recoveries.

     3.8  Payment For Newborns

          a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with the Enrollee's newborn, unless the child is excluded from Medicaid Managed Care.

          b) The Contractor shall receive a capitation payment from the first day of the newborn's month of birth and, in instances where the plan pays the hospital or birthing center for the newborn stay, a Supplemental Newborn Capitation PAYMENT.

          c) Capitation Rate and Supplemental Newborn Capitation Payment for a newborn will begin the month following certification of the newborn's eligibility and enrollment, retroactive to the first day of the month in which the child was born.

          d) The Contractor cannot bill for a Supplemental Newborn Capitation Payment unless the newborn hospital or birthing center payment has been paid by the Contractor. The Contractor must maintain on file evidence of payment to the hospital or birthing center of the claim for the newborn stay. Failure to have supporting records may, upon an audit, result in recoupment of the Supplemental Newborn Capitation Payment by SDOH.

     3.9  Supplemental Maternity Capitation Payment

          a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with the maternity care of an Enrollee.

          b) In instances where the Enrollee is enrolled in the Contractor's plan on the date of the delivery of a child, the Contractor shall be entitled to receive a Supplemental Maternity Capitation Payment. The Supplemental Maternity Capitation Payment reimburses the Contractor for the inpatient and outpatient costs of services normally provided as part of maternity care including ANTEPARTUM CARE, delivery and 1postpartum care. The Supplemental Maternity Capitation Payment is in addition to the monthly Capitation Rate paid by the SDOH to the Contractor for the Enrollee.

          c) In instances where the Enrollee was enrolled in the Contractor's plan for only part of the pregnancy, but was enrolled on the date of the delivery of the child, the plan shall been titled to receive the entire Supplemental Maternity Capitation Payment. The Supplemental Capitation payment shall not be pro-rated to reflect that the Enrollee was not a member of the Contractor's plan for the entire duration of the pregnancy.


                                    SECTION 3
                                 (COMPENSATION)

          d) In instances where the Enrollee was enrolled in the Contractor's plan for part of the pregnancy, but was not enrolled on the date of the delivery of the child, the Contractor shall not be entitled to receive the Supplemental Maternity Capitation Payment, or any portion thereof.

          e) Costs of inpatient and outpatient care associated with maternity cases that end in termination or miscarriage shall be reimbursed to the Contractor through the monthly Capitation Rate for the Enrollee and the Contractor shall not receive the Supplemental Maternity Capitation Payment.

          f) The Contractor may not bill a Supplemental Maternity Capitation Payment until the hospital inpatient or birthing center delivery is paid by the Contractor, and the Contractor must maintain on file evidence of payment of the delivery, plus any other inpatient and outpatient services for the maternity care of the Enrollee, to be eligible to receive a Supplemental Maternity Capitation Payment. Failure to have supporting records may, upon audit, result in recoupment of the Supplemental Maternity Capitation Payment by the SDOH.

     3.10 Contractor Financial Liability

          Contractor shall not be financially liable for any services rendered to an Enrollee prior to his or her Effective Date of Enrollment in the Contractor's plan.

     3.11 Inpatient Hospital Stop-Loss Insurance

          The Contractor must obtain stop-loss coverage for inpatient hospital services. A Contractor may elect to purchase stop-loss coverage from New York State. In such cases, the Capitation Rates paid to the Contractor shall be adjusted to reflect the cost of such stop-loss coverage. The cost of such coverage shall be determined by SDOH.

          Under NYS stop-loss coverage, if the hospital inpatient expenses incurred by the Contractor for an individual Enrollee during any calendar year reaches $50,000, the Contractor shall be compensated for 80% of the cost of hospital inpatient services in excess of this amount up to a maximum of $250,000. Above that amount, the Contractor will be compensated for 100% of cost. All compensation shall be based on the lower of the Contractor's negotiated hospital rate or Medicaid rates of payment.

          [ ] The Contractor has elected to have NYS, provide stop-loss reinsurance.

               OR

          [X] Contractor has not elected to have NYS provide stop-loss reinsurance.


                                    SECTION 3
                                 (COMPENSATION)
                                 OCTOBER 1, 2004

     3.12 Mental Health and Chemical Dependence Stop-Loss

          a) The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable mental health treatment outpatient visits in excess of twenty (20) visits during any calendar year at rates set forth in contracted fee schedules. Any Court Ordered Services for mental health treatment outpatient visits which specify the use of Non-Participating Providers shall be compensated at the Medicaid rate of payment

          b) The Contractor will be compensated for medically necessary and clinically appropriate inpatient mental health services and/or Chemical Dependence Inpatient Rehabilitation and Treatment Services as defined in Appendix K in excess of a combined total of thirty (30) days during a calendar year at the lower of the Contractor's negotiated inpatient rate or Medicaid rate of payment.

          c) Detoxification Services in Article 28 inpatient hospital facilities are subject to the stop-loss provisions specified in
               Section 3.11 of this Agreement.

3.13 Enrollment Limitations

          a) The Contractor may enroll up to the county specific provider network capacity limits determined by SDOH, provided that the Contractor's statewide enrollment does not exceed the MCO's financial capacity as determined annually by SDOH, or more frequently as deemed necessary by SDOH.

          b) LDSS shall have the right, UPON consultation with and NOTICE TO THE SDOH, to limit, suspend, or terminate enrollment activities by the Contractor and/or enrollment into the Contractor's plan upon ten (10) days written notice to the Contractor. The written notice shall specify the actions contemplated and the reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of enrollment activities or enrollment in the Contractor's plan is unnecessary. Nothing in this paragraph limits other remedies available to the LDSS under this Agreement.

          c) The SDOH shall have the right, upon notice to the LDSS, to limit, suspend or terminate enrollment activities by the Contractor and/or enrollment into the Contractor's plan upon ten (10) days written notice to the Contractor. The written notice shall specify the action(s) contemplated and the


                                    SECTION 3
                                 (COMPENSATION)
                                 OCTOBER 1, 2004
               reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of enrollment activities or enrollment in the Contractor's plan is unnecessary. Nothing in this paragraph limits other remedies available to the SDOH or the LDSS under this Agreement.

     3.14 Tracking Visits Provided by Indian Health Clinics

          The SDOH shall monitor all visits provided by tribal or Indian health clinics or than Indian health facilities or centers to enrolled Native Americans, so that the SDOH can reconcile payment made for those services, should it be deemed necessary to do so.


                                    SECTION 3
                                 (COMPENSATION)
                                 OCTOBER 1, 2004

4.   SERVICE AREA

     The Service Area described in Appendix NI of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein, is the specific geographic area within which Eligible Persons must reside to enroll in the Contractor's plan.


                                    SECTION 4
                                 (SERVICE AREA)

5.   ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS

     5.1  Eligible Populations

          a) Except as specified in Section 5.1(b) and 5.3below, all persons IN the following Medicaid-eligible beneficiary categories who reside in the service area shall be eligible for enrollment in the Contractor's plan:

               i)   Singles/Childless Couples - Cash and Medicaid only

               ii)  Low Income Families with Children - Cash and Medicaid only

               iii) Aid to Families with Dependent Children - Medicaid only

               iv) Pregnant women whose net available income is at or below two hundred percent (200%) of the federal poverty level for the applicable household size.

               v) Children aged one (1) year or below whose family's net available income is at or below two hundred percent (200%) of the federal poverty level for the applicable household size.

               vi) Children between ages one (1) and five (5), whose family's net available income is at or below one hundred and thirty-three percent (133%) of the federal poverty level for the applicable household size.

               vii) Children age six (6) up to age nineteen (19), whose family's net available income is at or below one hundred and thirty-three percent (133%) of the federal poverty level for the applicable household size.

               viii) Transitional Medical Assistance Beneficiaries

               ix) Supplemental Security Income (cash) and Supplemental Security Income Related (Medicaid only).

          b) Medicaid eligible individuals in the following categories may be eligible for enrollment in the Contractor's plan at the LDSS' option, as indicated by an X below.

               i)   Foster care children in the direct care of LDSS.

                    Mandatory county - children in IDSS direct care are mandatorily enrolled

                X Mandatory OR voluntary county - children in LDSS direct care are enrolled on a case-by-case basis.

                    Mandatory OR voluntary county - all foster care children are excluded from managed care.


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 OCTOBER 1, 2004
                                       5-1

               ii) Homeless persons living in shelters outside of New York City may be eligible for enrollment if so determined by the LDSS.

               [ ] Mandatory county - homeless persons are mandatorily enrolled.

                X Mandatory OR voluntary county - homeless persons are enrolled on a case-by-case basis.

               [ ] Mandatory OR voluntary county - all homeless persons are excluded from managed care.

     5.2  F__einpt Populations

     The following populations are exempt from mandatory enrollment in Medicaid managed care, but may enroll on, voluntary basis, if otherwise eligible.

          a)   Individuals who are ___________ AIDS

          b) Individuals who are Seriously and Persistently Mentally Ill or Seriously Emotionally Disturbed.

          c) Individuals for whom a Managed Care Provider is not geographically accessible so as to reasonably provide services. To qualify for this exemption, an individual must demonstrate that no participating MCO has a provider located within thirty
               (30) minutes travel time/thirty (30) miles travel distance from the individual's home, who is accepting new patients, and that there is a fee-for-service Medicaid provider available within the thirty (30) minutes travel time/thirty (30) miles travel distance.

          d) Pregnant women who are already receiving prenatal care from a provider authorized to provide such care not participating in any Medicaid managed dare plan: This status will last through a woman's pregnancy, extend through the sixty (60) day post-partum period and end at the end of the month in which the sixtieth
               (60th) DAY OCCURS.

          e) INDIVIDUALS; with a chronic medical condition who, for at least six (6) months, have been under active treatment with a non-participating sub-specialist physician who is not a network provider for any MCO participating in the Medicaid managed care program service area. This status will last as long as the individual's chronic medical condition exists or until the physician joins a participating MCO's network. The SDOH's Office of Managed Care, Medical Director will, upon the request of an individual or his/her guardian or legally authorized representative (health care agent authorized through a health care proxy), review cases of individuals with unusually severe chronic care needs for a possible exemption from mandatory enrollment in managed care if such individuals are not otherwise eligible for an exemption (i.e., meet one of the seventeen (17) criteria listed here). The SDOH's OMC Medical Director may also authorize a plan disenrollment for such individuals Disenrollment requests


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 OCTOBER 1,2004
                                       5-2
               should be made in a manner consistent with the overall disenrollment request process for "good cause" disenrollment.

          f)   INDIVIDUALS WITH END STAGE RENAL DISEASE (ESRD).

          g) Individuals who are residents of Intermediate Care Facilities for the Mentally Retarded ("ICF/MR").

          h) Individuals with characteristics and needs similar to those who are residents of ICF/MRs based on criteria cooperatively established by the State Office of Mental Retardation and Developmental Disabilities (OMRDD) and the SDOH.

          i) Individuals already scheduled for a major surgical procedure (within thirty (30) days of scheduled enrollment) with a provider who is not a participant in the network of a Medicaid MCO under contract with the LDSS. This exemption will only apply until such time as the individual's course of treatment is complete.

          j) Individuals with a developmental or physical disability who receive services through a Medicaid Home-and-Community-Based Services Waiver or Medicaid Model Waiver (care-at-home) through a
               Section 1915c waiver, or individuals having characteristics and needs similar to such individuals (including individuals on the waiting list), based on criteria cooperatively established by OMRDD and SDOH.

          k) Individuals who are residents of Alcohol and Substance Abuse or Chemical Dependence Long Term Residential Treatment Programs.

          1) In New York City all homeless, individuals are exempted in areas outside of NYC, exemption of homeless individuals residing in the shelter system is at the discretion of the local district. See
               Section 5.1 (b).

          m)   Native American

          n) Individuals who cannot be served by a managed care provider due to a language barrier which exists when the individual is not capable of effectively communicating his or her medical needs in English or in a secondary language for which PCPs are available within the Medicaid managed care program. Individuals with a language barrier will be deemed able to be served if they have a choice, within time and distance standards, of three (3) PCPs who are able to communicate in the primary language of the eligible individual or who have a person on his/her staff capable of translating medical terminology. Individuals will be eligible for an exemption when:

               i) The individual has a relationship with a Medicaid fee-for-service Primary Care Provider who:

                    A)   has the language capability to serve the individual;


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 OCTOBER 1, 2004
                                       5-3

                    Individuals who are eligible for Medical Assistance pursuant to the "Medicaid buy in for the working disabled" (subparagraphs twelve or thirteen of paragraph (a) of subdivision one of Section 366 of the Social Services Law), and who, pursuant to subdivision 12 of Section 367-a of the Social Services Law, are not required to pay a premium.

     5.3  Excluded Population%

          The following populations are ineligible for enrollment in Medicaid managed care.

          a)   Individuals who are Dually Eligible for Medicare/Medicaid.

          b) Individuals who become eligible for Medicaid only after spending down a portion of their income (Spend-down).

          c) Individuals who are Residents of State Operated, psychiatric facilities or residents of State-certified or voluntary treatment facilities for children and youth.

          d) Individuals who are residents of Residential Health-Care Facilities ("RHCF") at the time of Enrollment, and Enrollees whose stay in a RHCF is classified as permanent upon entry into the RI-ICF or is classified as permanent at a time subsequent to entry.

          e) Individuals enrolled in managed long term care demonstrations authorized under Article 4403-f of the New York State PHL.

          f)   Medicaid eligible infants living with incarcerated mothers.

          g) Infants weighing less than 1200 grains at birth and other infants under six (6) months of age who meet the criteria for the SSI or SSI related category (shall not be enrolled or shall be disenrolled retroactive to date of birth).

          h) INDIVIDUALS WITH ACCESS TO COMPREHENSIVE,,PRIVATEHEALTH care coverage including those already enrolled in an MCO. Such health care coverage, purchased either partially or in full, by or on behalf of the individual, must be determined to be cost effective by the local social services district.

          i)   Foster CHILDREN IN THE placement of a voluntary agency.

          j) Certified blind or disabled children living or expected to be living separate and apart from the parent for thirty (30) days or more.

          k) Individuals expected to be eligible for Medicaid for less than six (6) months, except for pregnant women (e.g., seasonal agricultural workers).


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 OCTOBER 1, 2004
                                       5-5

                    B) does not participate in any of the Medicaid managed care plans contracted for a service area which includes the individual's residence;

                    C) is located within a thirty (30) minute /thirty (30) mile radius of the eligible individual's residence;

                                      AND

                    D) there are fewer than three (3) participating PCPs available within the thirty (30) minute/thirty (30) mile radius who are able to communicate in the primary language of the eligible individual or who have a person on his/her staff capable of translating medical terminology.

                                       OR

               ii) The individual has a relationship with a Medicaid fee-for-service Primary Care Provider who:

                    A)   has the language capability to service the individual;

                    B) does not participate in any of the Medicaid managed care plans contracted for a service area which includes the individual's residence;

                    C) is located outside a thirty (30) minute/thirty (30) mile radius of the eligible individual's residence;

                                       AND

                    D) there are fewer than three (3) participating PCPs available within or outside the thirty (30) minute/thirty (30) mile radius who are able to communicate in the primary language of the eligible individual or who have a person on his/her staff capable of translating medical terminology.

          o) Individuals temporarily residing out of district, i (e.g., college students) will be exempt until the last day of the month in which the purpose of the absence is accomplished. The definition of temporary absence is set forth in Social Services regulations 18 NYCRR Section 360-1.4(p).

          p) SSI and SSI-related beneficiaries are considered exempt and may enroll on a voluntary basis.

          q) Individuals with a "County of Fiscal Responsibility" code of 98 (OMRDD in MMIS) are exempt in counties where program features are approved by the State and operational at the local district level to permit these individuals to voluntarily enroll in Medicaid managed care.

               [ ] State-approved program features are in place and operational at the local district level to permit individuals with a "County of Fiscal Responsibility" code of 98 to voluntarily enroll in Medicaid managed care.

                                       OR

                    State-approved program features are not in place and operational at the local district level, therefore individuals With a "County of Fiscal Responsibility" code of 98 are excluded from enrollment in Medicaid managed care.


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 OCTOBER 1, 2004
                                       5-4

          l) FOster children in direct care (unless LDSS opts to enroll them see Section 5-1(B))

          m) Youths in the care and custody of the Commissioner of the NYS Office of Children and Family Services.

          n) Individuals in receipt of long-term care services through Long Term Home Health Care programs, or Child Care Facilities (except ICF services for the Developmentally Disabled).

          o) Individuals eligible for Medical assistance benefits only with respect to TB related services.

          p) Individuals placed in State Office of Mental Health licensed family care homes pursuant to NYS Mental Hygiene Law, Section 31.01

          q)   Individuals enrolled in the Restricted Recipient Program.

          r)   Individuals with a "County of Fiscal Responsibility" code of 99.

          s) individuals admitted to a Hospice program prior to time of enrollment (if an Enrollee enters a Hospice program while enrolled in the Contractor's plan, he/she may remain enrolled in the Contractor's plan to maintain continuity of care with his/her
               PCP). Hospice services are accessed through the fee-for-service Medicaid Program.

          t) Individuals with a "County of Fiscal Responsibility" code of 97 (OMH in MMIS).

          u) Individuals with a "County of Fiscal Responsibility" code of 98 (OMRDD in MMIS) will be excluded until program features are approved by the State and operational at the local district level to permit these individuals to voluntarily enroll in Medicaid managed care.

          v)   Individuals receiving family planning services pursuant to
               Section 366(1)(a)(11) of the Social Services Law who are not otherwise eligible for medical assistance and whose net available income is 200% or less of the federal poverty level.

          w) Individuals who are eligible for Medical Assistance pursuant to the "Medicaid buy in for the working disabled" (subparagraphs twelve or thirteen of paragraph (a) of subdivision one of Section 366 of the Social Services Law), and who, pursuant to subdivision 12 of Section 367-a of the Social Services Law, are required to pay a premium.

          x) Individuals who are eligible for Medical Assistance pursuant to paragraph (v) of subdivision four of Section 366 of the Social Services Law (persons who are under 65 years of age, have been screened for breast and/or cervical cancer under


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 October 1, 2004
                                       5-6
          the Centers for Disease Control and Prevention Breast and Cervical Cancer Early Detection Program and need treatment for breast or cervical cancer, and are not otherwise covered under creditable coverage as defined in the Federal Public Health Service Act).

     5.4  Family-Health Plus

          Individuals eligible for Medicaid (Family Health Plus) pursuant to Title 11-D of the Social Services Law are not eligible for enrollment in Medicaid managed care under this Agreement.

     5.5  Family-Enrollment

          In local social service districts where enrollment in managed care is mandatory, the Contractor agrees that members of the same family (defined as mother and her child(ren); father and his child(ren), a husband, wife and child(ren) or a husband and wife residing in the same household, or persons included in the same case) will be required to enroll in the same health plan; in accordance with Section 6.6 of this Agreement.


                                    SECTION 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 OCTOBER 1, 2004
                                       5-7

6.   ENROLLMENT

     6.1  Enrollment Guidelines

          a) The LDSS may employ a variety of methods and programs for enrollment of Eligible Persons including, but not limited to enrollment assisted by the Contractor, enrollment assisted by an Enrollment Broker, enrollment by LDSS, or a combination of such. The policies and procedural guidelines which will be used for enrollment are set forth in Appendix_____ which is hereby made a part of this Agreement as if set forth fully herein.

          b) The LDSS and the Contractor agree to conduct enrollment of eligible individuals in accordance with the guidelines set forth in Appendix H.

          c) The SDOH and LDSS, upon mutual agreement, may make modifications to the guidelines set forth in Appendix H. The parties further acknowledge that such modifications shall be effective and made a part of this Agreement without further action by the parties upon sixty (60) days written notice to the LDSS and the Contractor.

     6.2  Equality of Access to Enrollment

          Eligible Person's shall be enrolled in the Contractor's plan, in accordance with the requirements set forth in Appendix H, Section A. In those instances in which the Contractor is directly involved in enrolling eligible recipients, the Contractor shall accept enrollments in the order they are received without regard to the Eligible
          Person's age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services or to the Capitation Rate that the Contractor will receive for such Eligible Person.

     6.3  Enrollment Decisions

          An Eligible Person's decision to enroll in the Contractor's plan shall be voluntary except as otherwise provided in Section 6A of the Agreement.

     6.4  Auto Assignment

          An Eligible Person whose enrollment in a MCO is mandatory and who fails to select a MCO within sixty (60) days of receipt of notice of Mandatory enrollment may be assigned by the LDSS to the Contractor's plan pursuant to NYS Social Services Law Section 364-j and in accordance with Appendix H.


                                    SECTION 6
                                  (ENROLLMENT)
                                 OCTOBER 1, 2004
                                       6-1

     6.5  Prohibition Against Conditions on Enrollment

          Unless otherwise required by law or this Agreement, neither the Contractor nor LDSS shall condition any Eligible Person's enrollment upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid benefits.

     6.6  Family Enrollment

          a) In local social service districts where enrollment in managed care is mandatory, all eligible members of the Eligible Person's Family shall be enrolled into the same plan.

          b) In local social service districts where enrollment in managed care is mandatory, the LDSS must inform Enrollees who have Family members enrolled in other MCOs that if anyone in the Family wishes to change plans all members of the Family must enroll together in the newly-selected plan. The LDSS shall also notify the Enrollee that all members of the Family will be required to enroll together in a single MCO at the time of their next recertification for Medicaid eligibility unless waiver of this requirement is approved by the LDSS.

               Notwithstanding the foregoing,

               i) the IDSS mays on a case-by-case basis, ______ the same family ______ specified, in Sections 6.6 (a) and (b) to preserve continuity of care.

                    l) if one or more members of the Family are receiving prenatal care and/or continuing care for a complex chronic medical condition from Non-Participating Providers; or

                    2) if one or more members of the Family transition from one government-sponsored insurance program to another.

               ii) the LDSS must allow HIV SNP-eligible individuals within a family to enroll in an HIV SNP, in Service Areas in which an HIV SNP exists.

     6.7  Newborn Enrollment

          a) All newborn children, not in an excluded category shall be enrolled in the MCO of the mother, effective from the first day of the child's month of birth.


                                    SECTION 6
                                  (ENROLLMENT)
                                 OCTOBER 1, 2004
                                       6-2

          b) In addition to the responsibilities set forth in Appendix H, the Contractor is responsible for doing all of the following with respect to newborns:

               i) Coordinating with the LDSS the efforts to ensure that all newborns are enrollee in the managed care plan;

               ii) Issuing a letter informing parent(s) about newborn child's enrollment or member identification card within 14 days of the date on which the Contractor becomes aware of the birth;

               iii) Assuring that enrolled pregnant women select a PCP for an infant prior to birth and the mother to make an appointment with the PCP immediately upon birth; and

               iv) Ensuring that the newborn is linked with a POP prior discharge from the hospital, in those instances in which the Contractor has received appropriate notification of the birth prior to discharge.

               The LDSS shall be responsible for ensuring that timely Medicaid Eligibility determination and enrollment of the newborns is effected consistent with state laws, regulations, and policy and with the newborn enrollment guidelines set forth in Appendix H, Section B of this Agreement.

     6.8  Effective Date of Enrollment

          a) The Contractor and the LOSS must notify the Enrollee of the expected Effective Date of Enrollment. This may be accomplished through a "Welcome Letter". To the extent practicable, such notification must precede the Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment changes, the Contractor and the LDSS must notify the Enrollee of the change.

               As of the Effective Date of Enrollment, and until the Effective Date of Disenrollment from the Contractor's plan, the Contractor shall be responsible for the provision and cost of all care and services covered by the Benefit Package and provided to Enrollees whose names appear on the Prepaid Capitation Plan Roster, except as hereinafter provided.

               i) Contractor shall not be liable for the cost of any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

               ii) Contractor shall not be liable for any part of THE cost of a hospital stay for an Enrollee who is admitted in the hospital prior to the Effective Date of Enrollment in the Contractor's plan and who remains hospitalized on the Effective Date of Enrollment; except when the Enrollee, on or after the Effective Date of Enrollment, 1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit ill the same facility and under Medicaid fee for service payment rules, the method of payment changes from: a) DRG


                                    SECTION 6
                                  (ENROLLMENT)
                                 OCTOBER 1, 2004
                                       6-3
                    case based rate of payment per discharge to a per diem rate of payment exempt, from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case based payment rates either to another per diem rate, or a DRG case-based payment rate. In such instances, the Contractor shall be liable for the cost of the consecutive stay.

               iii) Except for newborns, an Enrollee's Effective Date of
                    Enrollment shall be the first day of the month on which the Enrollee's name appears on the PCP roster for that month.

     6.9  Roster

          a) ____________________ second monthly-Rosters generated by SDOH in combination shall serve as the official Contractor enrollment list for purposes of MMIS PRETNIUM billing, and payment, subject to ongoing eligibility of the Enrollees as of the first (1st) day of the enrollment month. Modifications to the first (1st) Roster may be made electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated.

          b) The LDSS shall make data on eligibility determinations available to the Contractor and SDOH to resolve discrepancies that may arise between the Roster and the Contractor's enrollment files in accordance with the provisions in Appendix H, Section a

               If LDSS or Enrollment Broker notifies the Contractor in writing or electronically of changes in the first (lst) Roster and provides supporting information as necessary prior to the effective date of the Roster, the Contractor will accept that notification in the same manner as the Roster.

               A11 CONTRACTORS _________________________________ electronically.

     6.10 Automatic Re Enrollment

          The Contractor agrees that Eligible, Persons who are disenrolled from the Contractor's plan due to loss of Medicaid eligibility and who regain eligibility WITHIN three (3) MONTHS will AUTOMATICALLY, be prospectively RE-ENROLLED with the Contractor's plan, subject to availability of enrollment capacity in the plan.


                                    SECTION 6
                                  (ENROLLMENT)
                                 OCTOBER 1, 2004
                                       6-4

7.   LOCK IN PROVISIONS

     7.1  Lock-In Provisions in Voluntary Counties

          All Enrollees in local social service districts where enrollment in managed care is voluntary shall be subject to a Lock-In Period under this Agreement if so required by the LDSS as indicated by an x below:

          [ ] Enrollees are subject to a twelve (12) month Lock-In Period following the Effective Date of Enrollment in the Contractor's plan with an initial ninety (90) day grace period to disenroll from the Contractor's plan without cause.

          [X]  Enrollees are not subject to a Lock-In Period

     7.2  Lock-In Provisions in Mandatory Counties and New York City

          All Enrollees in local social service districts where enrollment in managed care is mandatory and in New York City are subject to a twelve
          (12) month Lock DEG In period following the Effective Date of Enrollment in the Contractor's plans with an initial ninety (90) day grace period in which to disenroll from the Contractor's plan without cause, regardless of whether the Enrollee selected or was auto-assigned to the Contractor's plan.

     7.3  Disenrollment During Lock-In Period

          An Enrollee, subject to Lock-In, may disenroll from the Contractor's plan during the Lock-In period for "good cause" as established in 18 NYCRR Subpart 360-10 or, if the Enrollee becomes eligible for an exemption or exclusion from Medicaid managed care as set forth in Sections 5.2 and 5.3 of this Agreement.

     7.4  Notification Regarding Lock-In and End of Lock-In Period

          LDSS, either directly or through the Enrollment Broker, shall notify Enrollees of their right to change MCOs in the enrollment confirmation notice sent to individuals after they have selected a MCO or been auto-assigned (the latter being applicable to areas where the mandatory program is in effect). LDSS and the Enrollment Broker will be responsible for providing a notice of end of Lock-In and the right to change MCOs at least sixty (60) days prior to the first plan; enrollment anniversary date.


                                    SECTION 7
                              (LOCK-IN PROVISIONS)
                                 OCTOBER 1, 2004

8.   DISENROLLMENT

     8.1  Disenrollment Guidelines

          a) Disenrollment of an Enrollee from the Contractor's Plan may be initiated by the Enrollee, LDSS or the Contractor under the conditions specified in Sections 8.4, 8.7, 8.8 and 8.9 and as detailed in Appendix H, Section E and F of this Agreement.

          b) The LDSS and the Contractor agree to conduct disenrollment in accordance with the guidelines set forth in Appendix H, Section E and F of this Agreement.

          c) The SDOH and LDSS, upon mutual agreement, may modify Appendix H of this Agreement UPON SIXTY- (60) days prior written notice to the Contractor and such modifications shall become binding and incorporated into this Agreement without further action by, the parties.

          d)   LDSS shall make the final determination __________ disenrollment.

     8.2  Disenrollment Prohibitions

          Disenrollment shall not be based in whole or in part on any of the following reasons:

               an existing condition or a change in the Enrollee's health which would necessitate disenrollment pursuant to the terms of this Agreement, unless the change

               i) results in the Enrollee being reclassified into an excluded category for Medicaid managed care as listed in Section 5.3 of this Agreement;

               ii) results in the Enrollee being reclassified into an exempt category as listed in Section 5.2 of this Agreement and the Enrollee wants to disenroll from managed care.

               any of the factors listed in Section 34 - Non-Discrimination of this Agreement; or

               on the Capitation Rate payable to the Contractor related to the Enrollee's participation with the Contractor.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 OCTOBER 1, 2004
               individual excluded from managed care; is incarcerated; is an SSI infant less than six months of age; or dies - as long as the Contractor was not at risk for provision of Benefit Package services for any portion of the retroactive period.

     8.5  Contractor Notification of Disenrollments

          a) Notwithstanding anything herein to the contrary, the Roster, along with any changes sent by the LDSS to the Contractor in writing or electronically, shall serve as official notice to the Contractor of disenrollment of an Enrollee. In cases of expedited and retroactive disenrollment, the Contractor shall be notified of the Enrollee's effective date of disenrollment by the LDSS.

          b) In the event that the LDSS intends to retroactively disenroll an Enrollee on a date prior to the first day of the month of the disenrollment request, the LDSS shall consult with the Contractor prior to disenrollment. Such consultation shall not be required for the retroactive disenrollment of SSI infants or in cases where it is clear that the Contractor was not a risk for the provision of Benefit Package services for any portion of the retroactive period.

          c) In all cases of retroactive disenrollment, including disenrollments effective the first day of the current month, the LDSS must notice the plan at the time of disenrollment, of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any months of retroactive disenrollment where the Contract was not at risk for the provision of Benefit Package services during the month.

     8.6  Contractor's Liability

          a) The Contractor is not responsible for providing the Benefit Package under this Agreement after the Effective Date of Disenrollment except as hereinafter provided:

               i) The Contractor shall be liable for any part of the cost of a hospital stay for an Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment in the Contractor's plan and who remains hospitalized on the Effective Date of Disenrollment; except when the Enrollee, on or after the Effective Date of Disenrollment, 1) is transferred from one hospital to another, or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid fee for service payment rules, the method, of payment changes from: a) DRG case-based rate of payment per discharge to a per diem rate of payment exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates to either another per diem rate, or a DRG case-based


                                    SECTION 8
                                 (DISENROLLMENT)
                                 OCTOBER 1, 2004

     8.3  Reasons for Voluntary Disenrollment

          The LDSS or the Contractor, as agreed upon between the LDSS and Contractor, shall provide Enrollees who disenroll voluntarily with an opportunity to identify, in writing, their reason(s) for disenrollment.

     8.4  Processing of Disenrollment Requests

          a)   Routine Disenrollment

               Unless otherwise specified in Appendix H, Section F disenrollment requests will be processed to take effect on the first (1st) day of the next month, if the request is made before the date specified in Appendix H. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of THE SECOND
               (2nd) month after the month in which an Enrollee requests disenrollment.

               Expedited Disenrollment

               i) Enrollees with an urgent medical need to disenroll from the Contractor's plan may request an expedited disenrollment by the LDSS. Substantiation of the request by the LDSS will result in an expedited disenrollment in accordance with the guidelines and timeframes as set forth in Appendix H. Individuals who are to be disenrolled from managed care based on their HIV, ESRD or - SPMI/SED status are categorically eligible for an expedited disenrollment on the basis of urgent medical need.

               ii) Enrollees may request an expedited disenrollment by the LOSS based on a complaint of Non-consensual Enrollment. Substantiation of such a request by the LDSS shall result in an expedited disenrollment retroactive to the first day of the month of enrollment.

               iii) In New York City and other districts where homeless
                    individuals are exempt, homeless Enrollees residing in the shelter system may request an expedited disenrollment by the LDSS. Substantiation of such a request by the LDSS will result in an expedited disenrollment in accordance with the guidelines and timeframes as set forth in Appendix H.

               Retroactive Disenrollment

               i) Retroactive disenrollments may be warranted in rare instances and include when an individual is enrolled or autoassigned while meeting exlusion criteria or when an Enrollee enters or stays in a residential institution under circumstances which render the


                                    SECTION 8
                                 (DISENROLLMENT)
                                 OCTOBER 1, 2004
                    payment rate. In such instances, the Contractor shall not be liable for the cost of the consecutive stay. For the purposes of this Section, "hospital stay" does not include a stay in a hospital that is a) certified by Medicare as a long-term care hospital and b) has an average length of stay for all patients greater than ninety-five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002; in such instances, Contractor liability will cease on the Effective Date of Disenrollment.

                    The Contractor shall notify the LDSS that the Enrollee remains in the hospital and provide the LDSS, with information regarding his or her medical status. The Contractor is required to cooperate with the Enrollee and the new MCO (if applicable) on a timely basis to ensure a smooth transition and continuity of care.

     8.7  Enrollee Initiated Disenrollment

          a)   Disenrollment For Good Cause

               i) An Enrollee subject to Lock-In may initiate disenrollment from the Contractor's plan for "good cause" as defined in 18 NYCRR Section 360-10 at any time during the Lock-In period and may disenroll for any reason at any time after the twelfth (12th) month following the Effective Date of Enrollment

               ii) An Enrollee subject to Lock-In may initiate disenrollment for "good cause" by filing a written request with the LDSS or the Contractor. The Contractor must notify the LDSS of the request. The LDSS must respond with a determination within thirty (30) days after receipt of the request. The Contractor must respond timely to LDSS inquiries regarding "good cause" disenrollment requests to enable the LDSS to make a determination within 30 days of the receipt of the request from the Enrollee.

               iii) Enrollees granted disenrollment for "good cause" in a voluntary county may join another plan, if one is available, or participate in Medicaid fee-for-service program. In mandatory counties, unless the Enrollee becomes exempt or excluded, he/she may be required to enroll with another MCO.

                    In the event that the LDSS denies an Enrollee's request for disenrollment for "good cause", the LDSS must inform the Enrollee of the denial of the request with a written notice which explains the reason for the denial, states the facts upon which denial is based, cites the statutory and regulatory authority and advises the recipient of his or her right to a fair hearing pursuant to 18 NYCRR Part 358. In the event that the Enrollee's request to disenroll is approved, the notice must state the Effective Date of Disenrollment.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 OCTOBER 1, 2004

               v) Once the Lock-In Period has expired, an Enrollee may disenroll from the Contractor's plan at any time, for any reason.

     8.8  Contractor Initiated Disenrollment

          a) The Contractor may initiate an involuntary disenrollment if the Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.

               Consistent with 42 CFR 438.56 (b), the Contractor may not request disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued enrollment in the Contractor's plan seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

               The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

               The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request disenrollment. The written notice shall advise the Enrollee that the request has been forwarded to the LDSS for review and approval. The written notice must include the mailing address and telephone number of the LDSS.

               The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

               The LDSS will review each Contractor initiated disenrollment request in accordance with the provisions of this Section. Where applicable, the LDSS may consult with local mental health and substance abuse authorities in the district when making the determination to approve or disapprove a Contractor initiated disenrollment request.

               The LDSS will render a decision within fifteen (15) days of receipt of the fully documented request for disenrollment. Final written determination will be provided to the Enrollee and the Contractor. If the LDSS determination upholds the Contractor's request to disenroll, the LDSS's written determination must inform the Enrollee of the Effective Date of Disenrollment and include a notice of rights to a fair hearing. Should an


                                    SECTION 8
                                 (DISENROLLMENT)
                                 OCTOBER 1, 2004

               Enrollee request a fair hearing as a result of the LDSS determination, the LDSS shall inform the Contractor of the fair hearing request and the Enrollee will remain enrolled in the Contractor's plan until disposition of the fair hearing.

Once an Enrollee has been disenrolled at the Contractor's request, he/she will not be re-enrolled with the Contractor's plan unless the Contractor first agrees to such re-enrollment.

     8.9  LDSS Initiated Disenrollment

          a)   LDSS will promptly, initiate disenrollment when:

               i)   AN Enrollee is no longer eligible for any Medicaid benefits;
                    or

                    the Guaranteed Eligibility period ends (See Section 9) and an Enrollee is no longer eligible for any Medicaid benefits; or

               iii) an Enrollee is no longer the financial responsibility of the
                    LDSS; or

               iv)  an Enrollee becomes ineligible for enrollment pursuant to
                    Section 5.3 of this Agreement; as appropriate; or

               v) an Enrollee resides outside the Service Area covered by this Agreement, unless Contractor can demonstrate that the Enrollee has made an informed choice to continue enrollment with Contractor and that Enrollee will have sufficient access to Contractor's provider network.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 OCTOBER 1, 2004

9.   GUARANTEED ELIGIBILITY

     Except as may otherwise be required by law:

     9.1 New Enrollees, other than those identified in Sections 9.2 who would otherwise lose Medicaid eligibility during the first six (6) months of enrollment will retain the right to remain enrolled in the Contractor's plan under this Agreement for a period of six (6) months from their Effective Date of Enrollment.

     9.2 Guaranteed eligibility is not available to Enrollees who lose Medicaid eligibility for one of the following reasons:

          a)   death, moving out of State, or incarceration;

          b) being a woman with a net available income in excess of medically necessary income but at or below 200% of the federal poverty level who is only eligible for Medicaid while she is pregnant and then through the end of the month in which the sixtieth (60th) day following the end of the pregnancy occurs.

     9.3 If, during the first six (6) months of enrollment in the Contractor's plan, an Enrollee becomes eligible for Medicaid only as a spend down, the Enrollee will be eligible to remain enrolled in the Contractor's plan for the remainder of the six (6) month guarantee period. During the six (6) month guarantee period, an Enrollee eligible for spend down and in need of wrap around services has the option of spending down to gain full Medicaid eligibility for the wrap around services. In this situation, the LDSS will monitor the Enrollee's need for wrap around services and manually set coverage codes as appropriate.

     9.4 The services covered during the Guaranteed Eligibility period shall be those contained in the Benefit Package, as specified in Appendix K, including free access to family planning services as set forth in
          Section 10.12 of this Agreement. During the Guaranteed Eligibility period Enrollees are also eligible for pharmacy services on a Medicaid fee-for-service basis.

     9.5 An Enrollee-initiated disenrollment from the Contractor's plan terminates the Guaranteed Eligibility period.

     9.6 Enrollees who lose and regain Medicaid eligibility within a three (3) month period will not be entitled to a new period of six (6) months Guaranteed Eligibility.

     9.7 During the guarantee period, an Enrollee may not change health plans. An Enrollee may choose to disenroll from the Contractor's Plan during the guarantee period but is not eligible to enroll in any other MCO because he/she has lost eligibility for Medicaid.


                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 OCTOBER 1, 2004
                                       9-1

10.  BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES

     10.1 Contractor Responsibilities

          Contractor must provide all services set forth in the Benefit Package (Appendix K) that are covered under the Medicaid fee for service program except for services specifically excluded by the contract, or enacted or affected by Federal or State Law during the period of this agreement. SDOH and LDSS shall assure the continued availability and accessibility of Medicaid services not covered in the Benefit Package.

     10.2 Compliance with State Medicaid Plan and Applicable Laws

          Benefit Package services provided by the Contractor under this Agreement shall comply with all standards of the State Medicaid Plan established pursuant to Section 363-a of the State Social Services Law and shall satisfy all applicable requirements of the State Public Health and Social Services Laws.

     10.3 Definitions

          Benefit Package and Non-Covered Service definitions agreed to by the Contractor and the LDSS are contained in Appendix K, which is hereby made a part of this contract as if set forth fully herein.

     10.4 Provision of Services Through Participating and Non-Participating Providers

          With the exception of Emergency services described in Section 10.14 of this Agreement, Family Planning Services described in Section 10.11 of this Agreement, and services for which Enrollees can self refer as described in Section 10.16 of this Agreement, the Benefit Package must be provided and authorized by the Contractor through Provider Agreements with Participating Providers, as specified in Section 22 of this Agreement. A plan may also arrange for specialty or other services for Enrollees with Non-Participating Providers, in accordance with Section 21.1(b) of this Agreement.

     10.5 Child Teen Health Program/Adolescent Preventive Services

          a) The Contractor and its Participating Providers are required to provide the Child Teen Health Program C/THP services outlined in Appendix K (Benefit Package) and comply with, applicable EPSDT requirements specified in 42 CFR, Part 441, sub-part B, 18NYCRR,
               Part 508 and the New York State Department of Health C/THP manual The Contractor and its Participating Providers are required to provide C/THP services to Medicaid Enrollees under 21 years of age when:


                                   SECTION 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                OCTOBER 1, 2004

               i) The care or services are essential to prevent, diagnose, prevent the worsening of, alleviate or ameliorate the effects of an illness, injury, disability, disorder or condition.

               ii) The care or services are essential to the overall physical, cognitive and mental growth and developmental needs of the child.

               iii) The care or service will assist the individual to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the individual and those functional capacities that are appropriate for individuals of the same age.

          The Contractor shall base its determination on medical and other relevant information provided BY THE ENROLLEE'S PCP, OTHER HEALTH care providers, school, local social services, and/or local public health officials that have evaluated the child.

          b) The Contractor and its Participating Providers must comply with the C/THP program standards and must do at least the following with respect to all Enrollees under age 21:

               i) Educate pregnant women and families with under age 21 Enrollees about the program and its importance to a child's or adolescent's health.

               ii) Educate network providers about the program and their responsibilities under it.

               iii) Conduct outreach, including by mail, telephone, and through home visits (where appropriate), to ensure children are kept current with respect to their periodicity schedules.

               iv) Schedule appointments for children and adolescents pursuant to the periodicity schedule, assist with referrals, and conduct follow-up with children and adolescents who miss or cancel appointments.

               v) Ensure that all appropriate diagnostic and treatment services, including specialist referrals, are furnished pursuant to findings from a C/THP screen.

               vi) Achieve and maintain an acceptable compliance rate for screening schedules during the contract period.

          c) IN addition to C/THP requirements, the Contractor and its Participating Providers are required to comply with the American Medical Association's Guidelines for Adolescent Preventive Services which require annual well adolescent preventive visits which focus on health guidance, immunizations, and screening for physical, emotional, and behavioral conditions.

     10.6 Foster Care Children

          The Contractor shall comply with the health requirements for foster children specified in 18 NYCRR Section 44122 and Part 507 and any subsequent amendments thereto. These requirements include thirty (30) day obligations for


                                   SECTION 10
               (BENEFIT PACKAGE; COVERED AND NON-COVERED SERVICES)
                                 OCTOBER 1, 2004
          a comprehensive physical and behavioral health assessment and assessment of the risk, that the child may be HIV+ and should be tested.

     10.7 Child Protective Services

          The Contractor shall comply with the requirements specified for child protective ,examinations, provision of medical information to the child protective services investigation and court ordered services as specified in 18 NYCRR. Section 432, and any subsequent amendments thereto Medically necessary services, whether provided in or out of plan, must be provided Out of plan providers will be reimbursed at the Medicaid fee schedule by the Contractor.

     10.8 Welfare Reform

          a) The LDSS must determine whether each public assistance or combined public assistance/Medicaid applicant is incapacitated or can participate in work activities. As part of this work determination process, the LDSS may require medical documentation and/or an initial mental and/or physical examination to determine whether an individual has a mental or physical impairment that limits his/her ability to engage in work (12 NYCRR Section 1300.2(d)(13)(i)). The LDSS may not require the Contractor to provide the initial district mandated or requested medical examination necessary for an Enrollee to meet welfare reform work participation requirements.

          b) The Contractor shall require that its Participating Providers, upon Enrollee consent, provide medical documentation and health, mental health and chemical dependence assessments as follows:

               i) Within ten (10) days of a request of an Enrollee or a former Enrollee, currently receiving public assistance or who is applying for public assistance, the Enrollee's or former Enrollee's PCP or specialist provider, as appropriate, shall provide medical documentation concerning the Enrollee or former Enrollee's health or mental health status to the LDSS or to the LDSS' designee. Medical documentation includes but is not limited to drug prescriptions and reports from the Enrollee's PCP or specialist provider. The Contractor shall include the foregoing as a responsibility of the PCP and specialist provider in its provider contracts or in their provider manuals.

               ii) Within ten (10) days of a request of an Enrollee, who has already undergone, or is scheduled to undergo, an initial LDSS required mental and/or physical examination, the Enrollee's PCP shall provide a health, or mental health and/or chemical dependence assessment, examination or other services as appropriate to identify or quantify an Enrollee's level of incapacitation. Such assessment must contain a specific diagnosis resulting from any medically appropriate tests and specify any work


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                    limitations. The LDSS, may, upon written notice to the
                    Contractor, specify the format and instructions for such an assessment.

          c) The Contractor shall designate a Welfare Reform liaison who shall work with the LDSS or its designee to (1) ensure that Enrollees receive timely access to assessments and services specified in this Agreement and (2) ensure completion of reports containing medical documentation required by the LDSS.

          d) The Contractor will continue to be responsible for the provision and payment of Chemical Dependence Services in the Benefit Package for Enrollees mandated by the LDSS under Welfare Reform if such services are already UNDERWAY and THE LDSS is satisfied WITH the level of care and services.

          e) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient. Rehabilitation and Treatment Services for Enrollees mandated by the LDSS as a condition of eligibility for Public Assistance or Medicaid under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (c) above.

          f) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services for Enrollees mandated by the LDSS under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (c) above.

          g) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services ordered by the LDSS under Welfare Reform.

          h) The Contractor is responsible for the provisions of Sections 10.10, 10.16 (a) and 10.24 of this Agreement for Enrollees requiring LDSS mandated Chemical Dependence Services.

     10.9 Adult Protective Services

          The Contractor shall cooperate with LDSS in the implementation of 18 NYCRR Part 457 and any subsequent amendments thereto with regard to medically necessary health and mental health services and all Court Ordered Services for adults. These services are to be provided in or out of plan. Out of plan providers will be reimbursed at the Medicaid fee schedule.

     10.10 Court-Ordered Services

          a) The Contractor shall provide any Benefit Package services to Enrollees as ordered by a court of competent jurisdiction, regardless of whether such services are provided by Participating Providers within the plan or by a


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               Non-Participating Provider in compliance with such court order.
               The Non-Participating Provider shall be reimbursed by the Contractor at the Medicaid fee schedule. The Contractor is responsible for court-ordered services to the extent that such court-ordered services are covered by and reimbursable by Medicaid.

          b) Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State Law to furnish medical, dental, behavioral health (including mental health and/or Chemical Dependence), or other Medicaid covered services. The Contractor is responsible for payment of those Medicaid services as covered by the Benefit Package, even when the providers are not in the Contractor's provider network.

     10.11 Family Planning and Reproductive Health Services

               Nothing in this Agreement shall restrict the right of Enrollees to receive Family Planning and Reproductive Health Services from any qualified Medicaid provider, regardless of whether the provider is a participating provider or a non-participating. provider, without referral from the Enrollee's PCP and without approval from the Contractor.

               The Contractor agrees to permit Enrollees to exercise their right to obtain Family Planning and Reproductive Health Services as defined in Part C-1 of Appendix C, which is hereby made a part of this contract as if set forth fully herein, from either the Contractor, if family planning is a part of the Contractor's Benefit Package, or from any appropriate Medicaid. enrolled Non-Participating Family Planning Provider without a referral from the Enrollee's PCP and without approval by the Contractor.

               The Contractor agrees to permit Enrollees to obtain pre and post-test HIV counseling and blood testing when performed as part of a Family Planning encounter from the Contractor, if Family Planning is a part of the Contractor's Benefit Package, or from any appropriate Medicaid enrolled Non-Participating family planning Provider without a referral from the Enrollee's PCP AND. without approval by the Contractor.

               The Contractor will inform Enrollees about the availability of in-plan HIV counseling and testing services, out-of-plan HIV counseling and testing services when performed as part of a Family Planning encounter and anonymous counseling and testing services available from SDOH, Local Public Health Agency, clinics and other county programs. Counseling and testing rendered outside of a Family Planning encounter, as well as services provided as the result of an HIV+ diagnosis, will be furnished by the Contractor in accordance with standards of care.


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               Contractor must comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality. Providers who are employed by the Contractor may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance. Providers who have a contract with the Contractor, with an appropriate consent, may share patient information with the Contractor for purposes of claims payment, utilization review and quality assurance. Contractor must ensure that an individual's use of family planning services remains confidential and is not disclosed to family members or other unauthorized parties.

               Contractor must inform its practitioners and administrative personnel about policies concerning free access to family planning services, HIV counseling and testing, reimbursement, enrollee education and confidentiality. Contractor must inform its providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians; the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws indicate that family planning counseling is an integral part of primary and preventive care.

               The Contractor agrees that if Family Planning is part of the Contractor's Benefit Package, the Contractor will be charged for the services of out of network providers at the applicable Medicaid rate or fee. In such instances, out of network providers will bill Medicaid and the SDOH will issue a confidential charge back to the Contractor. Such charge back mechanism will comply with all applicable patient confidentiality requirements.

               If Contractor includes family planning and reproductive health services in its benefits package, the Contractor shall comply with the requirements for informing Enrollees about family planning and reproductive health services set forth in Part C-2 of Appendix C, which is hereby made a part of this contract as if set forth herein.

               If Contractor does not include family planning and reproductive health services in its Benefit Package, within ninety (90) days of signing this Agreement, Contractor must submit to the SDOH and LDSS a statement of the policy and procedure that the Contractor will use to ensure that its Enrollees are fully informed of their rights to access a full range of family planning and reproductive health services. Refer to Part C-3 of Appendix C for the SDOH Guidelines for Plans That Do Not Provide Family Planning Services in their Capitation. Contractor shall ensure that


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               prospective Enrollees and Enrollees are advised of the family planning services which are not provided by the Contractor and of their right of access to such services in accordance with the provisions of Part C-3 of Appendix C, which is hereby made a part of this contract as if set forth fully herein

          1) SDOH with DHHS approval may issue modifications to Appendix (C) consistent with relevant provisions of federal and state statutes and regulations. Once issued and upon sixty (60) days notice to the LDSS and Contractor, such modifications shall be deemed incorporated into this Agreement without further action by the parties.

     10.12 Prenatal Care

          The Contractor is responsible for arranging for the provision of comprehensive Prenatal Care Services to all pregnant Enrollees including all services enumerated in Subdivision 1, Section 2522 of the Public Health Law in accordance with 10 NYCRR Part 85.40 (Prenatal Care Assistance Program).

     10.13 Direct Access

          The Contractor shall offer female Enrollees direct access to primary and preventive obstetrics and gynecology services, follow-up care as a result of a primary and preventive visit, and any care related to pregnancy from the Contractor's network providers without referral from the PCP as set forth in Public Health Law Section 4406-b(1)

     10.14 Emergency Services

          a) The Contractor shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, answered by a live voice, to advise Enrollees of procedures for accessing services for Emergency Medical Conditions and for accessing Urgently Needed Services: Emergency mental health calls must be triaged via telephone by a trained mental health professional.

          b) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and Emergency Services may be obtained from a Non-Participating Provider without penalty. The Contractor may require Enrollees to notify the plan or their PCP within a specified time frame after receiving emergency care and to obtain prior authorization for any follow-up care delivered pursuant to the emergency, as stated in Appendix G. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for


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               Emergency Services and are subsequently stabilized. Except as otherwise provided by contractual agreement between the Contractor and a Participating Provider, the Contractor must pay for services for Emergency Medical Conditions whether provided by a Participating Provider or a Non-Participating Provider, and may not deny payments if notification is not timely.

          c) Emergency Services rendered by Non-Participating Providers: The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor shall bear the cost of providing Emergency Services through Non-Participating Providers.

          d) The Contractor agrees to abide by guidelines for the provision and payment of Emergency Care and Services which are specified in Appendix G, which is hereby made a part of this contract as if set forth fully herein.

          e) When emergency transportation is included in the Contractor's Benefit Package, the Contractor shall reimburse for all emergency ambulance services without regard to final diagnosis or prudent layperson standards.

     10.15 Medicaid Utilization Thresholds (MUTS)

          Enrollees may be subject to MUTS for outpatient pharmacy services which are billed Medicaid fee-for-service and for dental services provided without referral at Article 28 clinics operated by academic dental centers as described in Section 10.28 of this Agreement. Enrollees are not otherwise subject to MUTS for services included in the Benefit Package.

     10.16 Services for Which Enrollees Can Self-Refer

          a)   Mental Health and Chemical Dependence Services

               The Contractor will allow Enrollees or LDSS officials on the Enrollee's behalf to make self referral or referral for one mental health assessment from a Participating Provider and one chemical dependence assessment from a Detoxification or Chemical Dependence Inpatient Rehabilitation and Treatment Participating Provider in any calendar year period without requiring preauthorization or referral from the Enrollee's Primary Care Provider. In the case of children, such self-referrals may originate at the request of a school guidance counselor (with parental or guardian consent, or pursuant to procedures set forth in Section 33.21 of the Mental Hygiene Law), LDSS Official, Judicial Official, Probation Officer, parent or similar source.

               i) The Contractor shall make available to all Enrollees a complete listing of their participating mental health and Chemical Dependence Services.


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                    providers. The listing should specify which provider groups or practitioners specialize in children's mental health services.

               ii) The Contractor will also ensure that its Participating Providers have available and use formal assessment instruments to identify Enrollees requiring mental health and Chemical Dependence Services, and to determine the types of services that should be furnished.

               iii) The Contractor will implement policies and procedures to ensure that Enrollees receive follow-up Benefit Package services from appropriate providers based on the findings of their mental health and/or Detoxification or Chemical Dependence Inpatient Rehabilitation and Treatment assessment(s).

               iv) The Contractor will implement policies and procedures to ensure that Enrollees are referred to appropriate Chemical Dependence outpatient rehabilitation and treatment providers based on the findings of the Chemical Dependence assessment by the Contractor's Participating Provider.

          b)   Vision Services

               The Contractor will allow its Enrollees to self-refer to any participating provider of vision services (optometrist or ophthalmologist) for refractive vision services. (See Appendix
               K).

          c)   Diagnosis and Treatment of Tuberculosis

               Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB as described in Section
               10.19 (a)(i) of this Agreement.

          d)   Family Planning and Reproductive Health Services

               Enrollees may self-refer to family planning and reproductive health services as described IN Section 10.11 and Appendix C of THIS AGREEMENT.

          e)   ARTICLE 28 CLINICS OPERATED BY ACADEMIC Dental Centers

               Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services as described in Section 10.28 of this Agreement.

     10.17 Second Opinions for Medical or Surgical Care

          The Contractor will allow Enrollees to obtain a second opinion within the Contractor's network of providers for diagnosis of a condition, treatment or surgical procedure.


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     10.18 Coordination with Local Public Health Agencies

          The Contractor will coordinate its public health-related activities with the Local Public Health Agency. Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the Local Public Health and Social Services Departments and be customized to reflect County public health priorities. Negotiations must result in agreements regarding required health plan activities related to public health. The outcome of negotiations may take the form of an informal agreement among the parties which may include memos; a separate memorandum of understanding signed by the Local Public Health Agency, LDSS, and the Contractor; or an appendix to the contract between the LDSS and the Contractor which shall be included in Appendix N as if set forth fully herein.

     10.19 Public Health Services

          a) Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy(TB\DOT):

               i) Consistent with New York State law, public health clinics are required to provide or arrange for treatment to individuals presenting with tuberculosis, regardless of the person's insurance or enrollment status. It is the State's preference that the Contractor's Enrollees receive TB diagnosis and treatment through the Contractor's plan, to the extent that providers experienced in this type of care are available in the Contractor's network of Participating Providers, although Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB. The Contractor agrees to reimburse public health clinics when physician visit and patient management or laboratory and radiology services are rendered to their Enrollees, within the context of TB diagnosis and treatment.

               ii) The Contractor's Participating Providers must report TB cases to the Local Public Health Agency. The LDSS will have the Local Public Health Agency review the tuberculosis treatment protocols and networks of Participating Providers of the Contractor, to verify their readiness to treat Tuberculosis patients. The Contractor's protocols will be evaluated against State and local guidelines. State and local departments of health also will be available to offer technical assistance to the Contractor in establishing TB policies and procedures.

               iii) The Contractor may require the Local Public Health Agency to give notification before delivering services, unless these services are ordered by a court of competent jurisdiction. The Local Public Health Agency will: 1) make reasonable efforts to verify with the Enrollee's PCP that he/she has not already provided TB care and treatment, and 2) provide documentation of services rendered along with the claim.


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               iv)  The Contractor may use locally negotiated fees. In addition,
                    SDOH will establish fee schedules for these services, which the Contractor may use in the absence of locally negotiated fees.

               v) Contractors may require prior authorization for non-emergency inpatient hospital admissions, except that prior authorization will not be required for an admission pursuant to a court order or an order of detention issued by the local commissioner or director of public health.

               vi) The Contractor shall provide the Local Public Health Agency with access to health care practitioners on a twenty-four
                    (24) hour a day, seven (7) day a week basis who can authorize inpatient hospital admissions. The Contractor shall respond to the Local Public Health Agency's request for authorization within the same day.

               vii) The Contractor will not be capitated or financially liable for Directly Observed Therapy (DOT) costs. The Contractor agrees to make all reasonable efforts to ensure coordination with DOT providers regarding clinical care and services. HIV counseling and testing during a TB related visit at a public health clinic, directly operated by a county health department or the New York City Department of Health and Mental Hygiene, will be covered by Medicaid fee-for-service
                    (FFS) at rates established by the State. The Contractor also will not be financially liable for treatments rendered to Enrollees who have been institutionalized as a result of a local health commissioner's order due to non-compliance with TB care regimens.

               viii) While all other clinical management of tuberculosis is covered by the Contractor, TB/DOT where applicable, can be billed directly to Medicaid by any SDOH approved fee-for-service Medicaid TB/DOT provider. The Contractor remains responsible for communicating, cooperating, and coordinating clinical management of TB with the TB/DOT provider. The Enrollee reserves the right to use any fee-for-service DOT provider because TB/DOT is a non-covered benefit

          b)   Immunizations

               i) Immunizations for adults and administration of immunizations for children will be included in the Benefit Package and the Contractor will be required to reimburse the Local Public Health Agency when Enrollees self-refer.

               ii) In order to be eligible for reimbursement, a Local Public Health Agency must make reasonable efforts to (1) determine the Enrollee's managed care membership status; and (2) ascertain the Enrollee's immunization status. Such efforts shall consist of client interviews and, when available, access to the Immunization Registry. When an Enrollee presents a membership card with a PCP's name, the Local Public Health Agency shall call the PCP. If the agency is unable to verify the immunization status from the PCP or learns that immunization is needed, the agency Shall proceed to deliver the service as appropriate, and the Contractor will reimburse the Local Public Health Agency at the negotiated rate or at a fee schedule to


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                    be used in the absence of a negotiated rate. Upon
                    implementation of the immunization registry, the Local Public Health Agency shall not be required to contact the PCP.

               iii) If the immunization is administered by the PCP, immunization materials for children should be obtained free of charge from the "Vaccine For Children Program". The Contractor will be reimbursed only for administering the vaccine to children.

          c)   Prevention and Treatment of Sexually Transmitted Diseases

               The Contractor will be responsible for ensuring that its Participating Providers educate their Enrollees about the risk and prevention of sexually transmitted disease (STD). The Contractor also will be responsible for ensuring that its Participating Providers screen and beat Enrollees for STDs and report cases of STD to the Local Public Health Agency and. cooperate in contact investigation, in accordance with existing state and local laws and regulations. HIV counseling and testing provided during a STD related visit at a public health clinic, directly operated by a county health department or the New York City Department of Health and Mental Hygiene, will be covered by Medicaid FFS at rates established by the State.

          d)   Lead Poisoning

               The Contractor will be responsible for carrying out and ensuring that its Participating Providers comply with lead poisoning screening and follow-up as specified in 10 NYCRR, Sub-part 67.1. The Contractor shall coordinate the care of such children with Local Public Health Agencies to assure appropriate follow-up in terms of environmental investigation, risk management and reporting requirements.

     10.20 Adults with Chronic Illnesses and Physical or Developmental Disabilities

          The Contractor will implement all of the following to meet the needs of their adult Enrollees with chronic illnesses and physical or developmental disabilities:

               a) Satisfactory methods for ensuring that the Contractor is in compliance with the Americans with Disabilities Act ("ADA") and
          Section 504 of the Rehabilitation Act of 1973: Program accessibility for persons with disabilities shall be IN accordance with Section 24 of this Agreement.

          Clinical case management which uses satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs m terms of specialist physician referrals, durable medical equipment, home health services, self-management education and training, etc. The Contractor shall:


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               i)   develop protocols describing the Contractor's case
                    management services and minimum qualification requirements for case management staff;

               ii) develop and implement protocols for monitoring effectiveness of case management based on patient outcomes;

               iii) develop and implement protocols for monitoring service utilization including emergency room visits and hospitalizations, with adjustment of severity of patient conditions;

               iv) provide regular information to network providers on the case management services available to the Contractor's Enrollees and the criteria for referring Enrollees to the Contractor for case management services.

               Satisfactory methods/guidelines for determining which patients are in need of case management services, including establishment of severity thresholds, and methods for identification of patients including monitoring of hospitalizations and ER visits, provider referrals, new Enrollee health screenings ands self referrals by Enrollees.

               Guidelines for determining specific needs of Enrollees in case management, including specialist physician referrals, durable medical equipment, home health services, self management education and training, etc.

               e) Satisfactory systems for coordinating service delivery with out-of-network providers, including behavioral health providers for all Enrollees.

               f) Policies and procedures to allow for the continuation of existing relationships with. out-of-network providers, consistent with PHL 4403 6(e) and Section 15.5 of this Agreement.

     10.21 Children with Special Health Care Needs

          Children with special health care needs are those who have or are suspected of having a serious or chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally. The Contractor will be responsible for performing all of the same activities for this population as for adults. In addition, the Contractor will implement the following for these children:

          a) Satisfactory methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and developmental disabilities service organizations for the purpose of coordinating and assuring appropriate service delivery.

          b) An adequate network of pediatric providers and sub-specialists, contractual relationships with tertiary institutions, to meet their medical needs.


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          c)   SATISFACTORY METHODS FOR ASSURING THAT CHILDREN WITH SERIOUS,
               CHRONIC, AND RARE DISORDERS RECEIVE APPROPRIATE DIAGNOSTIC WORK-UPS ON A TIMELY BASIS.

          d) Satisfactory arrangements for assuring access to specialty centers in and out of New York State for diagnosis and treatment of rare disorders.

          e) A satisfactory approach, for assuring access to allied health professionals (Physical Therapists, Occupational Therapists, Speech Therapists, and Audiologists) experienced in dealing with children and families.

     10.22 Persons Requiring Ongoing Mental Health Services

          The Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

          a) Inclusion of all of the required provider types listed in Section 21 of this Agreement.

          b) Satisfactory methods for identifying persons requiring such services and encouraging self-referral and early entry into treatment.

          c) Satisfactory case management systems or satisfactory case management.

          d) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.

          The Contractor agrees to participate in the local planning process for serving persons with mental health needs to the extent requested by the LDSS. At the LDSS discretion, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.

     10:23 Member Needs Relating to HIV.

          Persons with HIV infection are exempt from mandatory enrollment; however, they will be permitted to enroll voluntarily into Managed Care Organizations. The Contractor must inform Enrollees newly diagnosed with HIV infection or AIDS, known to the Contractor, of their enrollment options including the ability to return to fee-for-service or to disenroll from the Contractor's plan and to enroll into HIV Special Needs Plans (SNPs) as such; plans become available.

          The Contractor agrees that anonymous testing may be furnished to the Enrollee without prior approval by the Contractor and may be conducted at anonymous testing sites available to clients. Services provided for HIV treatment may only


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          be obtained from the Contractor during the period the Enrollee is enrolled in the Contractor's plan.

          To adequately address the HIV prevention needs of uninfected Enrollees, as well as the special needs of individuals with HIV infection who do enroll in managed care, the Contractor shall have in place all of the following:

          a) Methods for promoting HIV prevention to all Plan Enrollees. HIV prevention information, both primary, as well as secondary should be tailored to the Enrollee's age, sex, and risk factor(s), (e.g., injection drug use and sexual risk activities), and should be culturally and linguistically appropriate. HIV primary prevention means the reduction or control of causative factors for HIV, including the reduction of risk factors. HN Primary prevention includes strategies to help prevent uninfected Enrollees from acquiring HIV, i.e., behavior counseling for HN negative Enrollees with risk behavior. Primary prevention also includes strategies to help prevent infected Enrollees from transmitting HN infection, Le., behavior counseling with an HN infected Enrollee to reduce risky sexual behavior or providing antiviral therapy to a pregnant, HIV infected female to prevent transmission of HN infection to a newborn. HIV Secondary Prevention means promotion of early detection and treatment of HIV disease in an asymptomatic Enrollee to prevent the development of symptomatic disease. This includes: regular medical assessments; routine immunization for preventable infections; prophylaxis for opportunistic infections; regular dental, optical, dermatological and gynecological care; optimal diet/nutritional supplementation; and partner notification services which lead to the early detection and treatment of other infected persons. All plan Enrollees should be informed of the availability of HIV counseling, testing, referral and partner notification (CTRPN) services.

          b) Policies and procedures promoting the early identification of HIV infection in Enrollees. Such policies and procedures shall include at a minimum: assessment methods for recognizing the early signs and symptoms of HN disease; initial and routine screening for HIV risk factors through administration of sexual behavior and drug and alcohol use assessments; and the provision of information to all Enrollees regarding the availability of in-plan HIV CTRPN services, out of plan CTRPN services as part of a family planning visit, and anonymous CTRPN services from New York State, New York City and Local Public Health Agencies.

          e) The Contractor shall comply with the requirements set forth in Title 10 NYCRR (including Part 98 and in Subpart 69-1) which mandate that HIV counseling with testing, presented as a clinical recommendation, be provided to all women in prenatal care and their newborns. Consistent with these requirements, the Contractor shall ensure that Participating Providers refer such Enrollees determined, to have HIV infection for clinically appropriate services.


                                   SECTION 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 OCTOBER 1, 2004
                                      10-15

          d) Network Sufficiency. A network of providers sufficient to meet the needs of its Enrollees with HIV. Satisfaction of the network requirement may be accomplished by inclusion of HIV specialists within the network or the provision of HIV specialist consultation to non-HIV specialists serving as PCPs for persons with HIV infection; inclusion of Designated AIDS Center Hospitals or other hospitals experienced in HIV care in the Contractor's network, and contracts or linkages with providers funded under the Ryan White CARE Act. The Contractor shall inform the providers in its network how to obtain information about the availability of Experienced HIV Providers and HIV Specialist PCPs

          e) Case, Management Assessment for Enrollees with HIV Infection. The Contractor shall establish policies and procedures, to ensure that Enrollees who have been identified as having HIV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HIV infection and needing case management services to be referred to an appropriate case management services provider, including in-plan case management, and/or, with appropriate consent of the Enrollee, COBRA, Comprehensive Medicaid Case Management (CMCM) services and/or HIV community-based psychosocial case management services.

          f) Reporting. The Contractor shall require that its Participating Providers shall report, positive HIV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. In New York City, these shall be reported to the New York City Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.

          g) Updates and Dissemination of HIV Practice Guidelines. The Contractor's Medical Director shall review Contractor's HIV practice guidelines at least annually; and update them as necessary for compliance with recommended SDOH AIDS Institute and federal government clinical standards. The Contractor will disseminate the HIV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.

     10.24 Persons Requiring Chemical Dependence Services

          The Contractor will have in place all of the following for its Enrollees requiring Chemical Dependence Services:

          a) Participating Provider networks consisting of licensed providers, as defined in Section 21.17 of this contract.

          b) Satisfactory methods for identifying persons requiring such services and encouraging self-referral and early entry into treatment. In the case of


                                   SECTION 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 OCTOBER 1, 2004
                                      10-16
               pregnant women, having methods for referring to OASAS for appropriate services beyond the Contractor's Benefit Package (e.g., halfway houses).

          c) Satisfactory systems of care (provider networks and referral processes sufficient to ensure that emergency services can be provided in a timely manner), including crisis services.

          d)   Satisfactory case management systems.

          e) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating in-plan services with other services, including Social Services.

          The Contractor agrees to also participate in the local planning process for serving persons with chemical dependence, to the extent requested by the IDSS. At the LDSS's discretion, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Chemical Dependence Services and related activities.

     10.25 Native Americans

          If the Contractor's Enrollee is a Native American and the Enrollee chooses to access primary care services through their tribal health center, the PCP authorized by the Contractor to refer the Enrollee for plan benefits must develop a relationship with the Enrollee's PCP at the tribal health center to coordinate services for said Native American Enrollee.

     10.26 Women, Infants, and Children (WIC)

          The Contractor shall develop linkage agreements or other mechanisms to ensure women and children enrollees are referred to WIC services if qualified to receive such services. The Contractor shall refer pregnant women and children, younger than five (5) years of age, to WIC local agencies for nutritional assessments and, supplements.

     10.27 Urgently Needed Services

          a)   The Contractor is responsible for Urgently Needed Services.

          b) Urgently Needed Services are covered only in the United States, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, the Northern Mariana Islands and Canada.

          c) The Contractor must disclose to all Enrollees the procedures to be followed to obtain Urgently Needed Services.


                                   SECTION 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 OCTOBER 1, 2004
                                      10-17

          d) The Contractor may require Enrollees or the Enrollee's designee to coordinate with the Contractor or the Enrollee's PCP prior to receiving care, to ensure that the needed care will be authorized and covered by the plan as Urgently Needed Services.

     10.28 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network

          a)   Consistent with Chapter 697 of Laws of 2003 amending Section 364
               (j) of the Social Services Law, dental services provided by
               Article 28 clinics operated by academic dental centers may be accessed directly by Medicaid managed care Enrollees without prior approval and without regard to network participation.

               If dental services are part of the Contractor's Benefit Package, the Contractor will reimburse non-participating Article 28 clinics operated by academic dental centers for covered dental services provided to Enrollees on or after November 19, 2003 at approved Article 28 Medicaid clinic rates in accordance with the protocols issued by the SDOH.

     10.29 Coordination of Services

          a)   The Contractor shall coordinate care for Enrollees with:

               i) the court system (for court ordered evaluations. and treatment);

               ii) specialized providers of health care for the homeless, and other providers of services for victims of domestic violence;

               iii) family planning clinics, community health centers, migrant health centers, rural health centers,

     WIC, Head Start, Early Intervention;.

               v)   special needs plans;

               vi)  programs funded through the Ryan White CARE Act;

               vii) other pertinent entities that provide services out of network;

               viii) Prenatal Care Assistance Program (PCAP) Providers;

               iv) local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services;


                                   SECTION 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 OCTOBER 1, 2004
                                      10-18

               x) specialized providers of long term care for people with developmental disabilities; and

               xi)  School-based health centers.

          b) Coordination may involve contracts or linkage agreements (if entities are willing to enter into such agreement), or other mechanisms to ensure coordinated care for Enrollees, such as protocols for reciprocal referral and communication of data and clinical information on MCO Enrollees.

     10.30 Prospective Benefit Package Change for Retroactive SSI Determinations

          The managed care Benefit Package and associated Capitation Rate for Enrollees who become SSI or SSI related retroactively shall be changed prospectively as of the effective date of the Roster on which the Enrollee's status change appears.


                                   SECTION 10
               (BENEFIT PACKAGE; CO_____ AND NON-COVERED SERVICES)
                                 OCTOBER 1, 2004
                                      10-19

11.  MARKETING

     11.1 Marketing Plan

          The Contractor shall have a Marketing Plan, that has been prior approved by the SDOH and/or LDSS, that describes the Marketing activities the Contractor will undertake within the local district during the term of this Agreement

          The Marketing Plan and all marketing activities must be consistent with the Marketing Guidelines which are set forth in Appendix D, which is hereby made a part of this Agreement as if set forth fully herein.

          The Marketing Plan shall be kept on file in the offices of the Contractor, LDSS, and the SDOH. The Marketing Plan may be modified by the Contractor subject to prior written approval by the SDOH and/or the LDSS. The LDSS or SDOH must take action on the changes submitted within sixty (60) calendar days of submission or the Contractor may deem the changes approved.

     11.2 Marketing Activities

          Marketing activities by the Contractor shall conform to the approved Marketing Plan.

     11.3 Prior Approval of Marketing Materials, Procedures, Subcontracts

          The Contractor shall submit all subcontracts, procedures, and materials related to Marketing to Eligible Persons to the SDOH and/or LDSS for prior written approval. The Contractor shall not enter into any subcontracts or use any marketing subcontractors, procedures, or materials that the SDOH and/or LDSS has not approved.

     11.4 Marketing Infractions

          Infractions of the Marketing Guidelines may result in the following actions being taken by the LDSS to protect the interests of the program and its clients. These actions shall be taken at the sole discretion of the LDSS.

               If an MCO or its representative commits a first time infraction of marketing guidelines and the LDSS deems the infraction to be minor or unintentional in nature, the LDSS may issue a warning letter to the MCO.

          b) For subsequent or more serious infractions, the LDSS may impose liquidated damages of $2,000 or other appropriate non-monetary sanction for each infraction.


                                   SECTION 11
                                   (MARKETING)
                                 OCTOBER 1, 2004
                                      11-1

          c) The LDSS may require the MCO to prepare a corrective action plan with a specified deadline for implementation.

          d) If the MCO commits further infractions, fails to pay liquidated damages within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first time infraction, the LDSS may:

               i) prohibit the plan from conducting any marketing activities for a period up to the end of the contract period;

               ii) suspend new enrollments, other than newborns, for a period up to the remainder of the contract; or

               iii) terminate the contract pursuant to termination procedures described therein.

     11.5 LDSS Option to Adopt Additional Marketing Guidelines

          The LDSS may adopt, subject to SDOH approval, additional and/or more restrictive terms in the Marketing Guidelines to the extent appropriate to local conditions and circumstances, which shall be appended to. Appendix D, Section E.


                                   SECTION 11
                                   (MARKETING)
                                 OCTOBER 1, 2004
                                      11-2

12.  MEMBER. SERVICES

     12.1 General Functions

          The Contractor shall operate a Member Services function during regular business hours, which must be accessible to Enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the Contractor must have a telephone system capable of accepting, recording or providing instruction to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next, business day after the call was received. At a minimum the Member Services Department must be staffed at a ratio of at least one
          (1) full time equivalent Member Service Representative for every 4,000 or fewer Enrollees. Member Services staff must be responsible for the following:

          a) Explaining the Contractor's rules for obtaining services and assisting Enrollees in making appointments.

          b)   Assisting Enrollees to select or change Primary Care Providers.

          c) Fielding and responding to Enrollee questions and complaints, and advising Enrollees of the prerogative to complain to the SDOH and LDSS at any time.

          d)   Clarifying information in the member handbook for Enrollees.

          e) Advising Enrollees of the Contractor's complaint and appeals program, the utilization review process, and Enrollee's rights to a fair hearing or external review.

          f) Clarifying for potential Enrollees current categories of exemptions and exclusions. The Contractor may refer to the LDSS or the Enrollment Broker, where one is in place, if necessary, for more information on exemptions and exclusions.

     12.2 Translation and Oral Interpretation

          a) The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the potential Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language.


                                   SECTION 12
                                (MEMBER SERVICES)
                                 OCTOBER 1, 2004
                                      12-1

          b) In addition, verbal interpretation services must be made available to Enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

          c) The SDOH will determine the need for other than English translations based on County-specific census data or other available measures.

     12.3 Communicating with the Visually, Hearing and Cognitively Impaired

          The Contractor also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual; hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.


                                   SECTION 12
                                (MEMBER SERVICES)
                                 OCTOBER 1, 2004
                                      12-2

13.  ENROLLEE NOTIFICATION

     13.1 Provider Directories/Office Hours for Participating Providers

          a) The Contractor shall maintain and update, on a quarterly basis, a listing by specialty of the names, addresses and telephone numbers of all Participating Providers, including facilities. Such a list/directory shall include names, office addresses, telephone numbers, board certification for physicians, and information on language capabilities and wheelchair accessibility of Participating Providers.

          b) New Enrollees, and upon request, prospective Enrollees, must receive the most current complete listing in hardcopy, along with any updates to such listing.

          c) Enrollees must be notified of updates in writing at least annually in one of the following methods: provide updates in hardcopy; provide a new complete listing/directory in hardcopy; or provide written notification that a new complete listing/directory is available and will be provided upon request either in hardcopy, or electronically if the Contractor has the capability of providing such data in an electronic format and the data is requested in that format by an Enrollee.

          d) In addition, the Contractor must make available to the LDSS the office hours for Participating Providers. This requirement may be satisfied by providing a copy of the list or Provider Directory described in this Section with the addition of office hours or by providing a separate listing of office hours for Participating Providers.

     13.2 Member ID Cards

          a) The Contractor must issue an identification card to the Enrollee containing the following information:

               i)   the name of the Enrollee's clinic (if applicable);

               ii) the name of the Enrollee's PCP and the PCP's telephone number;

               iii) the member services toll free telephone number;

               iv) the twenty-four (24) hour toll free telephone number that Enrollees may use to access information on obtaining services WHEN HIS/HER PCP IS NOT available; and

               v) for ID Cards issued after October 1, 2004, the Enrollee's Client Identification Number (CIN).

          b) If an Enrollee is being served by a PCP team, the name of the individual shown on the card should be the lead provider. PCP information may be embossed on the card or affixed to the card by a sticker.


                                   SECTION 13
                           (ENROL ______ IFE. NOTIFICATION)
                                 OCTOBER 1, 2004
                                      13-1

               The Contractor shall issue an identification card within fourteen
               (14) days of an Enrollee's Effective Date of Enrollment. If unforeseen circumstances, such as the lack of identification of a PCP, prevent the MCO from forwarding the official identification card to new Enrollees within the fourteen (14) day period, alternative measures by which Enrollees may identify themselves such as use of a Welcome Letter or a temporary identification card shall be deemed acceptable until such time as a PCP is either chosen by the Enrollee or auto assigned by the Contractor. The Contractor agrees to implement an alternative method by which individuals may identify themselves as Enrollees. prior to receiving the card (e.g., using a "welcome letter" from the plan) and to update PCP information on the identification card. Newborns of Enrollees need not present ID cards in order to be seen by the MCO and its Participating Providers.

     13.3 Member Handbooks

          The Contractor shall issue to a new Enrollee within fourteen (14) days of the Effective Date of Enrollment a Member Handbook, which is consistent with the SDOH guidelines described in Appendix E, which is hereby made a part of this Agreement as if set forth fully herein.

     13.4 Notification of Effective Date of Enrollment

          The Contractor shall inform each Enrollee in writing within fourteen
          (14) days of the Effective Date of Enrollment of any restriction on the Enrollee's right to terminate enrollment. The initial enrollment information and the Member Handbook shall be adequate to convey this notice.

     13.5 Notification of Enrollee Rights

          The Contractor agrees to make all reasonable efforts to contact new Enrollees, in person, by telephone, or by mail, within thirty (30) days of their Effective Date of Enrollment. "Reasonable efforts" are defined to mean. at least three (3) attempts, with more than one method of contact being employed. Upon contacting the new Enrollee(s), the Contractor agrees to do at least the following:

          a) Inform the Enrollee about the Contractor's policies with respect to obtaining medical services, including services for which the Enrollee may self-refer, and what to do in an emergency.

          b) Conduct a brief health screening to assess the Enrollee's need for any special health care (e.g., prenatal or behavioral health services) or language/communication needs. If a special need is identified, the Contractor shall assist the Enrollee in arranging for an appointment with his/her PCP or other appropriate provider.

                                   SECTION 13
                     (ENROL _______________IFR NOTIFICATION)
                                 OCTOBER 1, 2004

          c) Offer assistance in arranging an initial visit to the Enrollee's PCP for a baseline physical AND other preventive services, including an assessment of the Enrollee's potential risk, if any, for specific diseases or conditions.

          d) Inform new Enrollees about their rights for continuation of certain existing services.

          e) Provide the Enrollee with the Contractor's toll free telephone number that may be called twenty-four (24) hours a day, seven (7) days a week if the Enrollee has questions about obtaining services and cannot reach his/her PCP (this telephone number need not be the Member Services line and need not be staffed to respond to Member Services-related inquiries). The Contractor must have appropriate mechanisms in place to accommodate Enrollees who do not have telephones and therefore cannot readily receive a call back.

          f) Advise Enrollee about opportunities available to learn about MCO policies and benefits in greater detail (e.g., welcome meeting, Enrollee orientation and education sessions).

          g) Provide the Enrollee with a complete list of network providers that may be accessed directly, without referral. The list should group providers by service type and must include addresses and telephone numbers.

          h) Assist the Enrollee in selecting a primary care provider if one has not already been chosen.

     13.6 Enrollee's Rights to Advance Directives

          The Contractor shall, in compliance with the requirements of 42 CFR 434.28, maintain written policies and procedures regarding advance directives and inform each Enrollee in writing at the time of enrollment of an individual's rights under State law to formulate advance directives and of the Contractor's policies regarding the implementation of such rights. The Contractor shall include in such written notice to the Enrollee materials relating to advance directives and health care proxies as specified in 10 NYCRR Sections 98.14(f) and 700.5.

     13.7 Approval of Written Notices

          The Contractor shall submit the format and content of all written notifications described in this Section to LDSS for review and prior approval by LDSS or SDOH. All written notifications must be written at a fourth (4th) to sixth (6m) grade level and in at least ten (10) point print.

                                   SECTION 13
                             (ENROLLEE NOTIFICATION)
                                 October 1, 2004

     13.8 Contractor's Duty to Report Lack of Contact

          The Contractor must inform the LDSS of any Enrollee they are unable to contact within ninety (90) days of enrollment using reasonable efforts as defined in Section 13.5 of the Agreement and who have not presented for any health care services through the Contractor or its Participating Providers.

     13.9 Contractor Responsibility to Notify Enrollee of Expected Effective Date of Enrollment

          The Contractor must notify the Enrollee of the expected Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment is different from that given to the Enrollee the Contractor must notify the Enrollee of the actual date of enrollment. This may be accomplished through a Welcome Letter To the extent practicable, such notification must precede the Effective Date of Enrollment.

     13.10 LDSS Notification of Enrollee's Change in Address

          The LDSS must notify the Contractor of any known change in address of Enrollees in THE Contractor's plan.

     13.11 Contractor Responsibility to Notify Enrollee of Effective Date of Benefit Package Change

          The Contractor must provide written notification of the effective date of any Contractor-initiated, SDOH and LDSS-approved benefit package change to Enrollees in the Contractor's plan Notification to Enrollees must be provided at least 30 days in advance of the effective date of such change.

     13.12 Contractor Responsibility to Notify Enrollee of Termination, Service Area Changes and Network Changes

          With prior notice to and approval of the SDOH and LDSS, the Contractor shall inform each Enrollee in writing of any withdrawal by the Contractor from the Medicaid managed care program pursuant to Section 2.7, withdrawal from the Service Area encompassing the Enrollee's zip code, - and/or significant changes to the Contractor's provider network pursuant to Section 21.1(d), except that the Contractor need not notify Enrollees who will not be affected by such changes.

          The Contractor shall provide the notifications within the timefralnes specified by SDOH and LDSS, and shall obtain the prior approval of the notification from SDOH and LDSS:


                                   SECTION 13
                  (ENROL ___________________ TEE NOTIFICATION)
                                 OCTOBER 1, 2004
                                      I3-4

14.  COMPLAINT AND APPEAL PROCEDURE

     14.1 Contractor's Program to Address Complaints

          a) The Contractor shall establish and maintain a comprehensive program designed to address clinical and other complaints, and, appeals of complaint determinations, which may be brought by Enrollees, consistent with Articles 44 and 49 of the New York State PHL.

          b) The program must include methods for prompt internal adjudication of Enrollee complaints and appeals and provide for the maintenance of a written record of all complaints and appeals received and reviewed and their disposition.

          c) The Contractor shall ensure that persons with authority to require corrective action participate in the complaint and appeal process.

     14.2 Notification of Complaint and Appeal Program

          a) The Contractor's specific complaint and appeal, program shall be described in the Contractor's member handbook and shall be made available to all Enrollees.

          b) The Contractor will advise Enrollees of their right to a fair hearing as appropriate and comply with the procedures established by SDOH for the Contractor to participate in the, fair hearing process, as set forth in Section 25 of this Agreement. The Contractor will also advise Enrollees of their right to an extemal, appeal, in accordance with Section 26 of this Agreement.

     14.3 Guidelines for Complaint and Appeal Program

          a) The Contractor's complaint and appeal program will comply with the Managed Care Complaint and Appeals Program Guidelines described in Appendix F, which is hereby made a part of this Agreement as if set forth fully herein. The SDOH and LDSS may modify Appendix F of this Agreement upon, sixty (60) days prior written notice to the Contractor and such modifications shall become binding and incorporated into this Agreement without further action by the parties.

          b) The Contractor's complaint and appeal procedures shall be approved by the SDOH and LDSS and kept on file with the Contractor, LDSS and SDOH.

          c) The Contractor shall not modify its complaint and appeals procedure without the prior written approval of SDOH, in consultation with LDSS, and shall provide LDSS and SDOH with a copy of the approved modification within fifteen (15) days after its approval.


                                   SECTION 14
                        (COMPLAINT AND APPEAL PROCEDURE)
                                 October 1, 2004

     14.4 Complaint Investigation Determinations

          The MCO must adhere to determinations resulting from complaint investigations conducted by SDOH.


                                   SECTION 14
                        (COMPLAINT AND APPEAL PROCEDURE)

15.  ACCESS REQUIREMENTS

     15.1 Appointment Availability Standards

          The Contractor shall comply with the following appointment availability standards.

          a) For emergency care: immediately upon presentation at a service delivery site.

          b)   For urgent care: within twenty-four (24) hours of request.

          c)   Non-urgent "sick" visit: within forty-eight (48) to seventy-two
               (72) hours of request, as clinically indicated.

          d) Routine non-urgent, preventive appointments: within four (4) weeks of request

          e) Specialist referrals (not urgent): within four (4) to six (6) weeks of request

          f) Initial prenatal visit: within three (3) weeks during first trimester, within two (2) weeks during the second trimester and within one (1) week during the third trimester.

          g) Adult Baseline and routine physicals: within twelve (12) weeks from enrollment (Adults >21).

          h)   Well child care: within four (4) weeks of request.

          i)   Initial family planning visits: within two (2) weeks of request

          j) In-plan mental health or substance abuse follow-up visits (pursuant to an emergency or hospital discharge): within five (5) days of request, or as clinically indicated.

          k) In-plan, non-urgent mental health or substance abuse visits: within two (2) weeks of request.

          l) Initial PCP office visit for newborns: within two (2) weeks of hospital discharge.

          m) Provider visits to make health, mental health and substance abuse assessments for the purpose of making recommendations regarding a recipient's ability to perform work when requested by a LDSS: within ten (10) days of request by an Enrollee, in accordance with Section 10.8 of this Agreement

     15.2 Twenty-Four (24) Hour Access

          a) The Contractor must provide access to medical services and coverage to Enrollees, either directly or through their PCPs and OB/GYNs, on a twenty-four (24) hour a day, seven (7) day a week basis. The Contractor must instruct Enrollees on what to do to obtain services after business hours and on weekends.

----------
1 THESE ARE GENERAL STANDARDS AND ARE NOT INTENDED TO SUPERSEDE SOUND CLINICAL JUDGEMENT AS TO THE NECESSITY FOR CAM AND SERVICES ON A MORE EXPEDIENT BASIS, WHEN JUDGED CLINICALLY NECESSARY AND APPROPRIATE.


                                   SECTION 15
                       (EQUALITY OF ACCESS AND TREATMENT)
                                 OCTOBER 1, 2004

          b) The Contractor may satisfy the requirement in Section 15.2(a) by requiring their PCPs and OB/GYNs to have primary responsibility for serving as an after hours "on-call" telephone resource to members with medical problems. Under no circumstances may the Contractor routinely refer calls to an emergency room.

     15.3 Appointment Waiting Times

          Enrollees with appointments shall not routinely be made to wait longer than one hour.

     15.4 Travel Time Standards

          The Contractor will maintain a network that is geographically accessible to the population to be served.

          a)   Primary Care

               Travel time/distance to primary care sites shall not exceed thirty (30) minutes in metropolitan areas or thirty (30) minutes/thirty (30) miles in non-metropolitan areas. Transport time and distance in rural areas to primary care sites may be greater than thirty (30) minutes/thirty (30) miles if based on the community standard for accessing care or if by Enrollee choice.

               Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves.

          b)   Other Providers

               Travel time/distance to specialty care, hospitals, mental health, lab and x-ray providers shall not exceed thirty (30) minutes/thirty (30) miles. Transport time and distance in rural areas to specialty care, hospitals, mental health, lab and x-ray providers may be greater than thirty (30)" - minutes/thirty (30) miles if based on the community standard for accessing care or if by Enrollee choice.

     15.5 Service Continuation a) New Enrollees

          If a new Enrollee has an existing relationship with a health care provider who is not a member of the Contractor's provider network, the contractor shall permit the Enrollee to continue an ongoing course of treatment by the Non-Participating Provide during a transitional period of up to sixty (60) days from the Effective Date of Enrollment, if, (1) the Enrollee has a life


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                       (EQUALITY OF ACCESS AND TREATMENT)
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                                      15-2
          threatening disease or condition or a degenerative and disabling disease or condition, or (2) the Enrollee has entered the second trimester of pregnancy at the Effective Date of Enrollment, in which case the transitional period shall include the provision of post-partum care directly related to the delivery up until sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

               i) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services; and

               ii) adhere to the Contractor's quality assurance requirements and agrees to' provide to the Contractor necessary medical information related to such care; and

               iii) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

          In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

          b)   Enrollees Whose Health Care Provider Leaves Network

               The Contractor shall permit an Enrollee, whose health care provider has left the Contractor's network of providers, for reasons other than imminent harm to patient care, a determination of fraud or a final disciplinary action by a state licensing board that impairs the health professional's ability to practice, to continue an ongoing course of treatment with the Enrollee's current health care provider during a transitional period, consistent with New York State PHL Section 4403(6)(e).

               The transitional period shall continue up to ninety (90) days from the date of notice to the Enrollee of the provider's disaffiliation from the network; or, if the Enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post partum care directly related to the delivery through sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

               i) accept reimbursement from the Contractor at rates established by the Contractor as payment in full which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services;


                                   SECTION 15
                       (EQUALITY OF ACCESS AND TREATMENT)
                                 OCTOBER 1, 2004
                                      15-3

               ii) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

               iii) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

          IN no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

     15.6 Standing Referrals

          The Contractor will implement policies and procedures to allow for standing referrals to specialist physicians for Enrollees who have ongoing needs for care from such specialists, consistent with PHL
          Section 4403(6)(b).

     15.7 Specialist as a Coordinator of Primary Care

          The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that Enrollee, consistent with PHL Section 4403(6)(c).

     15.8 Specialty Care Centers

          The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or a degenerative and disabling condition or disease, which requires prolonged specialized medical care to receive a referral to an accredited or designated specialty care center with expertise in treating the-life-threatening or degenerative AND disabling disease or condition, consistent with New York State, PHL Section 4403(6)(d):


                                   SECTION 15
                       (EQUALITY OF ACCESS AND TREATMENT)
                                 October 1, 2004
                                      15-4

16.  QUALITY ASSURANCE

     16.1 Internal Quality Assurance Program

          a) Contractor must operate a quality assurance program which is approved by SDOR and which includes methods and procedures to control the utilization of Medicaid services consistent with PHL
               Article 49 and 42 CFR Part 456. Recipients' records must include information needed to perform utilization review as specified in 42 CFR Sections 456.111 and 456.211. The Contractor's approved quality assurance program must be kept on file by the Contractor and the LDSS. The Contractor shall not modify the quality assurance program without the prior written approval of the SDOH, and notice to the LDSS.

               The Contractor shall incorporate the findings from reports in
               Section 18 of this Agreement into its quality assurance program. Where performance is less than the statewide average or another standard as defined by the SDOH and developed in consultation with plans and appropriate clinical experts, the Contractor will be required to develop and implement a plan for improving performance that is approved by the SDOH and LDSS and that specifies the expected level of improvement and timeframes for actions expected to result in such improvement. In the event that such approved plan does not result in the expected level of improvement, the Contractor shall work with the SDOH and the LDSS to develop and implement "alternative plans to achieve improvement. The Contractor agrees to meet with the SDOH and LDSS to review improvement plans and quality performance.

     1.6.2 Standards of Care

          The Contractor must adopt practice guidelines consistent with current standards of care, complying with recommendations of professional specialty groups or the guidelines of programs such as the American Academy of Pediatrics, the American Academy of Family Physicians, the U.S. Task Force on Preventive Care, the New York State Child/Teen Health Program (C/THP) standards for provision of care to individuals under age 21, the American Medical Association's Guidelines for Adolescent and Preventive Services, the US Department of Health and Human Services Center for Substance Abuse Treatment, the American College of Obstetricians and Gynecologists, the American Diabetes Association, and the AIDS Institute clinical standards for adult, adolescent, and pediatric care. The Contractor must have mechanisms in place to disseminate any changes in practice guidelines to its network providers at least annually, or more FREQUENTLY, as appropriate. The Contractor shall develop and implement protocols for identifying providers who do not adhere to practice guidelines and for making reasonable efforts to improve the performance of these providers. Annually, the Contractor shall select a minimum of two practice guidelines and monitor


                                   SECTION 16
                               (QUALITY ASSURANCE)
                                 OCTOBER 1, 2004
                                      16-1
          performance of appropriate providers or a sample of providers) against such guidelines.


                                   SECTION 16
                               (QUALITY ASSURANCE)
                                 OCTOBER 1, 2004
                                      16-2

17.  MONITORING AND EVALUATION

     17.1 Right to Monitor Contractor Performance

          The SDOH, LDSS, and DHHS shall each have the right, during the Contractor's normal operating hours, and at any other time a Contractor function or activity is being conducted, to monitor and evaluate, through inspection or other means, the Contractor's performance, including, but not limited to, the quality, appropriateness, and timeliness of services provided under this Agreement.

     17.2 Cooperation During Monitoring and Evaluation

          The Contractor shall cooperate with and provide reasonable assistance to the SDOH, LDSS, and DHHS in the monitoring and evaluation of the services provided under this Agreement.

     17.3 Cooperation During On-Site Reviews

          The Contractor shall cooperate with SDOH and LDSS in any on-site review of the MCO's operations. SDOH shall give the Contractor notification of the date(s) and survey format for any full operational review at least forty-five (45) clays prior to the site visit. This requirement shall not preclude LDSS or SDOH from site visits upon shorter notice for other monitoring purposes.

     17.4 Cooperation During Review of Services by External Review Agency

          The Contractor shall comply with all requirements associated with any review of the quality of services rendered to its Enrollees to be performed by an external review agent selected by the SDOH.


                                   SECTION 17
                           (MONITORING AND EVALUATION)
                                 OCTOBER 1, 2004
                                      17-1

18.  CONTRACTOR REPORTING REQUIREMENTS

     18.1 Time Frames for Report Submissions

          Except as otherwise specified herein, the Contractor shall prepare and submit to SDOH and the LDSS the reports required under this Agreement in an agreed media format within sixty (60) days of the close of the applicable semi-annual or annual reporting period, and within fifteen
          (15) business days of the close of the applicable quarterly reporting period.

     18.2 SDOH Instructions for Report Submissions

          SDOH, with prior notice to the LDSS, will provide Contractor with instructions for submitting the reports required by Section 18.5 (a) through (n), including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH with prior notice to the LDSS, and thereafter upon sixty (60) days written notice to the Contractor. The LDSS, with prior notice to SDOH, shall provide the Contractor with instructions for submitting the reports, required by Section 18.5(o) including time frames and requisite formats.

     18.3 Liquidated Damages

          The Contractor shall pay liquidated damages of $2,500 if any report required pursuant to this Section is materially incomplete, contains material misstatements or inaccurate information, or is not submitted on time in the requested format. The Contractor shall PAY liquidated damages of $2,500 to the LDSS if its monthly encounter data submission is not received by the Fiscal Agent by the due date specified in
          Section 18.5(d). The Contractor shall pay liquidated damages of $500 to the LDSS for each day other reports required by this Section are late The LDSS shall not impose liquidated damages for a first time infraction by the Contractor unless the LDSS deems the infraction to be a material misrepresentation of fact or the Contractor fails to cure the first infraction within a reasonable period of time upon notice from the LDSS. Liquidated damages may be waived at the sole discretion of LDSS. Nothing in this Section shall limit other remedies or rights available to LDSS and SDOH relating to the timeliness, completeness and/or accuracy of Contractor's reporting submission.

     18.4 Notification of Changes in Report Due Dates, Requirements or Formats

          SDOH or LDSS may extend due dates, or modify report requirements or formats upon a written request by the Contractor to the SDOH or LDSS with a copy of the request to the other agency, where the Contractor has demonstrated a good and compelling reason for the extension or modification. The determination to grant a modification or, extension of time shall be made by SDOH with regard to annual and quarterly statements, complaint reports, audits, encounter data, change of ownership, clinical studies, QARR, and provider network reports.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 OCTOBER 1, 2004
                                      18-1

          The determination to grant a modification or extension of time shall be made by the LDSS with respect to No-Contact, PCP auto assignment, and reports required by Sections 18.5 (n) and (o) of the Agreement

     18.5 Reporting Requirements

          The Contractor shall submit the following reports to SDOH and to the LDSS except in those instances in which this Agreement specifies the reports shall be submitted solely to SDOH:

          a)   Annual Financial Statements:

               Contractor shall submit Annual Financial Statements to SDOH. The due date for annual statements shall be April 1 following the report closing date.

          b)   Quarterly Financial Statements:

               Contractor shall submit Quarterly Financial Statements to SDOH. The due date for quarterly reports shall be forty-five (45) days after the end of the calendar quarter.

          c)   Other Financial Reports:

               Contractor shall submit financial reports, including certified annual financial statements, and make available documents relevant to its financial condition to SDOH and the State Insurance Department (SID) in a timely manner as required by State laws and regulations including but not limited to PHL Sections 4403-a, 4404 and 4409, Title 10 NYCRR Sections 98.11,
               98.16 and 98.17 and applicable Insurance Law Sections 304, 305, 306, and 310. The LDSS reserve's the right to require Contractor to submit such relevant financial reports AND documents related to the financial condition of the MCO to the LDSS, as set forth in Section 18.5(o) of this Agreement.

          d)   Encounter Data:

               The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through its designated Fiscal Agent. Each provider is required to have a unique identifier. Submissions shall be comprised of encounter records, or adjustments to previously submitted records, which the Contractor has received and processed from provider encounter or claim records of any contracted services rendered to the Enrollee in the current or any preceding months. Monthly submissions must be received by the Fiscal Agent by the Tuesday before the last Monday of the month to assure the submission is included in the Fiscal Agent's monthly production processing.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
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                                      18-2

          e)   Quality of Care Performance Measures:

               The Contractor shall prepare and submit reports to SDOH, as specified in the Quality Assurance Reporting Requirements (QARR). The Contractor must arrange for an NCQA-certified entity to audit the QARR data prior to its submission to the SDOH, unless this requirement is specifically waived by the SDOH. The SDOH will select the measures which will be audited

          f)   Complaint Reports:

               The Contractor must provide the SDOH on a quarterly basis; and within fifteen (15) business days of the close of the quarter, a summary of all complaints received during the preceding quarter on the Health Provider Network ("HPN").

               The Contractor also agrees to provide on a quarterly basis, via the HPN, the total number of complaints that have been unresolved for more than forty-five (45) days. The Contractor shall maintain records on these and other complaints which shall include all correspondence related to the complaint, and an evlanation of disposition. These records shall be readily available for review by the SDOH or LDSS upon request.

               Nothing in this Section is intended to limit the right of the SDOH and the LDSS to obtain information immediately from a Contractor pursuant to investigating a particular Enrollee or provider complaint.

               The LDSS reserves the right to require the Contractor to submit a hardcopy of complaint reports' in Section 18.5(o) of this Agreement. Fraud and Abuse Reporting Requirements:

               i) The Contractor must submit quarterly, via the HPN complaint reporting format, the number of complaints of fraud or abuse made to the Contractor that warrant preliminary investigation by the - Contractor.

               ii) The Contractor must also submit to the SDOH the following on an ongoing basis for each confirmed case of fraud and abuse it identifies through complaints, organizational monitoring, contractors, subcontractors, providers, beneficiaries, Enrollees, etc:

                    A) The name of the individual or entity that committed the fraud or abuse;

                    B)   The source that identified the fraud or abuse;

                    C) The type of provider, entity or organization that committed the fraud or abuse;

                    D)   A description of the fraud or abuse;


                                   SECTION 18
                      (CONTRACTOR REPORTING G REQUIREMENTS)
                                 OCTOBER 1, 2004
                                      18-3

                    E)   The approximate range of dollars involved;

                    F) The legal and administrative disposition of the case including actions taken by law enforcement officials to whom the case has been referred; and

          g)   Other data/information as prescribed by SDOH.

               iii) Such report shall be submitted when cases of fraud and abuse are confirmed, and shall be reviewed and signed by an executive officer of the Contractor.

          h)   Participating Provider Network Reports:

               The Contractor shall submit electronically, to the HPN, an updated provider network report on a quarterly basis. The Contractor shall submit an annual notarized attestation that the providers listed in each submission have executed an agreement with the Contractor to serve Contractor's Medicaid Enrollees. The report submission must comply with the Managed Care Provider Network Data Dictionary. Networks must be reported separately for each county in which the Contractor operates.

               Appointment Availability/Twenty-four (24) Hour Access and Availability Surveys:

               The Contractor will conduct a county specific (or service area if appropriate) review of appointment availability and twenty-four
               (24) hour access and availability surveys annually. Results of such surveys must be kept on file and be readily available for review by the SDOH or LDSS, upon request Guidelines for such studies may be obtained by contacting the SDOH, Office of Managed Care, Bureau of Certification and Surveillance.

               The LDSS reserves the right to require the Contractor to conduct appointment availability AND twenty-four (24) hour access studies twice a year, and to submit these reports to the LDSS, as stated in Section 18,5(o) of this Agreement.

               Clinical Studies:

               The Contractor will participate in up to four (4) SDOH sponsored focused clinical studies annually. The purpose of these studies will be to promote quality improvement within the MCO.

               The Contractor will be required to conduct at least one (1) internal focused clinical study each year in a priority topic area of its choosing, from a list to be generated through the mutual agreement of the SDOH and the Contractor's Medical Director. The Contractor may conduct its internal focused clinical study in conjunction with one or more MCOs. The


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 OCTOBER 1, 2004
                                      18-4
               purpose of these studies will be to promote quality improvement within the MCO SDOH will provide guidelines which address study structure and plan collaboration. Results of these studies will be provided to the SDOH and the LDSS.

               INDEPENDENT AUDITS:

               THE CONTRACTOR MUST SUBMIT COPIES of all certified financial statements and a QARR validation audit by independent auditors of their plan to the SDOH and the LDSS within thirty (30) days of receipt by the Contractor.

               New Enrollee Health Screening Completion Report:

               The Contractor shall submit a quarterly report within thirty (30) days of the close of the quarter showing the percentage of new Enrollees for which the Contractor was able to complete a health screening consistent with Section 13.5(6) of this Contract.

               Additional Reports:

               Upon request by the SDOH and/or the LDSS, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the SDOH and the LDSS reserve the right to give thirty (30) days notice in circumstances where time is of the essence.

          n)   LDSS Specific Reports:

               {INSERT LDSS SPECIFIC REPORTS AS APPLICABLE}

     18.6. Ownership and Related Information Disclosure

          The Contractor shall report ownership and related information to SDOH and the LDSS, and upon request to the Secretary of Department of Health and Human Services and the Inspector. General of Health and Human Services, in accordance with 42 U.S.C Section 1320a-3 and 1396b(m)(4)(Sections 1124 AND 1903(m)(4) of the Federal Social Security Act).

     18.7. Revision of Certificate of Authority

          The Contractor shall give prompt written notice to LDSS of any revisions of its Certificate of Authority issued pursuant to Article 44 of the State Public Health Law.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 OCTOBER 1, 2004
                                      18-5

     18.8. Public Access to Reports

          Any data, information, or reports collected and prepared by the Contractor and submitted to NYS authorities in the course of performing their duties and obligation under this program will be deemed to be owned by the State of New York subject to and consistent with the requirements of Freedom of Information Law. This provision is made in consideration of the Contractor's use of public funds in collecting and preparing such data, information, and reports.

     18.9. Professional Discipline

          a) Pursuant to PHL Section 4405-b, the Contractor shall have in place policies and procedures to report to the appropriate professional disciplinary agency within thirty (30) days of occurrence, ANY OF THE FOLLOWING:

               i) the termination of a health carer provider contract pursuant to Section 4406-d of the Public Health Law-for, reasons relating to alleged mental and physical impairment, misconduct or impairment of patient safety or welfare;

               ii) the voluntary or involuntary termination of a contract or employment or other affiliation with such Contractor to avoid the imposition of disciplinary measures or

               iii) the termination of a health care provider contract in the case of a determination of fraud or in a case of imminent harm to patient health.

          b) The Contractor shall make a report to the appropriate professional disciplinary agency within thirty (30) days of obtaining knowledge of any information that reasonably appears to show; that a health professional is guilty of professional misconduct as defined in Articles 130 and 131(a) of the State Education Law.

     18.10 Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal or State Government

          Contractor will certify to the SDOH and LDSS initially and immediately upon changed circumstances from the last such certification that it does not knowingly have an individual who has been debarred or suspended by the federal or state government, or otherwise excluded from participating in procurement activities:

          a) as a director, officer, partner or person with beneficial ownership of more than 5% of the Contractor's equity; or

          b) as a party to an employment, consulting or other agreement with the Contractor for the provision of items and services that are significant and material to the Contractor's obligations in the Medicaid managed care program, consistent with requirements of SSA Section 1932 (d)(1).


                                   SECTION 18.
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 OCTOBER 1, 2004
                                      18-6

     18.11 Conflict of Interest Disclosure

          Contractor shall report to SDOH, in a format specified by SDOH, documentation, INCLUDING BUT not limited to THE identity of AND financial statements of, person(s) or corporations) with an ownership or contract interest in the managed care plan, or with any subcontracts) in which the managed care plan has a 5% or more ownership interest, consistent with requirements of SSA Section 1903:
          (m)(2)(a)(viii) and 42 CFR Sections 455.100 - 455.104.

     18.12 Physician Incentive Plan Reporting

          The Contractor shall submit to MOH annual reports containing the information on all of its Physician Incentive Plan arrangements in accordance with 42 CFR Section 434.70 or, if no such arrangements are in place, attest to that. The contents and time 'frame of such reports shall comply with the requirements of 42 CFR Section 417.479 and be in a format provided by SDOH


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 OCTOBER 1, 2004

19.  RECORDS MAINTENANCE AND AUDIT RIGHTS

     19.1 Maintenance of Contractor Performance Records

          The Contractor shall maintain and shall require its subcontractors, including its Participating Providers, to maintain appropriate records relating to Contractor PERFORMANCE UNDER THIS AGREEMENT,
          INCLUDING:

          a) records related to services provided to Enrollees, including a separate Medical Record for each Enrollee;

          b) all financial records and statistical data that LOSS, SDOH and any other authorized governmental agency may require INCLUDING books, accounts; JOURNALS, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received and expenses incurred under this Agreement;

          c) appropriate financial records to document fiscal activities: and expenditures, including records relating to the sources and application of funds and to the capacity of the Contractor or its subcontractors, including its Participating Providers, if relevant, to bear the risk of potential financial losses.

     19.2 Maintenance of Financial Records and Statistical Data

          The Contractor shall maintain all financial records and statistical data according to generally accepted accounting principles.

     19.3 Access to Contractor Records

          The Contractor shall provide LDSS, SDOH, the Comptroller of the State of New York, DIMS, the Comptroller General of the United States, and their authorized representatives with access to all records relating to Contractor performance under this Agreement for the purposes of examination, audit, and copying (at reasonable cost to the requesting party) of such records. The Contractor shall give access to such records on two (2) business days prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules, or regulations.

     19.4 Retention Periods

          The Contractor shall preserve and retain all records relating to Contractor performance under this Agreement in readily accessible form during the term of this Agreement and for a period of six (6) years thereafter except that the Contractor shall retain Enrollees medical records that are in the custody of the Contractor for six (6) years after the date of service rendered to the Enrollee or


                                   SECTION 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 OCTOBER 1, 2004
                                      19-1
          cessation of Contractor operation, and in the case of a minor, for six
          (6) years after majority. The Contractor shall require and make reasonable efforts to assure that Enrollees' medical records are retained by providers for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. All provisions of this Agreement relating to record maintenance and audit access shall survive the termination of this Agreement and shall bind the Contactor until the expiration of a period of six (6) years commencing with termination of this Agreement or if an audit is commenced, until the completion of the audit, whichever occurs later. If the Contactor becomes aware of any litigation, claim, financial management review or audit that is started before the expiration of the six (6) year period, the records shall be retained until all litigation, claims, financial management reviews or audit findings involved in the record have been resolved and final action taken.


                                   SECTION 19
                    (RECORDS MAINTENANCE AND, AUDIT RIGHTS)
                                 OCTOBER 1, 2004
                                       142

20.  CONFIDENTIALITY

     20.1 Confidentiality of Identifying Information about Medicaid Recipients and Applicants

          All information relating to services to Medicaid recipients and applicants which is obtained by the Contractor shall be confidential pursuant to the New York State Public Health Law including PHL Article 27 F, the provisions of Section 369(4) of the NYS Social Services Law, 42 U.S.C. Section 1396a(a)(7) (Section 1902(a)(7) of the Federal Social Security Act), Section 33.13 of the Mental Hygiene Law, and regulations promulgated under such laws including 42 CFR Part 2 pertaining to Alcohol anel Substance Abuse Services. Such information INCLUDING information relating to services to Medicaid recipients and APPLICAINTS AS these relate to the provision of services to the recipient or APPLICANT under this Agreement shall be used or disclosed BY the CONTRACTOR only for a PURPOSE directly connected with performance of the Contractor's obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of Medicaid information.

     20.2 Medical Records of Foster Children

          Medical records of enrolled Medicaid recipients enrolled in foster care programs shall be disclosed to local social service officials in accordance with State Social Services Law including Sections 358 a, 384-a and 392 and 18 NYCRR Section 507.1.

     20.3 Confidentiality of Medical Records

          Medical records of Medicaid recipients enrolled pursuant to this Agreement shall be confidential and shall be disclosed to and by other persons within the Contractor's organization including Participating Providers, only as necessary to provide medical care, to conduct quality assurance functions and peer review functions, or as necessary to respond to a complaint and appeal under the terms of this Agreement.

     20.4 Length of Confidentiality Requirements

          The provisions of this Section shall survive the termination of this Agreement and shall bind the Contractor so long as the Contractor maintains any individually identifiable information relating to Medicaid recipients and applicants.


                                   SECTION 20
                                (CONFIDENTIALITY)
                                 OCTOBER 1, 2004
                                      20-1

21.  PARTICIPATING PROVIDERS

     21.1 Network Requirements

          a)   Sufficient Number

               i) The Contractor will establish and maintain a network of Participating Providers.

               ii) The Contractor's network must contain all of the provider types necessary to furnish the prepaid Benefit Package, including but not limited to: hospitals, physicians (primary care and specialists), mental health and substance abuse Providers, Allied health professionals, ancillary providers, DME providers and home health providers.

               iii) To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

               iv) The Contractor shall not include in its network any provider who has been sanctioned or prohibited from serving Medicaid recipients or receiving Medical Assistance payments.

          b)   Absence of Appropriate Network Provider

               In the event that the Contractor determines that it does not have a Participating Provider with appropriate training and experience to meet the particular health care needs of an Enrollee, the Contractor shall make a referral to an appropriate Non-Participating Provider, pursuant to a treatment plan approved by the Contractor in consultation with the Primary Care Provider, the Non-Participating Provider and the Enrollee or the Enrollee's designee. The Contractor shall pay for the cost of the services in the treatment plan provided by the Non-Participating Provider.

          c)   Suspension of Enrollee Assignments To Providers

               The Contractor shall ensure that there is sufficient capacity, consistent with SDOH standards, to serve Enrollees under this Agreement In the event any of the Contractor's Participating Providers are no longer, able to accept assignment of new Enrollees due to capacity limitations, as determined by the SDOH and the LDSS, the Contractor will suspend assignment of any additional Enrollees to such Participating Provider until it is capable of further accepting Enrollees. When a Participating Provider has more than one (1) site, the suspension will be MADE BY SITE.


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-1

          d)   Notice of Provider Termination

               The Contractor shall notify LDSS and SDOH of any notice of termination of an IPA, hospital or medical group provider agreement which affects an Enrollee's access to care.

               Such notification to the LDSS and the SDOH shall be made ninety
               (90) days prior to the effective date of the termination of the provider agreement or immediately upon notice from such provider if less than ninety (90) days:

               The Contractor shall also notify LDSS and SDOH in the event that the Contractor and the providers have failed to re-execute a renewal provider agreement forty-five (45) days prior to the expiration of the agreement.

               The Contractor shall submit a contingency plan to LDSS and SDOH, at least forty-five (45) days prior to the termination of expiration OF the AGREEMENT, identifying the number of Enrollees affected by the potential withdrawal; if applicable, and specifying how services previously furnished by the participating providers will be provided in the event of their withdrawal. If the provider is a participating hospital, the Contractor shall identify the number of doctors who would not have admitting privileges in the absence of such participating hospital.

               THE CONTRACTOR SHALL develop a transition plan for patients of the DEPARTING providers subject to approval by LDSS and SDOH, SDOH and LDSS may direct the Contractor to provide notice to the patients of PCPs or specialists including available options for the patients, and availability of continuing care, consistent with Section I3.7, not less than thirty (30) days prior to the termination of the provider agreement. In the event that provider agreements are terminated with less than the notice period required by this section, the Contractor SHALL IMMEDIATELY NOTIFY LDSS AND SDOH, and develop a transition plan on an expedited basis and provide notice to patients subject to the consent of LDSS AND SDOH.

               Upon CONTRACTOR notice of failure to RE-EXECUTE, or termination of, a PROVIDER agreement, the SDOH and the LDSS, in their sole discretion, may waive the REQUIREMENT OF SUBMISSION of a contingency PLAN UPON a determination by the SDOH and the LDSS that:

               i)   the impact UPON Enrollees is not significant, and/or

               ii) the Contractor and provider are continuing to negotiate in good faith and consent to extend the provider agreement for a period of time necessary to provide not less than thirty
                    (30) days notice to Enrollees.


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-2

               SDOH and the LDSS reserve the right to take any other actions permitted by this Agreement and under regulatory or statutory authority, including but not limited to contract termination.

     21.2 Credentaling

          a)   Licensure

               The Contractor shall ensure, in accordance with Article 44 of the Public Health Law, that persons and entities providing care and services for the Contractor in the capacity of physician, dentist, physician's assistant, registered nurse, other medical professional or paraprofessional, or other such person or entity satisfy all applicable licensing, certification, or qualification requirements under New York law AND THAT THE FUNCTIONS and responsibilities of such persons and entities in providing Benefit Package services under this Agreement do not exceed those permissible under New York law

          b)   Minimum Standards

               The Contractor agrees that all network physicians will meet at least one (1) of the following standards, except as specified in
               Section 21.13(b) and Appendix I of this agreement:

               i)   Be board-certified or eligible in their area of specialty;

               ii)  Have completed an accredited residency program; or

               iii) Have admitting privileges at one (1) or more hospitals participating in the Contractor's network.

          c)   Credentialing/Recredentialing Process

               The Contractor shall have in place a formal process for credentialing Participating Providers on a periodic basis (not less than once every three (3) years) and for monitoring Participating Providers performance.

          d)   Application Procedure

               The Contractor shall establish a written application procedure to be used by a health care professional interested in serving as a Participating Provider with the Contractor. The criteria for selecting providers, including the minimum qualification. requirements, that a health care professional must meet to be considered by the Contractor, must be defined in writing and developed in consultation with appropriately qualified health care professionals. Upon request, the application procedures: AND minimum qualification requirements must be made available to health care professionals.


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-3

     21.3. SDOH Exclusion or Termination of Providers

          If SDOH excludes or terminates a provider from its Medicaid Program, the Contractor shall, upon learning of such exclusion or termination, immediately terminate the provider agreement with the Participating Provider as it pertains to the Contractor's Medicaid program, and agrees to no longer utilize the services of the subject provider, as applicable. The Contractor shall access information pertaining to excluded Medicaid providers through the SDOH Health Provider Network
          (HPN). Such information available to the Contractor on the HPN shall be deemed to constitute constructive notice. The HPN should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the Contractor become aware, through the HPN or V any other source, of an SDOH exclusion or termination, the Contractor shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this Section.

     21.4 Evaluation Information

          The Contractor shall develop and implement policies and procedures to entire that health care professionals are regularly advised of information maintained by the Contractor to evaluate the performance or practice of health care professionals. The Contractor shall consult with health care professionals in developing methodologies to collect and analyze health care professional profiling data. The Contractor shall provide any such information and profiling data and analysis to healthy care professionals. Such information, data or analysis shall be provided on a periodic basis appropriate to the nature and amount of data and the volume and scope of services provided. Any profiling data used to evaluate the performance or practice of a health care professional shall be measured against stated criteria and an appropriate group of health care professionals using similar treatment modalities serving a comparable patient population. __ UPON presentation of such information or data, each health care professional shall be given the opportunity to discuss the UNIQUE nature of the health care professional's patient population which may have a bearing on the health care professional's profile and to work cooperatively with the Contractor to improve performance.

     21.5 Payment In Full

          Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Benefit Package is payment in full for services provided to Enrollees.


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-4

     21.6 Choice/Assignment of PCP's

          (a) The Contractor shall offer each Enrollee the choice of no fewer than three (3) Primary Care Providers within program distance/travel time standards. Contractor must assign a PCP to individuals that fail to select a PCP. The assignment of a PCP by the Contractor may occur after written notification of Contractor by LDSS of the enrollment (through Roster or other method) and after written notification of the Enrollee by the Contractor but in no event later than thirty (30) days after notification of enrollment, and only after the Contractor has made reasonable efforts as set forth in Section 13.5 of this Agreement to contact the Enrollee and inform him/her of his/her right to choose a PCP.

          (b) PCP assignments should be made taking into consideration the following:-

               i)   Enrollee's geographic location;

               ii)  any special health care needs, if known by the Contractor;
                    and

               iii) any special language needs, if known by the Contractor.

          c) In circumstances where the Contractor operates or contracts with a multi-provider clinic to deliver primary care services, the Enrollee must choose or be assigned a specific provider or provider team within the clinic to serve as his/her PCP. This "lead" provider will be held accountable for performing the PCP duties.

     21.7 PCP Changes

          a) The Contractor must allow Enrollees the freedom to change PCPs, without cause, within thirty (30) days of the Enrollee's first appointment with the PCP. After the first thirty (30) days PCP may be changed once every six (6) months without cause.

               The Contractor must process a request to change PCPs and advise the Enrollee of the effective date of the change within forty-five (45) days of receipt of the request. The change must be effective no later than the first (1st) day of the second
               (2nd) month following the MONTH IN which the request is made.

               The Contractor will provide Enrollees with an opportunity to select a new PCP in the event that the Enrollee's current PCP leaves the network or otherwise becomes unavailable. Such changes shall not be considered in the calculation of changes for cause allowed within a six (6) month period.

               In the event that an assignment of a new PCP is necessary due to the unavailability of the Enrollee's former PCP, such assignment shall be


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-5
               made in accordance with the requirements of Section 21.6 of this AGREEMENT.

               In addition to THOSE CONDITIONS and CIRCUMSTANCES UNDER WHICH the Contractor may assign an Enrollee a PCP when the Enrollee fails to make an affirmative choice of a PCP, the Contractor may initiate a PCP change for an Enrollee under the following circumstances:

               i) The Enrollee requires specialized care for an acute or chronic condition and the Enrollee and Contractor agree that reassignment to a different PCP is in the Enrollee's interest.

               ii) THE Enrollee's place of residence has CHANGED such that HE/SHE HAS moved beyond the PCP travel time/distance standard.

               iii) The Enrollee's PCP ceases to participate in the Contractor's network.

               iv) The Enrollee's behavior toward the PCP is disruptive and the PCP has made all reasonable efforts to accommodate the Enrollee.

               v)   The Enrollee has taken legal action against the PCP.

               Whenever initiating a change, the Contractor must offer affected Enrollees the opportunity to select a new PCP in the manner described in this Section.

          Provider Status Changes

21.8 a) Enrollees will be notified within fifteen (15) days from the date on which the Contractor.

     1)   PCP Changes:

          The Contractor agrees to notify its Enrollees of any of the following PCP changes:

          a) Enrollees will be notified within fifteen (15) days from the date on which the Contractor becomes aware that such Enrollee's PCP has changed his or her office address or telephone number.

          b) If a PCP ceases participation in the Contractor's network, the Contractor shall provide written notice within fifteen (15) days from the date that the Contractor becomes aware of such change in status to each Enrollee who has chosen the provider as their PCP. In such cases, the notice shall describe the procedures for choosing an alternative PCP and, in the event that the Enrollee is in an ongoing course of treatment, the procedures for continuing care consistent with subdivision 6 (e) of PHL Section 4403.

          c) Where an Enrollee's PCP ceases participation with the Contractor, the CONTRACTOR must ensure that a new PCP is assigned WITHIN THIRTY (30) days of the date of the notice to the Enrollee.

     2)   Other Provider Changes

          In the event that an Enrollee is in an ongoing course of treatment with another Participating Provider who becomes unavailable to continue to provide


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-6
               services to such Enrollee, the Contractor shall provide written notice to the Enrollee within fifteen (15) days from the date on which the Contractor becomes aware of the Participating Provider's unavailability to the Enrollee. In such cases, the notice shall describe the procedures for continuing care consistent with subdivision 6 (e) of PHI, Section 4403 and for choosing an alternative provider.

     21.9 PCP Responsibilities

               In conformance with the Benefit Package, the PCP shall provide health counseling and advice conduct baseline and periodic health examinations; diagnose and treat conditions not requiring the services of a specialist arrange inpatient care, consultation with specialists, and laboratory and radiological services when medically necessary coordinate the findings of consultants and laboratories and interpret such findings to the Enrollee and the Enrollee's family subject to the confidentiality provisions of
               Section 20 of this Agreement, and maintain a current medical record for the Enrollee. The PCP shall also be responsible for determining the urgency of a consultation with a specialist and shall arrange for all consultation appointments within appropriate time frames.

     21.10 Member to Provider Ratios

               The Contractor agrees to adhere to the member-to-PCP ratios shown below. These ratios are for Medicaid Enrollees only, are Contractor specific, and assume the practitioner is a full time equivalent (FTE) (defined as a provider practicing forty (40). hours per week for the Contractor):

               i) No more than 1,500 Medicaid Enrollees for each physician, or 2,400 for a physician practicing in combination with a registered physician assistant or a certified nurse practitioner.

               ii) No more than 1,000 Medicaid Enrollees for each certified nurse practitioner.

               The Contractor agrees that these ratios will be prorated for Participating Providers WHO represent less THAN a FIE to THE CONTRACTOR.

     21.11 MINIMUM OFFICE HOURS

          A)   GENERAL REQUIREMENTS

               A PCP MUST PRACTICE A MINIMUM of sixteen (16) hours a week at each primary care site.

          b) The minimum office hours requirement may be waived under certain circumstances. A request for a waiver must be submitted by the MCO to the Medical Director of the Office of Managed Care for review and approval and the physician must be available at least eight hours/week and the


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-7
               physician must be practicing in a Health Provider Shortage Area
               (RNA) or OTHER similarly determined SHORTAGE area; and the PHYSICIAN must BE able to fulfill the other responsibilities of a PCP (as described in this Section), and the waiver request must demonstrate there are systems IN place to guarantee continuity of care and to meet all access and availability standards, (24hr/7 day week coverage, appointment availability, etc.). SDOH shall notify the LDSS when a waiver has been granted.

     21.12 Primary Care Practitioners

          a)   General Limitations

               The Contractor agrees to limit its PCPs to the following primary care specialties: Family Practice, General Practice, General Pediatrics, General Intemal Medicine, except as specified in
               (13), (c), (d) and (e) of this Section.

          b)   Specialist and Sub-specialist as PCPs

               The Contractor is permitted to use specialist, and sub-specialist physician as PCPs when such an action is considered by the Contractor to be medically appropriate and cost-effective. As an alternative, the Contractor may restrict it's PCP network to primary care specialist only, while relying on standing referrals to specialists and sub-specialists for Enrollees who require regular visits to such physicians.

          c)   OBIGYN Providers as PCPs

               The Contractor, at its option, is permitted to use OBIGYN providers as PCPs, subject to SDOH qualifications.

          d)   Certified Nurse Practitioners as PCPs

               The Contractor is permitted to use certified nurse practitioners as PCPs, subject to their scope of practice limitations under New York State Law.

          e)   Registered Physician's Assistants as Physician Extenders

               The Contractor is permitted to use registered physician's assistants as physician extenders, subject to their scope of practice limitations under New York State Law.


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-8

     21.13 PCP Teams

          a)   General Requirements

               The Contractor may designate teams of physicians/certified nurse practitioners to serve as PCPs for Enrollees. Such teams may include no more than four (4) physicians/certified nurse practitioners and when an Enrollee chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that Enrollee. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.

               Medical Residents

               The Contractor shall comply with SDOH Guidelines for use of Medical-Residents as found in Appendix I, Which is hereby MADE A PART OF THIS Agreement as if set forth fully herein.

     21.14 Hospitals

          a)   Tertiary Services

               The Contractor will establish hospital networks capable of furnishing the full range of tertiary services to Enrollees. Contractors shall ensure that all Enrollees have access to at least one(1) general acute care hospital within thirty(30) minutes/thirty(30) miles travel time (by car or public transportation) from the Enrollee's residence, unless none are located within such a distance. If none are located within thirty
               (30) minutes travel time/ thirty(30) miles travel distance, the Contractor must include the next closest site in its network.

          b)   Emergency Services

               The Contractor shall ensure and demonstrate that it maintains relationships with hospital emergency facilities, including comprehensive psychiatric emergency programs (where available) within and around its Service Area to provide Emergency Services.

     21.15 Dental Networks

          If the Contractor includes dental services in its Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two(2) primary care dentists in their Service Area and to achieve a ratio of at least one(1) primary care dentist for each 2,000 Enrollees. NETWORKS MUST also INCLUDE, at least one(1) pediatric dentist AND one(1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD)


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-9
          and oraVmaxillofacial prosthodontics must be provided through any qualified dentist, either in network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

          Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered benefit or not as set forth in Appendix K-11 B-Optional Service, Dental Services.

     21.16 Presumptive Eligibility Providers

          Contractors must offer Presumptive Eligibility Providers the opportunity to contract at terms which are at least as favorable as the terms offered to other providers performing equivalent services (prenatal care). Contractors need not contract with EVERY
          PRESUMPTIVE ELIGIBILITY PROVIDER in THEIR COUNTY, but must INCLUDE a SUFFICIENT NUMBER IN their networks of Participating Providers to meet the distance/travel time standards defined for primary care.

     21.17 Mental Health and Chemical Dependence Services Providers

          The Contractor will include a full array of mental health and Chemical Dependence Services providers in its networks in sufficient numbers to assure accessibility to Benefit Package services on the part of both children and adults, using either individual, appropriately licensed practitioners or New York State Office of Mental Health. (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

          The State defines mental health and Chemical Dependence Services providers to include the following: Individual Practitioners, Psychiatrists, Psychologists, Psychiatric Nurse Practitioners, Psychiatric Clinical Nurse Specialists, Licensed Certified Social Workers, OMH AND OASAS Programs and Clinics, and providers of mental health and/or Chemical Dependence Services certified or licensed PURSUANT to Article.31 or 32 of the Mental Hygiene Law, as appropriate.

     21.18 Laboratory Procedures

          The Contractor agrees to restrict its laboratory provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.

     21.19 Federally Qualified Health Centers (FQHCs)

          In voluntary counties, the Contractor is not required to contract with FQHCs.

          However, when an FQHC is part of the provider network (voluntary or mandatory counties) the Provider Agreement must include, a provision whereby the


                                   SECTION 21
                       (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-10

          Contractor agrees to compensate the FQHC for services provided to Enrollees at a payment rate that is not less than the level and amount for a similar set of services which the Contractor would make to a provider that is not an FQHC.

          In mandatory counties, the Contractor shall contract with FQHCs operating in its Service Area. However, the Contractor has the option to make a written request to the SDOH for an exemption from the FQHC contracting requirement, if the Contractor can demonstrate, with supporting documentation, that it has adequate capacity and will provide a comparable level of clinical and enabling services (e.g., outreach; referral services, social support services, culturally sensitive services such as training for medical and administrative staff, medical and non-medical and case manageMent services) to vulnerable populations in lieu of contracting with an FQHC in its Service Area. Written requests for exemption from this requirement are subject to approval by HCFA

          When the Contractor is participating in a county where an MCO that is sponsored, owned and/or operated by one or more FQHCs exists, the Contractor is not required to include any FQHCs within its network in that county.

     21.20 Provider Services Function

          The Contractor will operate a Provider Services function during regular business hours. At a minimum, the Contractor's Provider Services staff must be responsible for the following:

          a) Assisting providers with prior authorization and referral protocols.

          b)   Assisting providers with claims payment procedures.

          c)   Fielding and responding to provider questions and complaints.


                                   SECTION 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 OCTOBER 1, 2004
                                      21-11

22. SUBCONTRACTS AND PROVIDER AGREEMENTS

     22.1 Written Subcontracts.

          Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement

     22.2 Permissible Subcontracts

          Contractor may subcontract for provider services as set forth in
          Section 2.6 and 21 of this contract and management services including; but not limited to, marketing, QUALITY ASSURANCE AND utilization review activities AND, SUCH other services as are acceptable to the SDOH.

     22.3 Provisions of Services through Provider' Agreements

          All medical care and/or services covered under this Agreement, with the exception of seldom, used subspecialty and Emergency Services, Family planning Services, and services for which Enrollees can self refer, shall be provided through Provider Agreements with Participating Providers.

     22.4 Approvals

          a) Provider Agreements shall require the approval of SDOH as set forth in PHL 4402 and 10 NYCRR Part 98.

               If a subcontract is for management services under 10 NYCRR
               Section 984.11, it must be approved by SDOH prior to its becoming effective.

               The Contractor shall notify SDOH of any material amendments to any Provider Agreement as set forth in 10 NYCRR Section 98-1.8.

     22.5 Required Components

          a) The Contractor shall impose obligations and duties on its subcontractors, including its Participating Providers, that are consistent with this Agreement, and that do not impair any rights accorded to LDSS; SDOH, or DHHS.

               No subcontract including ANY Provider Agreement shall limit or terminate the Contractor's duties and obligations under this Agreement.

          c) Nothing contained in this Agreement between LDSS and the Contractor shall create any contractual relationship between any subcontractor of the Contractor, including Participating Providers, and the County or LDSS.


                                   SECTION 22
                              (PROVIDER AGREEMENTS)
                                 OCTOBER 1, 2004
                                      22-1

          d) Any subcontract entered into by the Contractor shall fulfill the requirements of 42 CFR Part 434 that are appropriate to the service or activity delegated under such subcontract.

          e) The Contractor shall also ensure that, in the event the Contractor fails to pay any subcontractor, including any Participating Provider in accordance with the subcontract or Provider Agreement, the subcontractor or Participating Provider will not seek payment from the LDSS, the Enrollees, or their eligible dependents.

          f) The Contractor shall include in every Provider Agreement a procedure for the resolution of disputes between the Contractor and its Participating Providers.

          g) The Contractor shall ensure that all Provider Agreements entered into with Providers require acceptance of a woman's enrollment in the MCO as sufficient to provide services to her newborn, unless the newborn is excluded from participating in Medicaid managed care.

     22.6 Timely Payment

          Contractor shall make payments to health care providers for items and services covered under this Agreement on a timely basis, consistent with the claims payment procedures described in NYS Insurance Law
          Section 3224-a.

     22.7 Restrictions on Disclosure

          The Contractor shall not by contract or written policy or written procedure prohibit or restrict any health care provider from the following:

               i) a condition or a course of treatment with such subscriber, Enrollee, patient, designated representative or prospective Enrollee, including the availability of other therapies, consultations, or tests; or

               ii) The provisions, terms, or requirements of the Contractor's products as they relate to the Enrollee, where applicable.

          a) Disclosing to any subscriber, Enrollee, patient, designated representative or, where appropriate, prospective Enrollee any information that such provider deems appropriate regarding:

          b) filing a complaint, making a report or comment to an appropriate governmental body regarding the policies or practices of the Contractor when they believe that the POLICIES OR PRACTICES negatively impact upon the QUALITY OF, or access to, patient care.

          c) advocating to the Contractor on behalf of the Enrollee for approval or coverage of a particular treatment or for the provision of health care services.


                                   SECTION 22
                              (PROVIDER AGREEMENTS)
                                 OCTOBER 1, 2004
                                      22-2

     22.8 Transfer of Liability

          No contract or agreement between the Contractor and a health care provider shall contain any clause purporting to transfer to the health care provider, other than a medical group, by indemnification or otherwise, any liability relating to activities, actions or omissions of the Contractor as opposed to those of the health care provider.

     22.9 Termination of Health Care Professional Agreements

          The Contractor shall not terminate a contract with a health care professional unless the Contractor provides to the health care professional a written explanation of the reasons for the proposed termination and an opportunity for a review or hearing as hereinafter provided. For purposes of this Section a health care professional is an individual licensed, registered or certified pursuant to Title 8 of the Education Law.

          These requirements shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency that impairs the health care professional's ability to practice.

          When the Contractor desires to terminate a contract with a health care professional, the notification of the proposed termination by the Contractor to the health care professional shall include:

          a)   the reasons for the proposed action;

          b) notice that the health care professional has the right to request a hearing or review, at the provider's discretion, before a panel appointed by the Contractor;

          c) a time limit of not less than thirty (30) days within which a health care professional may request A HEARING; AND

          d) a time limit for a hearing date: WHICH must BE HELD WITHIN thirty (30) days after the date of receipt of a request for ahearing.

          No contract or agreement between the Contractor and a health care professional shall contain any provision which shall supersede or impair a health care professional's right to notice of reasons for termination and the opportunity for a hearing or review concerning such termination.


                                   SECTION 22
                              (PROVIDER AGREEMENTS)
                                 OCTOBER 1, 2004
                                      22-3

     22.10 Health Care Professional Hearings

          A health care professional that has been notified of his or her proposed termination must be allowed a hearing. The procedures for this hearing must meet the following standards:

          a) The HEARING panel shall be comprised of at least three persons appointed by the Contractor. At least one person on such panel shall be a clinical peer in the same discipline AND the same or similar specialty as the health care professional UNDER review. The hearing panel may consist of more than three persons, provided however that the NUMBER of clinical peers on such panel shall constitute one-third or more of the total membership of the panel.

          b) The HEARING PANEL shall render a DECISION ON the PROPOSED action in a TIMELY manner. Such decision shall include reinstatement of the health care professional by the Contractor, provisional reinstatement subject to conditions set forth by the Contractor or termination of the health care professional. Such decision shall be provided in writing to the health care professional.

          c) A decision by the hearing panel to terminate a health care professional shall be effective not less than thirty (3O) days after the receipt by the health care professional of the hearing panel's decision. Notwithstanding the termination of a health care professional for cause or pursuant to a hearing, a plan shall permit an Enrollee to continue an on-going course of treatment for a transition period of up to ninety (90) days, and postpartum care, subject to provider agreement, pursuant to PHL
               Section 4406(6)(e).

          d)   In no event shall termination be effective earlier than sixty
               (60) days from the receipt of the notice of termination.

     22.11 Non-Renewal of Provider Agreements

          Either party to a contract may exercise a right of non-renewal at the expiration of the contract period set forth therein or, for a contract without a specific expiration date, on each January first occurring after the contract has been in effect for at least one year, upon sixty (60) days notice to the other party; provided, however, that any non-renewal shall not constitute a termination for the purposes of this Section.


                                   SECTION 22
                              (PROVIDER AGREEMENTS)
                                 OCTOBER 1, 2004
                                      22-4

     22.12 Physician Incentive Plan

          If Contractor elects to operate a PhysiCian Incentive Plan, Contractor agrees that no specific payment will be made directly or indirectly under the plan to a physician or, physician group as an inducement to reduce or limit medically necessary services furnished to an Enrollee. Contractor agrees to submit to SDOH ANNUAL reports containing the information on its physician incentive plan in accordance with 42 CFR Section 434.70. The contents of such reports shall comply with the requirements of 42 CYR Section 417.479 and be in, a format to be provided by SDOH.

          THE CONTRACTOR MUST ENSURE THAT ANY AGREEMENTS FOR CONTRACTED SERVICES COVERED BY THIS AGREEMENT, SUCH AS AGREEMENTS BETWEEN THE CONTRACTOR AND OTHER ENTITIES OR BETWEEN THE CONTRACTOR'S SUBCONTRACTED ENTITIES AND THEIR CONTRACTORS, AT ALL LEVELS INCLUDING THE PHYSICIAN LEVEL, INCLUDE LANGUAGE REQUIRING THAT THE PHYSICIAN INCENTIVE PLAN INFORMATION BE PROVIDED BY THE SUB-CONTRACTOR IN AN ACCURATE AND TIMELY MANNER TO THE CONTRACTOR, IN THE FORMAT REQUESTED BY SDOH.

          In the event that the incentive arrangements place the physician or physician group at risk for services beyond those provided directly by the physician or physician group for AN amount BEYOND the RISK THRESHOLD of 25% of potential payments for covered services (SUBSTANTIAL financial, risk), the Contractor must comply with all additional requirements listed in regulation, such as conduct enrolleeldisenrollee satisfaction surveys; disclose the requirements for the physician incentive plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in their Agreement


                                   SECTION 22
                              (PROVIDER AGREEMENTS)
                                  OCTOBER, 2004
                                      22-5

23.  FRAUD AND ABUSE PREVENTION PLAN

     A Fraud and Abuse Prevention Plan for the detection, investigation and prevention of fraudulent activities must be filed BY the CONTRACTOR WITH THE Commissioner of HEALTH to the extent required by SDOH regulations. A copy of this plan must be submitted to the LDSS, upon request of the LDSS.

24.  AMERICANS WITH DISABILITIES ACT COMPLIANCE PLAN

     Contractor must comply with Title II of the Americans with Disabilities Act
     (ADA) and Section 504 of the Rehabilitation Act of 1973 for program accessibility, and must develop an ADA Compliance Plan consistent with the SDOH Guidelines for Medicaid MCO Compliance with the ADA which are set forth in Appendix J, which is hereby made a part of this Agreement as if set forth fully herein. Said plan must be approved by the SDOH and/or the MSS, and filed with the Contractor, SDOH and the LDSS.

25.  FAIR HEARINGS

     25.1 Enrollee Access To Fair Hearing Process

Enrollees may access the fair hearing process in accordance with applicable federal and state laws and regulations. Contractors must abide by and participate in New York State's Fair Hearing Process and comply with determinations made by a fair hearing officer.

     25.2 Enrollee Rights to a Fair Hearing

          Enrollees may request a fair hearing regarding adverse LDSS determinations concerning enrollment, disenrollment and eligibility, and regarding the denial, termination, suspension or reduction of a clinical treatment or other Benefit Package services by the Contractor. For issues related to disputed services, Enrollees must have received an adverse determination from the Contractor or its approved utilization review agent either overriding a recommendation to provide services by a Participating Provider or confirming the decision of a Participating Provider to deny those services. An Enrollee may also seek a fair hearing for a failure by the Contractor to act with reasonable promptness with respect to such services. Reasonable promptness shall mean compliance with the time frames established for review of grievances and utilization review in Sections 44 and 49 of the Public Health Law.

     25.3 Contractor Notice to Enrollees

          a) Contractor must issue a written Notice of Adverse Determination and Fair Hearing Rights to any Enrollee:

               i) When Contractor or its utilization review agent has denied a request to approve a Benefit Package service ordered by an MCO provider, or


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, 2004
                                       -1-

               ii) When an Enrollee is denied a requested service or benefit by an MCO provider and has exhausted the Contractor's approved internal complaint and appeal procedures or utilization review processes; or

               iii) At LEAST 10, DAYS BEFORE THE EFFECTIVE date of Contractor's termination, suspension or reduction of a benefit or treatment already in progress for that Enrollee.

          b) Contractor agrees to serve notice on affected Enrollees by MAIL AND must maintain documentation of such.

          c) Contractor's Notice of Adverse Determination and Notice of a Right to - Request a Fair-Hearing shall include the following:

               i)   the description of the action Contractor intends to take;

               ii) the reasons for the determination including the clinical rationale, if any,

               iii) the process for filing a grievance/complaint with the organization;

               iv) the tuneframes within which a grievance/complaint must be made;

               v) the right of an Enrollee to designate a representative to file a grievance/complaint on behalf of the Enrollee;

               vi) the notice of the right of the Enrollee to contact the New York State Department of Health (800 206-8125) with their complaint; and

               vii) the notice entitled "Managed Care Action Taken" containing the Enrollee's fair hearing and aid continuing rights.

          d) The Contractor's Notice of Adverse Determination and Notice of a Right to Request a Fair Hearing for Article 49 Utilization Review Determinations shall include the following:

               (i)  a description of the action Contractor intends to take;

               (ii) the reasons for the determination including the clinical rationale, if any,

               (iii) INSTRUCTIONS on how to initiate standard and expedited appeals pursuant; to section 4904 of the Public Health Law
                    (PHL);

               (iv) instructions on how to initiate an external appeal pursuant to section 4914 of the PHL;

               (v) notice of availability of the clinical review criteria relied upon to make such determination;

               (vi) the additional, if any, necessary information to be provided to, or obtained by, the UR agent in order to render a decision on the appeal

               (vii) notice of the right of the Enrollee to contact the New York
                    State Department of Health (800 206-8125) with their complaint; and

               (viii) the notice entitled "Managed Care Action Taken" containing the Enrollee's fair hearing and aid continuing rights.


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, 2004
                                       -2-

     25.4 Aid Continuing

          Contractor shall be required to continue the provision of the Benefit Package services that are the subject of the fair hearing to AN Enrollee (hereafter referred to as "aid continuing") if so ordered by the OAH under the following circumstances:

               i) Contractor has or is seeking to reduce, suspend or terminate a treatment, or Benefit Package service currently being provided;

               ii) Enrollee has filed a timely request for a fair hearing with OAH; and

               iii) There is a valid order for the treatment or service from a participating provider Contractor shall provide aid continuing until the matter has been resolved to the Enrollee's satisfaction or until the administrative process is completed and there is a determination from OAH that Enrollee is not entitled to receive the service, the Enrollee withdraws the request for aid continuing and/or the fair hearing in writing, or the treatment or service originally ordered by the provider has been completed, whichever occurs first

               iv) If the services and/or benefits in dispute have been terminated, suspended or reduced and the Enrollee timely requests a fair hearing, Contractor shall, at the direction of either SDOH or LDSS, restore the disputed services and/or benefits consistent with the provisions of Section 25.4(iii) of this Agreement

     25.5 Responsibilities of SDOH

          SDOH will make every reasonable effort to ensure that the Contractor receives timely notice in writing by fax, or e-mail, of all requests, schedules and directives regarding fair hearings.

     25.6 Contractor's Obligations

          a) Contractor SHALL appear at all scheduled fair hearings concerning its clinical determinations and/or Contractor-initiated disenrollments to present evidence as justification for its determination or submit written evidence as justification for its determination regarding the disputed benefits and/or services.
               If Contractor will not be making a personal appearance at the fair hearing, the written material must be submitted to OAH and Enrollee or Enrollee's representative at least three (3) BUSINESS days prior to the SCHEDULED HEARING. If the hearing is SCHEDULED fewer than three (3) business days after the request, Contractor must deliver the evidence to the hearing site no later than one
               (1) business day prior to the hearing, otherwise Contractor must appear in person. Notwithstanding the above provisions, Contractor may be required to make a personal appearance at the discretion of the hearing officer and/or SDOH.

          b) Despite an Enrollee's request for a State fair hearing in any given dispute, Contractor is required to maintain and operate in good faith its own internal

                            SECTION 23 - SECTION 3.7
                                 OCTOBER 1, 2004
               complaint and appeal process as required under state and federal laws and by Section 14 and Appendix F of this Agreement. Enrollees may seek redress of adverse determinations simultaneously through Contractor's internal process and the State fair hearing process. If Contractor has reversed its initial determination and provided the service to the Enrollee, Contractor may request a waiver from appearing at the hearing and, in submitted papers, explain that it has withdrawn its, initial determination and is providing the service or treatment formerly in dispute.

          c) Contractor shall comply with all determinations rendered by OAH at fair hearings. Contractor shall cooperate with SDOH efforts to ensure that Contractor is in compliance with fair hearing determinations. Failure by Contractor to maintain such compliance shall constitute breach of this Agreement Nothing in this Section shall limit the remedies available to SDOH, LDSS or the federal government relating to any non-compliance by Contractor with a fair hearing determination or Contractor's refusal to provide disputed services.

          d) If SDOH investigates a complaint that has as its basis the same a dispute that is the subject of a pending fair hearing and, as a result of its investigation, concludes that the disputed services and/or benefits should be provided to the Enrollee, Contractor shall comply with SDOH's directive to provide those services and/or benefits and provide notice to OAH and Enrollee a as required by Section 25.6(b) of this Agreement.

          e) If SDOH, through its complaint investigation process, or OAH, by a determination after a fair hearing, directs Contractor to provide a service that was initially denied by Contractor, Contractor may either directly provide the service, arrange for the provision of that service or pay for the provision of that service by a Non-Participating Provider.

          f) Contractor agrees to abide by changes made to this Section of the Agreement with respect to the fair hearing, grievance and complaint processes by SDOH in order to comply with any amendments to applicable state or federal statutes or regulations. Such changes SHALL BECOME effective WITHOUT need for any further action by the parties to this Agreement

          g) Contractor agrees to identify a contact person within its organization who will serve as a liaison to SDOH for the purpose of receiving fair hearing requests, scheduled fair hearing dates and adjourned fair hearing dates and compliance WITH STATE DIRECTIVES. Such individual shall be accessible to the State by e-mail; shall monitor e-mail for correspondence from the State at least once every business day; and shall agree, on behalf of Contractor, to accept notices to Contractor transmitted via e-mail as legally valid.


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, 2004

          h) The information describing fair hearing rights, aid continuing, complaint procedures and utilization review appeals shall be included in all Medicaid managed care member handbooks and shall comply with SDOH's member handbook guidelines.

          i) Contractor shall bear the burden of proof at hearings regarding the reduction, SUSPENSION or termination of ONGOING SERVICES. In the event that Contractor's initial -adverse determination is upheld as a result of a fair hearing, any aid continuing provided pursuant to that hearing request, may be recouped by Contractor.

26. EXTERNAL APPEAL

     26.1 Basis for External Appeal

          Managed care Enrollees are eligible to request an external appeal when one or more covered HEALTH CARE SERVICES HAVE BEEN denied by the Contractor on the basis that the service(s) is not medically necessary or is experimental or investigational.

     26.2 Eligibility for External Appeal

          An Enrollee is eligible for an external APPEAL when the Enrollee HAS EXHAUSTED the Contractor's INTERNAL UTILIZATION review procedure or BOTH the Enrollee and, the Contractor have agreed to waive internal appeal procedures in accordance with New York State P.H.L Section 4914(2)2(a). A PROVIDER is also eligible for an external appeal of retrospective denials.

     26.3 External Appeal Determination

          The external appeal determination is binding on the Contractor, however, a fair hearing determination supercedes an external appeal determination for Medicaid Enrollees.

     26.4 Compliance with External Appeal Laws and Regulations

          MCOs must comply with the provisions of New York State P.H.L. Sections 4910-4914 and Title 10 of NYCRR SUBPART 98-2 regarding the external appeal program.

27. INTERMEDIATE SANCTIONS

          Contractor is subject to the imposition of sanctions as authorized by State law including the SDOH's right to impose sanctions for UNACCEPTABLE practices as set forth in Title 18 of the Official Compilation of Codes, Rules and Regulations of the State of New York (NYCRR) Part 515 and civil and monetary penalties pursuant to 18 NYCRR
          Part 516 and such other sanctions and penalties as are authorized by local laws and ordinances and


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, 2004
          resultant administrative codes, rules and regulations related to the Medical Assistance Program or to the delivery of the contracted for services.

28. ENVIRONMENTAL COMPLIANCE

          The Contractor shall comply with all APPLICABLE standards, orders; or REQUIREMENTS ISSUED UNDER SECTION 306 OF-THE CLEAN Air Act 42 U.S.C.
          SECTION 1857(H), Section 508 of the Clean Water Act (33 U.S.C. Section
          1368), Executive Order 11738, AND the Environmental Protection Agency ("EPA") regulations (40 CFR, Part 15) that PROHIBIT the use of the facilities included on the EPA List of Violating Facilities. The Contractor shall report violations to SDOH and to the Assistant Administrator for Enforcement of the EPA.

29. ENERGY CONSERVATION

          The CONTRACTOR shall COMPLY WITH any APPLICABLE mandatory standards and policies relating to energy- efficiency that are contained in - the State Energy Conservation regulation issued in compliance with the Energy Policy and Conservation Act of 19.75 (Pub. L 94-165) and any amendment to the Act.

30. INDEPENDENT CAPACITY OF CONTRACTOR

          The parties agree that the Contractor is an independent Contractor, and that the ( ) Contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees of LDSS DHHS or the SDOH.

31. NO THIRD PARTY BENEFICIARIES

          Only the parties to this Agreement and their successors in interest and assigns have any rights OR REMEDIES UNDER or by reason of this Agreement.

32. INDEMNIFICATION

     32.1 INDEMNIFICATION BY CONTRACTOR

          THE CONTRACTOR SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE LDSS, ITS OFFICERS, AGENTS, AND EMPLOYEES AND THE ENROLLEES AND THEIR ELIGIBLE DEPENDENTS FROM:

          a) any and all claims and losses accruing or resulting to any, and all Contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation FURNISHING or supplying work, services, materials, or supplies in connection WITH THE performance OF THIS AGREEMENT;

          b) any and all claims AND LOSSES ACCRUING or resulting to any person, firm, or corporation that may be injured or damaged by the Contractor, its officers,


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, ____
                                       -6-
               agents, employees, or subcontractors, including Participating Providers, in connection with the performance of this Agreement;

          c) any liability, including costs AND expenses, for violation of proprietary rights, copyrights, or rights of privacy, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data FURNISHEDUNDER this Agreement, or based on any libelous or otherwise unlawful matter contained in such data.

               i) The LDSS will provide the Contractor with prompt written notice of any claim made against the LDSS, and the Contractor, at its sole option, shall defend or settle said claim. The LDSS shall cooperate with the Contractor to the extent necessary for the Contractor to discharge its obligation under Section 32.1.

               ii) The Contractor shall have no obligation under this section with respect to any claim or cause of action for damages to persons or property solely caused by the negligence of LDSS, its employees, or agents.

     32.2 Indemnification by LDSS

          The LDSS shall indemnify and hold harmless the Ceptractor and its officers, agents, and employees from any and all claims for damages resulting from actions by the LDSS or their Contractors in connection with their performance under this Agreement, except for such damages, costs, and expenses resulting from the negligence or culpable act of the Contractor, its officers, agents, employees, or subcontractors; including Participating Providers.

33. PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING.

     33.1 Prohibition of Use of Federal Funds for Lobbying

          The Contractor agrees, pursuant to 31. U.S.C. Section 1352 and 45 CFR
          Part 93, that no Federally appropriated fluids have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement. The Contractor agrees to complete and submit the "Certification Regarding Lobbying", Appendix B attached hereto and incorporated herein, if this Agreement exceeds $100,000.


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, 2004
                                       -7-

     33.2 Disclosure Form to Report Lobbying

          If any funds other than Federally appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award OF any FEDERAL CONTRACT; THE MAKING OF any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment; or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete, and submit Standard ,Form LLL "Disclosure Form to Report Lobbying," in accordance with its instructions.

     33.3 Requirements of Subcontractors

          The Contractor shall include the provisions of this section in its subcontracts, INCLUDING its Provider Agreements. For all subcontracts, including Provider Agreements, that exceed $100,000, the Contractor shall require the subcontractor, including any Participating Provider to certify and disclose accordingly to the Contractor.

34. NON-DISCRIMINATION

     34.1 Equal Access to Benefit Package

          Except as otherwise provided in applicable sections of this Agreement the Contractor shall provide the Benefit Package to all Enrollees in the same manner, in accordance with the same standards, and with the same priority as Enrollees of the Contractor under any other contracts

     34.2 Non-Discrimination

          The Contractor shall not discriminate against Eligible Persons or Enrollees on the basis of age, sex, race, creed, ,physical or mental HANDICAP/DEVELOPMENTAL DISABILITY, NATIONAL ORIGIN, sexual orientation, type of illness, or condition, need for health services, or Capitation Rate that the Contractor will receive for such Eligible Persons or Enrollees.

     34.3 Equal Employment OPPORTUNITY

          Contractor must comply with Executive Order 11246, entitled "Equal Employment OPPORTUNITY", as AMENDED BY Executive Order 11375, and as supplemented in Department of Labor regulations.


                             SECTION 23 SECTION-37
                                 OCTOBER 1, 2004
                                       -8-

     34.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

          The Contractor shall not prohibit, restrict or discourage enrolled Native Americans from receiving care from or accessing Medicaid reimbursed health services from or through a tribal health or urban Indian health facility or center.

35. COMPLIANCE WITH APPLICABLE LAWS

     35.1 Contractor and LDSS; Compliance With Applicable Laws

          Notwithstanding any inconsistent provisions in this Agreement, the Contractor and LDSS shall comply with all applicable requirements of the State Public Health Law; the State Social Services Law; Title XIX of the Social Security Act; Title VI of the Civil Rights Act of 1964 and 45 C.F.R. Part 80, as amended; Section 504 of the Rehabilitation Act of 1973 and 45 C.F.R. Part 84, as amended; Age Discrimination Act of 1975 and 45 C.F.R. Part 91, as amended; the Americans with Disabilities Act; Title XIII of the Federal Public Health Services. Act, 42 U.S.C. Section 300e et seq., regulations promulgated there under, the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191) and related regulations; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement.

     35.2 Nullification of Illegal; Unenforceable, Ineffective or Void Contract Provisions

          Should any provision of this Agreement be declared or found to be illegal or unenforceable, ineffective or void, then each party shall be relieved of any obligation arising from such provision, the balance of this Agreement, if capable of performance, shall remain in full. force and effect.

     35.3 Certificate of Authority Requirements

          The Contractor must satisfy conditions for issuance of a certificate of authority, including proof of financial solvency, as specified in 10 NYCRR, Section 98.6.

     35.4 Notification of Changes in Certificate of Incorporation

          The Contractor shall notify LDSS of any amendment to its Certificate of Incorporation in the same manner as and simultaneously with the notice given to SDOH pursuant to 10 NYCRR Section 98.4(a).

     35.5 Contractor's Financial Solvency Requirements

          The Contractor, for the duration of this Agreement, shall remain in compliance with all applicable state requirements for financial solvency for MCOs, participating in the Medicaid Program. The Contractor shall continue to be


                             SECTION 23 - SECTION 37
                                 OCTOBER 1, 2004
                                       -9-
          financially responsible as defined in PHL Section 4403(1)(c) and shall comply, with the contingent reserve fund and escrow deposit requirements of 10 NYCRR Sections 98.11(d) and 98.11(e), respectively, and must meet minimum net worth REQUIREMENTS ESTABLISHED BY SDOH AND the State INSURANCE Department The Contractor shall make provision, satisfactory to SDOH, for protections for SDOH, LDSS and the Enrollees in the event of HMO or subcontractor insolvency, including but not limited to, hold harmless and continuation of treatment provisions in all provider agreements which protect SDOH, LDSS AND Enrollees from costs of treatment and assures continued access to care for Enrollees.

     35.6 Compliance With Care for Maternity Patients

          Contractor must comply with Section 2803 n of the Public Health Law AND Section 3216 (i) (10) (a) of the State Insurance Law related to hospital care for maternity patients.

     35.7 Informed Consent Procedures for Hysterectomy and Sterilization

          The Contractor is required and shall require Participating Providers to comply with the informed consent procedures for Hysterectomy and Sterilization specified in 42 CFR, Part 441, sub-part F, and 18 NYCRR
          Section 505.13.

     35.8 Non-Liability of Enrollees for Contractor's Debts.

          Contractor agrees that in no event shall the Enrollee become liable for the Contractor's debts as set forth in SSA Section 1932(6)(6).

     35.9 LDSS Compliance With Conflict of Interest Laws

          LDSS and its employees shall comply with General Municipal Law Article 18 and all other appropriate provisions of New York State law, local laws and ordinances and all resultant codes, rules and regulations pertaining to conflicts of interest.

     35.10 Compliance With PHL Regarding External Appeals

          Contractor must comply with Article 49 Title H of the Public Health Law regarding external appeal of adverse determinations.

36. NEW YORK STATE STANDARD CONTRACT CLAUSES

          The parties agree to be bound by the standard clauses for all New York State contracts and standard clauses, if any, for local government contracts contained in Appendix A, attached to and incorporated as if set forth fully HEREIN, and ANY AMENDMENT THERETO.


                             SECTION 23 - SECTION 37
                                 October 1, 2004
                                      -10-

37. INSURANCE REQUIREMENTS

          MODEL CONTRACT NOTE- The LDSS may propose insurance requirements based on the contract practices of its County. Such requirements must be reasonable and consistent with the attainment of managed care program objectives.

                                                as Section 37 of this Agreement.

          [ ]  The LDSS does not have insurance requirements.


                             SECTION 23 - SECTION 37
                                 October 1, 2004
                                      -11-

                     COUNTY OF PUTNAM INSURANCE REQUIREMENTS

The County of Putdam requires that, for all work performed under contract, the contractor procure and maintain at their own expense and without expense to the County, the following insurances: -

A. Worlcer's Compensation - Statutory - covering all operations and all locations involved in the contract (Also New York State Disability Benefits.)

B. Comprehensive General Liability covering all operations and locations involved in the contract and including Putnam County as an additional insured under this Comprehensive General Liability policy. Such addition must be clearly typed on the insurance certificate.

C. Comprehensive Automobile Liability - covering all operations and 16cations involved in the contract and including all owned, hired or other non-owned automobiles.

D. If applicable, Professional Liability (errors and omissions) in the amount of at least $1,000.000.00 per occurrence.

Unless specifically required, each liability shall provide limits of not less than:

Bodily Injury Liability - per occurrence single limit of $1,000,000.00 for both Comprehensive - General Liability and Automobile Liability.

Property Damage Liability - per occurrence - single limit of $1,000,000 Comprehensive General Liability and $500,000.00 Automobile Liability.

Before commencement of any work, event or performance a certificate or certificates of insurance must be furnished the County of Putnam in forms satisfactory to the County's Risk Manager

All certificates of insurance must provide that the policy or policies shall not be changed or cancelled until at least thirty (30) days prior written notice has been given to the County's Risk Manger:

(1) Insurers shall have no right of recovery or subrogation against the County of Putnam (including its agents and agencies), it being the intention of the patties that the insurance policies so effected shall protect both parties and be primary coverage for any and all losses covered by the above described insurance.

(2) The clause "other insurance provisions" in a policy in which the County of Putnam is named as an additional insured, shall not apply to the County of Putnam.

(3) The insurance companies issuing the policy or policies shall have no recourse against the County of Putnam including its agents or agencies) for payment of any premiums or for assessments under any form of policy.

(4) Any and all deductibles in the above described insurance policies shall be assumed by and be for the account of, and at the risk of the contractor.

The following INDEMNIFICATION agreement shall be and hereby is, a provision of "the contract and shall be endorsed on the reverse side of all certificates of insurance:

The Contractor, person or firm agrees to protect, defend, indemnify and hold the County of Putnam and its officers, employees and agents free and harmless from and against any and all losses, penalties, damages, settlements, costs, charges, professional feet or other expense or liabilities of every _____ and character arising out of or relating to any and all claims, liens, demands, obligations, actions, Proceedings or courses of action of every kind and __________ __________ with or arising directly or indirectly out of this agreement and/or the performance hero:5(pound). Without limiting the generality of "the foregoing, any and all such claims, etc., relating to personal injury," death, damage to property, defects in material or workmanship, actual or alleged infringent _____ of any patent, trademark, copyright (or application for any thereof) or of any other tangible or intangible personal or property right, or any actual or alleged violation of any applicable statute, ordinance, administrative order, rule or regulations, or decree of any court, shall be included in the indemnity hereunder. The Contractor FURTHER agrees to investigate, handle, respond to, provide defense for and defend any such claims, ETC.

at his sole expense and agrees to bear all costs and expense related thereto, even if its (clauns. etc.) is groundless, false or fraudulent.

When required, the Contractor shall, upon execution of the agreement, furnish and deliver to the County of Putnam a faithful performance bond and a materials payment bond. He shall furnish and Maintain bonds at his own expense and without expense to the County until final acceptance of the work covered by the agreement. The bonds coverage shall be one hundred (100%) percent of the amount of the contract price. The furnishing of the bonds shall be a condition precedent to the effectuation of an agreement between the County and the contractor. The bonds shall be in a form satisfactory to the County and shall be issued by a surety company licensed to do business in the State of New York.

[MODEL CONTRACT NOTE: FORMAT OF SIGNATURE PAGE(S) MAY BE ESTABLISHED BY THE LDSS, OR THIS PAGE MAY BE USED. THE TERM OF AGREEMENT MUST BE SPECIFIED ON THE SIGNATURE PAGE.]

     This Agreement is effective October 1, 2004 and shall remain in effect until September 30, 2005 or until the execution of an extension, renewal or successor agreement as provided for in the Agreement.

     In Witness Whereof, the parties have duly executed this Agreement on the dates appearing below their respective signatures.


By /s/ Illegible                        By /s/ Illegible
   ----------------------------------      -------------------------------------
               Contractor                  County Department of Social Services
                                              (or New York City Department of
                                                          Health)

Date 8/27/04                            Date __________0


                                 SIGNATURE PAGE
                                 OCTOBER 1, 2004

STATE OF NEW YORK) COUNTY OF
PUTNAM) ss.:

     On this __________ day of __________ 2004, before me the subscriber, personally appeared Michael J. Piazza, Jr., to me known, who being by me duly sworn, did depose and say that he is the Commissioner of the Putnam County. Department of Social Services, the corporation described herein and which executed the foregoing INSTRUMENT AND THAT HE SIGNED HIS name thereto.


                                        /s/ LINDA M. RINALDI
                                        ----------------------------------------
                                                    LINDA M. RINALDI
                                            NOTARY PUBLIC, STATE OF NEW YORK
                                                    NO.O RI5Q14948 -
                                                 OUAFDI D IN PUTNAM COU
                                             Commission Expires JULY 12,10

STATE OF NEW YORK
COUNTY OF 13 __       ) ss.

     On this __________ day of __________ 2004, before me personally came Karin Ajamni, to me known, who being duly sworn, did depose and say that she is the President and CEO of CarePlus, L-LC described herein and which executed the foregoing instrument and that she signed her name thereto.

                                                      /s/ Illegible
                                        ----------------------------------------
                                                      NOTARY PUBLIC

          EVELYN HUANG
                         NOTARY PUBLIC STATE OF NEW YORK
                               UC.NO. 02HH6001118
                           QUAINNED IN NEW YORK COUNTY
                        COMISSTON EXPIRES MARCH 13, 2006;

                                 SIGNATURE PAGE

Read and Approved by:


/s/ Richard B. Honeck                   /s/ Illegible
-------------------------------------   ----------------------------------------
Richard B. Honeck
Risk Manager                            Date 9/30/04

Date 9/21/04


/s/ Carl F. Lodes
-------------------------------------
Carl F. Lodes
Department of Law

Date 9/28/04


/s/ Illegible
-------------------------------------

Date 9/26/04

COUNTY OF PUTNAM

                                   APPENDIX A

                         New York State STANDARD CLAUSES
                           AND LOCAL STANDARD CLAUSES


                                   APPENDIX A
                                 OCTOBER 1, 2004

                       STANDARD CLAUSES FOR NYS CONTRACTS

     The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby, made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party)

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $15,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if; by this contract, the State agrees to give something other than money when the - value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law
Section 163.6.a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with - Section 239 thereof; Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability,(a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work or (b) discriminate against or intimidate any employee hired for the

Page I
performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent

6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by
Article 8 of the Labor Law or a building service contract covered by Article 9 thereof; neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including, the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time " Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a 'non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds 55,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, fine, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency, of the United 'States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off: These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under 'this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under ' this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor

                                                                       May, 2003

STANGAIN : I$ l$ES Iw rS COlliucis.

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt, from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should riot be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish; or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION.

(a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and for FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either" the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or-services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal propose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law. (2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State. Comptroller, AESOB, Albany, New York 12236.

12. EOUAL EMPLOYMENT. OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with
Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument; providing" for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency, or (ii) a written agreement in excess of $ 100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing Off affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union; or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract; all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will include the provisions of "a", "b", and above, in every subcontract over 525,000.00 for the construction, demolitian, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor.
Section 312-does not apply to: (i) work, goods or services unrelated to this oontract or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this Section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article II-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized); but must, instead, be heard in a court of competent jurisdiction of the State of New York

17. SERVICE OF. PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

                                                                      May, 2003.

S1AMA11ppl195ESl InS cOITIACI$

                                                                         Areemlu

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law Section 165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law he the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with Specifications and provisions regarding use of tropical hardwoods as detailed in Section 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State

19. RACBRIDE FAIR EMPLOYMENT PRINCIPLES: In accordance with the MacBride Fair Employment Principles - (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the: Contractor either (a) has no business 'operations in Northern Ireland, or (b) shill.: take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State
Finance Law), and shall permit independent monitoring of compliance-with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New, York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

     NYS Department of Economic Development.
     Division for Small Business
     30 South Pearl St - 7th Floor
     Albany, New York 12245
     Telephone: 518-292-5220

A directory of certified minority and Women owned business enterprises is available from:

     NYS Department of Economic Development
     Division of Minority and Women's Business Development
     30 South Pead St- 2nd Floor
     Albany, New York 12245
     http://wOrw.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a)The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, intruding certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b)The Contractor has complied with the Federal Equal Opportunity Act of 1972 (PL. 92-261), as amended;

(c) The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing _arty such positions with the Job Service Division of the New York State Department of labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and,

(d) The Contractor acknowledges notice that the State may seek to obtain offset, credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business as located in a country, nation, province; state or political subdivision that penalizes. New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000; amendments (Chapter 684 and Chapter 383; respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory, jurisdictions subject to this provision inch* __% the states of South Carolina, Alaska; West Yuginia, Wyoming, Louisiana and Hawaii.
Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance: Law 162 (4-a), the State shall not purchase any apparel front any vendor unable or unwilling to certify that (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (u) vendor will supply, with its bid (or, if not a bid situation, prior to or of the lime of signing a contract with the "State), if known, the names and-addresses of each subcontractor and a list of all manufacturing plants to be utilized by the bidder.

Page 3                                                                May, 2003.

                                   APPENDIX B

                        CERTIFICATION REGARDING LOBBYING


                                   APPENDIX B
                                 October 1, 2004
                                       B-1

                                   APPENDIX B

                        CERTIFICATION REGARDING LOBBYING

The undersigned certifies, to the best of his or her knowledge, that:

1. No Federal. appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of INFLUENCING or attempting to influence an officer or employee of any agency, a MEMBER of Congress, an officer or employee of a Member of Congress in connection with the award of any Federal loin, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2. If ANY funds OTHER THAN Federal appropriated funds have been paid or will BE PAID to ANY person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress in connection with the award of any Federal contract, the making OF ANY Federal grant, the making of ANY Federal loan; the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, Or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form LLL "Disclosure Form to Report Lobbying", in accordance with its instructions.

3. The Contractor shall include the provisions of this section in all provider Agreements under this Agreement and require all Participating providers whose Provider Agreements exceed $100,000 to certify and disclose accordingly to the Contractor.

     This certification is a material representation of fact upon which reliance was place when this transaction was made or entered into Submission of this certification is a prerequisite for making or entering into this transaction pursuant to U.S.C. Section 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

DATE: 8/27/04


SIGNATURE: Illegible

TITLE: President & CEO

ORGANIZATION: CarePlus, LCC


                                   APPENDIX B
                                 OCTOBER 1, 2004
                                       B-2

                                   APPENDIX C

     NEW YORK STATE DEPARTMENT OF HEALTH GUIDELINES FOR THE PROVISION OF FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES.


                                   APPENDIX C
                                 OCTOBER 1, 2004
                                       C-1

                         GUIDELINES FOR THE PROVISION OF

                FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

Enrollees may obtain family planning and or REPRODUCTIVE health services and HIV blood testing and pre-and post-test counseling when performed as part of a family planning encounter from either the Contractor or from any appropriate MMIS-enrolled health care provider of the Enrollee's choice. Pharmacy prescriptions, Medical Supplies, and over the counter drugs are to be billed fee-for-service by all providers.

Family planning services means the offering, arranging and furnishing of those health services which enable individuals, including minors who may be sexually active, to prevent or reduce the incidence of UNWANTED pregnancies.

FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES INCLUDE: THE FOLLOWING MEDICALLY-NECESSARY SERVICES, RELATED DRUGS AND SUPPLIES WHICH are furnished or administered under the supervision of a physician or certified: nurse practitioner during the course of a family planning visit for the purpose of:

     contraception, including insertion/removal of an intrauterine device (IUD), insertion/removal of Norplant, and injection procedures involving Pharmaceuticals such as Depo-Provera;

     sterilization;

     screening, related diagnosis, and referral to participating provider for pregnancy;

     medically-necessary induced abortions and for New York City recipients, elective induced abortions.

Such services include those education and counseling services to render the services effective. Medically-necessary induced abortions are procedures, either medical or surgical, which result in the termination of pregnancy. The determination of medical necessity shall include positive evidence of pregnancy, with an estimate of its duration.

When clinically indicated; the following services may be provided as a part of a family planning and reproductive health visit

- screening, related diagnosis, AMBULATORY treatment and referral as NEEDED for DYSMENORRHEA, CERVICAL CANCER, OR OTHER PELVIC ABNORMALITY/PATHOLOGY. V

- screening, related diagnosis and referral for anemia, cervical cancer, glycosuria, proteinuria, hypertension and breast disease.

-    screening and treatment for sexually transmissible disease.


                                   APPENDIX C
                                 October 1, 2004
                                       C-2

Providers of family planning and reproductive health care shall comply with all of the requirements set forth in Sections 17 and 18 of the New York State Public Health Law, and 10. NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

The above family planning and reproductive health services are the only services which are covered under the free access policy. Routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post partum care are not covered under the free access policy, and are the responsibility of the Contractor if they are covered contract services.


                                   APPENDIX C
                                 October 1, 2004
                                       C-3

                                       C 2

   GUIDELINES FOR PLANS THAT INCLUDE FAMILY PLANNING AND REPRODUCTIVE HEALTH
                        SERVICES IN THEIR BENEFIT PACKAGE

IF the Contractor includes family planning and reproductive, health services in its benefit package, the Contractor must notify all Enrollees of reproductive age, (including minors who may be sexually active) at the time of enrollment about their right to obtain family planning and reproductive health services and supplies from any network or non network provider without referral or approval. The notification must contain the following:

1) notification of the Medicaid Enrollee's right to obtain the full range of family planning and reproductive health services (including HIV counseling and testing when performed as part of a family planning encounter) from either a Contractor's participating provider or any qualified non network provider who accepts Medicaid who undertakes to provide such services to them, without referral, approval or notification;

2) a current list of qualified network family planning providers, within the geographic area, including addresses and telephone numbers, who provide the full range of family planning and reproductive health services. Contractor may also choose to provide a list of qualified non network Medicaid providers who provide the full range of family planning and reproductive health services;

3) information that the cost of the Enrollee's care will be fully covered by Medicaid, when services are obtained in accordance with #1 above, regardless of where the Enrollee obtains.

The Contractor must notify its participating providers that all claims for family planning services must be billed to the Contractor and not the Medicaid fee-for-service program.

services.


                                   APPENDIX C
                                 OCTOBER 1, 2004
                                       C4

                                       C 3

           GUIDELINES FOR POLICY AND PROCEDURES FOR PLANS THAT DO NOT

              INCLUDE FAMILY PLANNING SERVICES IN THEIR CAPITATION

     Any Contractor who does not include family planning services in its Benefit Package must notify all Enrollees and prospective Enrollees that these services are NOT covered through the plan and submit a statement of the policy and procedure they will use to inform Enrollees, prospective Enrollees, and network providers using the following guidelines. The statement must be sent Director Office of Managed Care, NYS Department of Health, Coming Tower, Room 2001, ALBANY, NY 12237 before SIGNING the CONTRACT.

THE POLICY AND PROCEDURE STATEMENT REGARDING FAMILY PLANNING SERVICES MUST CONTAIN THE FOLLOWING:

1) A STATEMENT THAT THE CONTRACTOR WILL INFORM PROSPECTIVE ENROLLEES, NEW ENROLLEES AND CURRENT ENROLLEES THAT:

     a. Certain family planning and reproductive health services (such as abortion, sterilization and birth control) are not covered by the Contractor.

     b. Such services may be obtained through fee-for-service Medicaid from any provider who accepts Medicaid.

     c. No referral is needed for such services, and that there will be no cost to the Enrollee for such services.

2)   A statement that this information will be provided in the following manner:

     a. Through the Contractor's written marketing materials, including the member handbook.

     b. Orally at the time of enrollment and any time an inquiry is made regarding family planning and reproductive health services.

     c. Included on any web site of the Contractor which includes information concerning its Medicaid managed care program. Such information shall be prominently displayed and easily nivlgated.

3) The procedure for informing the Contractor's primary cam providers, obstetricians, and gynecologists that the Contractor has eleeted not to cover certain reproductive and family planning services, but that such Participating Providers may provide, make referrals, or arrange for these services in accordance with MA fee-for-service billing policies.


                                   APPENDIX C
                                 OCTOBER 1, 2004
     service Medicaid program that, if they render NON-COVERED REPRODUCTIVE HEALTH and family planning services, they do so as a fee-for-service Medicaid practitioner, independent of the Contractor.

4) Mechanisms to inform the Contractor's providers who also participate in the fee for

5) The member handbook and marketing materials indicating that the Contractor has elected not to cover certain reproductive health and family planning services, and explaining the right of all Enrollees to secure SUCH SERVICES THROUGH fee-for-service Medicaid from any Medicaid provider/cl'______________A 'c which offers THESE SERVICES.

     WITH THE ADVENT OF MANDATORY ENROLLMENT AND auto assignment, mechanisms to provide ALL NEW ENROLLEES WITH an SDOH approved letter explaining how to access family planning services and the SDOH approved or LDSS approved list of family planning PROVIDERS. This material will be furnished by SDOH or LDSS to the plan and mailed with the first new member communication, prior to the enrollment effective date.

7) If an Enrollee or prospective Enrollee requests information ABOUT these NON COVERED services, the Contractor's marketing or enrollment staff or member services department will advise the Enrollee or prospective Enrollee as follows:

     a. Family planning and reproductive health. services such as abortion, sterilization and birth control are not covered through the plan.

     b. Enrollees can receive these NON COVERED services using their Medicaid card from any doctor or clinic that provides these services and accepts Medicaid.

     c. The Contractor will mail to each Enrollee or prospective Enrollee who calls, a copy of the SDOH or LDSS approved letter explaining the Enrollee's right to receive these non-covered services and an SDOH approved or LDSS approved list of family planning providers, who participate in Medicaid in the Enrollee's community. The Contractor will mail these materials within 48 hours of the contact.

          Enrollees can call the Conractor's member services number or the New York State Growing-Up-Healthy Hotline (1-800 522-5006) to request a copy of the list of Family Planning PROVIDERS and for further information about how to obtain these non-covered services.

     The procedure for maintaining a manual log of all requests for such information, including the date of the call, the Enrollee's ID number, and the date the SDOH approved - letter and SDOH or LDSS approved list were mailed. The Contractor will review this log MONTHLY AND UPON REQUEST, submit a COPY to SDOH or THE LDSS.

     Mechanisms to inform participating providers that, if requested by the Enrollee, or, if in the provider's best professional judgement, certain reproductive health and family


                                   APPENDIX C
                                 OCTOBER 1, 2004
     planning services not offered. THROUGH the Contractor are medically indicated in accordance with generally accepted standards of professional. practice, an appropriately trained professional should so advise the Enrollee and either: (1) offer those services on a fee-for-service basis; or (2) provide the Enrollee with a copy of the SDOH approved or LDSS approved list of Medicaid family planning providers, or (3) give the Enrollee the member services number to call to obtain this listing.

10) The Contractor must recognize that the exchange of medical information, when indicated in accordance with generally accepted standards of professional practice, is necessary for the overall coordination of Enrollees' care and will assist primary care providers in providing the highest quality care to the Contractor's Enrollees. The Contractor must acknowledge that medical record information maintained by network providers may include information relating to family planning services provided under the fee forservice Medicaid program.

11) Quality assurance initiatives to ensure compliance with this policy. These should include the following procedures:

     a. The Contractor will submit any materials to be furnished to Enrollees and providers relating to access to non-covered reproductive health and family planning services to SDOH, Office of Managed Care for its review and approval before issuance. Such materials include, but are not limited to member handbooks, provider manuals, and marketing materials.

     b. Monitoring calls to member services and providers will be conducted to assess the quality of the information provided. These calls will be performed weekly by the manager/director or his or her designee.

     c. Every month, the plan will prepare a list of Enrollees who have been sent a copy of the SDOH approved letter and the SDOH approved or LDSS approved list of family planning providers. This information will be submitted to the Chief Operating Officer and President/CEO on a monthly basis.

     d. The Contractor will provide all new employees with a copy of this policy. The Contractor's orientation programs will include a thorough discussion of all aspects of this policy and procedure. Annual retraining programs for all employees will also be conducted to ensure continuing compliance with this policy.


                                   APPENDIX C
                                 OCTOBER 1, 2004
                                       C-7

                                   APPENDIX D

                                 NEW YORK STATE
                              DEPARTMENT OF HEALTH
                              MARKETING GUIDELINES


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-1

                              MARKETING GUIDELINES
                                  INTRODUCTION

The purpose of these guidelines is to provide an operational framework for localities and Medicaid managed care organizations (MCOs) IN the development of MCO marketing plans, materials, and activities and to describe SDOH's marketing rules, MCO marketing requirements, and prohibited practices.

The guidelines are consistent with those issued to all states by the Health Care, Financing Administration (HCFA), U.S. Department of Health and Human Services (DHHS) in August 1994. These guidelines are consistent with the requirements of New York State.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-2

A.   MARKETING PLANS

1. The MCO shall develop a marketing plan that meets SDOH guidelines and any local requirements as approved by the State Department of Health (SDOH).

2. THE LDSS IS RESPONSIBLE FOR THE REVIEW AND APPROVAL OF MCO MARKETING PLANS, USING A SDOH APPROVED CHECKLIST

3. Approved marketing plans set forth the allowable terms and conditions and the proposed activities that the MCO intends to undertake during the contract period. Locally determined variations, as specified in Section E of this Appendix, must be described in the MCO's specific marketing plan for each LDSS the MCO contracts with.

4. The MCO must have on file with the SDOH and each LDSS with which it will contract, an approved marketing plan, prior to the contract award date or before marketing and enrollment begin, whichever is sooner. Subsequent changes to the plan must be submitted to the LDSS or SDOH for approval at least sixty (60) days before implementation.

5. The plan shall include a stated marketing goal and strategies; marketing activities; and staff training, development and responsibilities. The following must be included in the plan's description of materials to be used distribution methods; primary marketing locations, and a listing of the kinds of community service events the MCO anticipates sponsoring and/or participating in, during which it will provide information and/or distribute marketing materials.

     The MCO must describe how it is able to meet the informational needs, related to marketing, for the physical and cultural diversity of its potential membership. This may include, but not be limited to, a description of the MCO's other than English language provisions, interpreter services, alternate communication mechanisms, including sign language, Braille, audio tapes, and/or use of Telecommunications Device for the Deaf (TDD)/TTY services.

7. The MCO shall describe measures for monitoring and enforcing compliance with the guidelines by its marketing representatives and its providers including the prohibition of door-to-door solicitation and cold-call telephoning; a description of the development of pre-enrollee mailing lists, that maintains client confidentiality and that honors the client's express request for direct contact by the MCO; the selection and distribution of pre-enrollment gifts and incentives to consumers; and a description of the training, compensation and supervision of its marketing representatives.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-3

B.   MARKETING MATERIALS

1.   Definitions

     a) Marketing materials generally include the concepts of advertising, public service announcements; printed publications, and other broadcast or electronic messages designed to increase awareness and interest in Medicaid managed care and/or a MCO's Medicaid managed care product. The target audience for these marketing materials is Medicaid eligible persons who are not enrolled in a Medicaid managed care plan, and who are living in a defined service area.

     b) Marketing materials include any information that references the Medicaid managed care program, is intended for general distribution, and is produced in a variety of print, broadcast, and direct marketing mediums. These generally include radio, television, billboards, newspapers, leaflets, informational brochures, videos, telephone book yellow page ads, letters, and posters. Additional materials requiring marketing approval include a listing of items to be provided as nominal gifts or incentives.

     Marketing Material Requirements

     a) Marketing materials must be written in prose that is understood at a fourth to sixth-grade reading level and must be printed in at least ten (10) point type.

          The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the potential Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language. SDOH will inform the LDSS and LDSS will inform the Contractor when the 5% threshold has been reached. Marketing materials to be translated include those key materials, such as informational brochures, that are produced for routine distribution, and which are included within the MCO's marketing plan. SDOH will determine the need for other than English translations based on county specific census data or other available measures.

     c) Alternate forms of communications must be provided for persons with visual, hearing, speech, physical, or developmental disabilities. These alternate forms include Braille or audiotapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

     d) The plan name, mailing address (and location, if different), and toll free phone number must be prominently displayed on the cover of all multi-paged marketing materials.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-4

     e) Marketing materials must not contain false, misleading, or ambiguous information such as "You have been PRE-APPROVED for the XYZ HEALTH PLAN," or "If you do not choose a plan you will lose your Medicaid coverage," or "You get free, unlimited visits." Materials must not use broad, sweeping statements for example, "If you are eligible for Medicaid, you are eligible for Medicaid Managed Care and/or the XYZ-Health PLAN."

     The material must accurately reflect general information, which is applicable to the average consumer of Medicaid managed care.

     The Contractor may not use logos or wording used by government agencies if such use could imply or cause confusion about a connection between a governmental agency and the Contractor.

     Marketing materials may not make reference to incentives that may be available to Enrollees after THEY JOIN A PLAN, such as "If you JOIN the XYZ Plan; you will receive a free BABY carriage after you complete eight prenatal visits."

     Marketing materials that are prepared for distribution or presentation by the LDSS or enrollment broker must be provided in a manner that is easily understood and appropriate to the target audience. The material covered must include sufficient INFORMATION to assist the individual in making an informed choice of MCO.

     j) The MCO shall advise potential Enrollees, in written materials related to enrollment, to verify with the medical services, providers they prefer, or have an existing relationship with, that such medical services providers participate in the selected managed care provider's network and are available to serve the participant.

3.   Prior Approvals

     a) The SDOH will review and approve MCO, marketing videos, materials for broadcast (radio, television, or electronic), billboards, mass transit (bus, subway or other livery) and statewide/regional print advertising materials. These materials must be submitted to the SDOH for review. A copy must be simultaneously provided to the LDSS.

     b)   The LDSS will review and approve the following marketing material:

          i)   MCO marketing plans;

          ii) Scripts or outlines of presentations and materials used at health fairs and other LDSS approved events and locations;

          iii) All pre-enrollment written marketing materials - written marketing materials include brochures and leaflets, and presentation materials used BY MARKETING REPRESENTATIVES;


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-5

          iv) County specific MCO informational brochures to be included in MSS enrollment packets; and

          v)   All direct mailing from MCOs targeted to the Medicaid market.

     c) Both SDOH and LDSS will adhere to a sixty (60) day "file and use" policy, whereby materials submitted by the MCO must be reviewed and commented on within sixty (60) days of submission or the MCO may assume the materials have been approved if the reviewer has not submitted any written comment

     The Contractor shall submit all subcontracts, procedures, and materials related to Marketing to Eligible Persons to the SDOH and/or LDSS for prior written approval. The Contractor shall not enter into any subcontracts or use any marketing subcontractors, procedures, or materials that the SDOH and/or LDSS has not approved.

4.   Dissemination of LDSS Outreach Materials

     The Contractor shall provide to the LDSS and/or Enrollment Broker upon request, a marketing/informational brochure or alternative informational document that describes coverage in the county specific service area.

     The Contractor shall upon request, submit to the LDSS or Enrollment Broker, a current provider directory, together with information that describes how to determine whether a provider is presently available.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-6

C.   Marketing Activities

1.   Definitions

     a) Marketing activities are occasions during which marketing information and material regarding Medicaid managed care and information about a particular MCO's affiliated products are presented. Typically, such information is presented both in verbal exchanges and THROUGH the distribution of written materials, together with the giving away of nominal gifts. The informal nature of the marketing activity requires. MCOs to be forthright in their presentations to allow potential Enrollees the exercise of informed choice, and localities must provide the best assurances that marketing practices are consistent with established guidelines. Any exchange of verbal marketing information must include the following:

          i) if the plan is not capitated for family planning services, the representative must tell potential Enrollees that:

               a) certain family planning and reproductive health services (such as abortion, sterilization and birth control) are not covered by the Contractor;

               b) whenever needed; such services may be obtained through fee for service Medicaid from any provider who accepts Medicaid;

               c)   do referral is needed for such services;

               d)   there will be no cost to the enrollee for such services.

     b) With prior local approval MCO's may engage in marketing activities that include community sponsored social gatherings, provider hosted informational sessions, or MCO sponsored events. Events may include such activities as health fairs WORKSHOPS on HEALTH promotion, holiday parties, after SCHOOL programs, raffles, etc. These events must not be restricted to Medicaid Recipients only.

          Media campaigns are the distribution of information/materials regarding the Medicaid managed care program and/or a specific MCO for the purpose of encouraging Medicaid recipients to join a managed care plan. All mediums including television, radio, billboards, subway and bus posters, and electronic messages must be PRE-APPROVED by the SDOH at least thirty (30) days prior to the campaign. A copy must be simultaneously submitted to the SDOH and the LDSS.

2.   Marketing Sites

     a) With prior LDSS approval, MCOs may distribute approved marketing material in such places as, an income support maintenance center, community centers (if the center agrees and allows all MCOs to use the center), markets, pharmacies, hospitals and other provider sites, schools, health fairs, a resource center established by the LDSS or the enrollment counseling contractor, and other areas where potential Enrollees are likely to gather.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-7

          1) 1VICOs are PROHIBITED from door-to-door solicitation of potential Enrollees, or distribution of material, and may not engage in "cold calling" inquiries or solicitation.

               c) MCOs are PROHIBITED from direct marketing or distribution of material in hospital emergency rooms including emergency room waiting areas. Marketing may not take place m patient rooms or treatment areas (except for waiting areas) or other prohibited sites unless requested by the individual. LDSS may not allow MCO to market in individual homes without permission of the individual

               d) MCOs may not require its Participating Providers to distribute plan-prepared communications to their Patients.

               e) Participating. Providers may display the marketing materials of their contracting MCOs provided that appropriate notice is conspicuously posted for all other. MCOs WITH WHOM THE PROVIDER HAS a contract.

               f) Participating Providers are encouraged to communicate with their patients about managed care options, and to advise their patients in determining the MCO that best meets the health needs of the patient and his/her family. Such advice, whether presented verbally or in writing; must be individually based and not merely a promotion of one plan over another Providers Who, wish to let their patients know of their affiliation with one or more MCOs must list: each MCO with whom they hold contracts. IN the event marketing material is included with such communication, the material, together with the intended communication, must be pre-approved by the LDSS before distribution.

               g) In the event a provider is no longer affiliated with a particular MCO but remains affiliated With other participant MCOs, the provider may notify his/her/its patients of the new status and the impact of such change on the patient

3.   Restricted Marketing Activities

     a) MCOs are PROHIBITED from misrepresenting the Medicaid program, the Medicaid managed care program, or the program or policy requirements of the LDSS or the SDOH.

     b) MCOs are PROHIBITED from purchasing or otherwise acquiring or using mailing lists of Medicaid recipients from third party vendors, including providers and LDSS offices.

     c) MCOs are PROHIBITED from using mffle tiekets and event attendance or sign-in sheets to develop mailing lists of potential Enrollees.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-8

          MCOs may not discriminate against a potential Enrollee based on his/her current health status or anticipated need for future health care. The MCO may not discriminate on the basis of disability or perceived disability of an Enrollee or their family member. Health assessments may not be performed by MCOs prior to enrollment MCOs may inquire about existing primary care relationships of the applicant and explain whether and how such relationships may be maintained. Upon request, each POTENTIAL Enrollee SHALL BE provided with a listing of all Participating Providers including specialists and facilities in the MCO's network. THE MCO MAY RESPOND TO A POTENTIAL ENROLLEE'S QUESTION ABOUT WHETHER A particular specialist is in the network. However, MCOs are prohibited from inquiring about the types of specialists utilized by the potential Enrollee.

          MCOs may not offer incentives of any kind to Medicaid recipients to join a health plan. "Incentives" are defined as any type of inducement whose receipt is contingent upon the recipients joining the plan.

          MCOs are responsible for ensuring that their marketing representatives engage in professional and courteous behavior IN their interactions with LDSS stag staff from other health plans, and Medicaid clients. Examples of inappropriate behavior include interfering with other health plan presentations, talking negatively about another health plan, and participating with Medicaid clients during the verification interview with LDSS staff.

          MCOs may offer nominal gifts of not more than $5.00 infair-market value as part of a health fair or other marketing activity to stimulate interest in managed care and/or the MCO: Such gifts must be pre-approved by the LDSS, and offered without regard to enrollment. The MCO must submit a listing of intended items to be distributed at marketing activities as nominal gifts. The submission of actual samples or photographs of intended nominal gifts will not be routinely required, but must be made available upon request by the state or local reviewer. Listings of item donors or co-sponsors must be submitted along with the description of items.

          MCOs may offer its Enrollees rewards for completing a health goal, such as finishing all prenatal visits, participating in a smoking cessation session, attending initial orientation sessions upon enrollment, and timely completion of immunizations or other health related program. Such rewards may not exceed $50.00 in fair-market value per Enrollee over a twelve (12) month period, and must be related to a health goal. MCOs may not make reference to these rewards in their pre-enrollment marketing materials or discussions and all such rewards must be approved by the MSS.

          MCOs may not offer compensation to marketing representatives, including salary increases or bonuses, based solely on the number of individuals they enroll. However, MCOs may base compensation of marketing representatives on periodic performance evaluations which consider enrollment productivity as one


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                       D-9
          of several performance factors during a performance period, subject to the following requirements:

1) "Compensation" shall mean any remuneration required to be reported as income or compensation for federal tax purposes;

2)   MCOs may not pay a "commission" or fixed amount per enrollment

3) Bonuses may not be awarded more frequently than quarterly, and the annual amount awarded as bonus compensation to a marketing representative may not exceed 10% of his/her total annual compensation;

4) Performance evaluations used as a basis for such bonus or salary increase shall be set forth in writing and available for inspection by SDOH or the LDSS;

5) Other appropriate factors which may be considered by an MCO in awarding merit salary increase or bonuses to marketing representatives include but are not limited to:

     - Ratio of "clean" or successful enrollments submitted; quality of applications;

     -    Attendance; adherence to marketing schedules; timeliness

     - Observed marketing behavior; absence/paucity of complaints regarding marketing conduct

6) Affiliated providers engaged in marketing on behalf of an MCO shall be considered "marketing representatives" for purposes of Section C (3)(i) of Appendix 11

Individuals employed by MCO's as marketing representatives, and ernployees of marketing subcontractors must have successfully completed a training program about the basic concepts of managed care and the Medicaid recipients rights and responsibilities relating to membership in managed care. MCOs must submit a copy of the training curriculum for their marketing representatives to SDOH and the LDSS as part of the marketing plan. The MCO shall be responsible for the activities of its marketing representatives and the activities of any subcontractor or management entity. A marketing representative means any individual or entity engaged by the Contractor to market on behalf of the Contractor.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                      D-10

     MARKETING INFRACTIONS

1. Infractions of the marketing guidelines may result in the following actions being taken by the LDSS to protect the interests of the program and its clients. These actions shall be taken at the sole discretion of the LDSS:

     a) If an MCO or its represenitative commits a first time infraction of marketing guidelines and the LDSS deems the infraction to be minor or unintentional in nature, the LDSS may issue a warning letter to the MCO.

     b) For subsequent, or more serious infractions, the LDSS may impose liquidated damages of $2,000.00, or other appropriate non-monetary sanctions for each infraction.

     c) The LDSS may require the MCO to prepare a corrective action plan with a specified deadline for implementation.

     d) If the MCO commits further infractions, fails to pay liquidated damages within the specified timeframe or, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, the LDSS may

          i) prohibit the plan from conducting any marketing activities for a period-up to the end of the contract period;

          ii) suspend new enrollments, other than newborns, for a period up to the remainder of the contract; or

          m) terminate the contract pursuant to termination procedures described therein.


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                      D-11

E.   LDSS SPECIFIC MARKETING GUIDELINES

LDSS: _______ Putnam County:

MCO: _______ CarePlus; LLC

            {insert LDSS specific marketing guidelines as applicable}


                                   APPENDIX D
                                 OCTOBER 1, 2004
                                      D-12

LDSS MARKETING GUIDELINES

The following is the LDSS marketing guidelines all Managed Care Organizations are expected to adhere to when offering managed care enrollment to prospective Putnam County members. The LDSS will allow the MCO's to undertake marketing, education and enrollment activities predicated on intensive LDSS monitoring and the MCO's compliance with these guidelines.

1. Marketing enrollment activities will take place at Putnam County Department of Social Services and WIC sites only. MCO's are expected to attend all recertification and recertification make ups. MCO's are welcome to market on other days at the above sites, BUT upon arrival, must notify the Managed Care Office that they are in the building.

2. Enrollment applications must be turned in at the end of each day to the managed care office. All enrollment applications must be written legibly and signed/dated by the marketer and the enrollee. Enrollees must choose a PCP or the enrollment form will not be processed.

3. The MCO may develop enrollment sites apart from those listed in number 1 with the Managed Care Coordinator's permission.

4. The Managed Care Coordinator reserves the right to meet with all new marketers before they start marketing and enrollment activities in Putnam County to review marketing guidelines, pull down dates, deadlines, etc.

5. Projected enrollment dates are based on the State pull down in combination with the LDSS deadline date. If extenuating circumstances exist (e.g. pregnancy) the Managed Care Coordinator will make the determination if an enrollment can occur late.

6. All enrollment forms must indicate the projected enrollment date. It is the marketer's responsibility to explain the "projected enrollment date". This explanation must be given regardless of when in the month an enrollment application is signed. (E.g.; If case eligibility is running out at the end of the month, the projected date of enrollment could be QUESTIONABLE even if the application is completed at the beginning of the month.)

7. The marketers must tell enrollees when they expect to receive their Managed Care I.D. card and how to access services if the I.D. card has not been received yet. The member should also be made aware that the I.D. card not coming on the first of the month does not necessarily mean their enrollment has not started. The marketer must explain to the enrollee how to use the Managed Care I.D. card vs. the Medicaid card. The member must be made aware of the fact that these two, cards are not interchangeable.

8. Marketing and enrollment must be done in the client's primary language. The marketer will note the enrollees primary language on the enrollment form. Marketing and education activities must be provided at no higher than a fourth grade language level.

9. Enrollees, not the marketer, choose their PCP and OB/GYN on the enrollment form. It is the marketer's responsibility to ascertain the member's awareness of the location of their chosen provider and the member's ability to get there.

10. Potential members must be made aware of the existence of other Managed. Care Plans offering managed care services in Putnam County. When a marketer is talking with a client, other MCO's should not be involved in that conversation unless the client requests their presence. If multiple companies choose to do a joint presentation, that is their choice.

11.  Marketers are not allowed in the receptionist office.

12. The marketers will not use or request access to the LDSS State computer or any PC system.

13. If a client is already enrolled or has completed an enrollment application with another plan, the marketer will not attempt to encourage the client to change companies, unless the client wants to. In this situation, the marketer may only ask the client if they are satisfied with their present MCO. If the client responds affirmatively, only a pamphlet may be offered. No further interaction is appropriate. If the client is not happy with their current enrollment and/or asks for further information, then the marketer may make the presentation.

14. The MCO will send the Coordinator updates on all changes in the provider network regarding additions AND DELETIONS AS they occur.

15. The marketer is responsible for making the following presentation to all clients who they enroll:

     a. Making the potential member aware of other managed care plans and facilitate informed choice.

     b.   Stress the importance of receiving a base-line exam.

     c. All babies enrolled to female members will automatically be enrolled in the same plan as the mother.

     d. A marketer can encourage eligible families to all enroll in the same plan. The marketer must provide education as to how to decide which plan best meets the individual needs.

     e. The marketer is responsible for finding out which providers a client is using (including Prenatal; Mental Health and/or Substance Abuse providers) and want to continue using.

     f. The marketer must explain the member's once a year option to self refer to mental health and/or substance abuse services. The marketer will provide the member with a complete listing of the MCO's provider network as it relates to these two areas at the time of enrollment.

     g. The marketer must explain the member's option to self-refer to any participating provider of vision services (optometrists) for refractive vision services. Provider listing to be made available.

     h. The marketer must inform the member of her ability to see the OB/GYN provider without a PCP referral. Provider lists to be made available.

     i.   The marketer must advise clients what is considered emergency care.

     j.   The marketer must advise clients about guarantee.

     k. The marketer must explain Family Planning and HIV testing/counseling as a "freedom of access" service.

     l. The marketer must explain to the client how to change their PCP if they are not satisfied.

ADDITIONAL GUIDELINES

A. The Plans will submit to LDSS for review and approval all subcontracts, plans, procedures and materials related to marketing to eligible persons. Materials for mass advertising (radio, television, billboards," etc.) will be submitted' to SDOH and LDSS for review and approval.

B. All materials PRODUCED for public distribution will include the plan name; address and toll-free telephone number on each page of multi-paged materials.

C. Informational brochures, member handbooks and provider directories will be distributed to each person who desires at a given marketing location. All eligible persons enrolled will be given an inventory of these items as well. The Plans will provide the LDSS with additional supplies on an "as needed" basis. When changes occur to these materials they will be forwarded to the LDSS within two business days. Marketers will also be provided with addendums within two business days.

                                   APPENDIX E

                       NEW YORK STATE DEPARTMENT OF HEALTH
                           MEMBER HANDBOOK GUIDELINES


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-1

                                  INTRODUCTION

This document contains member handbook guidelines for use by managed care organizations (MCOs) under contract to serve New York Medicaid beneficiaries. These guidelines may be REVISED from time to time BASED on changes in the law and the CHANGING needs of the program.

The guidelines reflect the review criteria used by the SDOH Office of Managed Care in its review of all Medicaid managed care member handbooks. Handbooks and addenda must be approved by SDOH prior to printing and distribution by MCOs. In addition, the SDOH has developed a model member handbook at the fourth to sixth grade reading level for use by MCOs. The model, member handbook contains language to address required disclosure regarding free access for family planning; self referral policies; obtaining OB/GYN services; the definitions of medical necessity and emergency services; protocols for complaints, utilization review, external appeals, fair hearings and newborn enrollments; and listing of member entitlements, including benefits, rights and responsibilities, and information available upon request. MCOs must use the language provided in these required disclosure areas in their member handbooks. A copy of the model handbook is available from the Office of Managed Care, Bureau of Intergovernmental Affairs.

GENERAL FORMAT

Member HANDBOOKS must be written in a style and reading level that will accommodate the reading skills of many Medicaid recipients. In general the writing should be at no higher than a sixth grade level, taking into consideration the need to incorporate and explain certain technical or unfamiliar terms to assure accuracy. The text must be printed in at least ten
(10) point font. The SDOH reserves the right to require evidence that a handbook has been tested against the sixth-grade reading-level standard. Member handbooks must be available in languages other than English whenever at least five (5) percent of the potential enrollees of the MCO in any county IN the MCO's service area speak a language other than English as a first language.

HANDBOOK REQUIREMENTS

a)   General Overview (how the plan works)

     i) Explanation of the plan, including what happens when you become a member.

     ii) Explanation of the plan ID card, obtaining routine medical care, help by telephone, and general information pertaining to the plan, i.e., location of the plan, providers, etc.

     iii) Invitation to attend scheduled orientation sessions and other educational and outreach activities.

     Provider Listing, including Site Locations

     Note: The information described here can be included in the handbook or as an insert to the handbook, or can be produced as a separate document and referenced in the an book.


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-2

     i)   A current listing of providers, INCLUDING facilities.

     ii) For physicians, separate listings of primary care practitioners and specialty providers; include location, phone number, and board certification status.

     iii) Listing also must include a notice of how to determine whether a participating provider is accepting new patients.

c)   Voluntary or Mandatory Enrollment.

     i)   Must indicate whether enrollment is voluntary or mandatory.

     ii) If plan participates in both, mandatory and voluntary counties, explanation of the difference, i.e., disenrollment, family members in the same plan, etc.

d)   Choice of Primary Care Provider (including how to make an appointment)

     i) Explanation of the role of PCP as a coordinator of care, giving some examples, and how to choose one for self and family.

     ii) How to make an appointment with the PCP, importance of base line physical, immunizations and well-child care.

     iii) Explanation of different types of PCPs, i.e., family practice, pediatricians, internists, etc.

     iv) Notification that the plan will assign the member to a PCP if one is not chosen in thirty (30) days.

     v)   OB/GYN choice rules for women.

e)   Changing Primary Care Provider

     i) Explanation of plan policy, time frames, and process related to changing PCP.

     ii)  Explanation of process for changing OB/GYN when applicable.

     iii) Explanation of requirements for choosing a specialist as PCP.

f)   Referrals to Specialists (in and out-of-plan)

     i)   Explanation of specialist care and how referrals are accomplished.

     ii)  Explanation of process for changing specialists.

     iii) Explanation of self-referral services, i.e., OB/GYN services, HIV counseling and testing, eye exams, etc.

     iv) Notice that Enrollee may obtain a referral to a Non-Participating Provider when the plan does not have a Participating Provider with appropriate training or experience to meet the needs of the Enrollee; and the procedure for obtaining such referrals.

          Notice that an Enrollee with a condition that requires ongoing care from a specialist may request a standing referral to such a specialist; procedure for obtaining such referrals.

          Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which require


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-3
          specialized medical care over a prolonged period of time, may request access to a specialist responsible for providing or COORDINATING THE ENROLLEE'S MEDICAL care; and the PROCEDURE FOR OBTAINING such a specialist:

     vii) Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which require specialized medical care over a prolonged period of time, may request access to a specialty care center; and the procedure for obtaining such access.

     Covered and Non-Covered Services

     i) Benefits and services covered by the plan, including: benefit maximums and limits:

     ii) Definition of medical necessity used to determine whether benefits will be covered (same as PLAN-COUNTY contract definition).

     iii) Medicaid services not covered by the plan or excluded from managed care; how to access these services.

     iv) Prior authorization and other requirements for treatments and services.

     v)   Family planning and reproductive health services free access policy.

     vi)  HIV counseling and testing free access policy:

     vii) Direct access policy for dental services provided at Article 28 clinics operated by academic dental centers when dental is in the Benefit Package.

     viii) Plan policy relating to transportation, including who to call- and what to do if plan does not cover transportation.

     ix)  Plan toll-free number for Enrollee to call for more information.

h)   Out of Area Coverage

     i) Explanation of what to do and who to call if medical care is required when beneficiary is out of plan's service area.

i)   Emergency Care Access

     i) Definition of emergency services, as defined in law including examples of situations that constitute an emergency AND SITUATIONS THAT DO NOT.

     ii) What to do in an emergency, including notice that services in a true emergency are not subject to prior approval

     iii) A phone number to call if PCP is not available.

     iv) Explanation of what to do in non-emergency situations (PCP, urgent care, etc.).

     Utilization Review

     i)   Circumstances under which utilization review will be undertaken.

     ii)  Toll-free TELEPHONE NUMBER of the utilization review agent.

     iii) Time frames under which UR decisions must be made for prospective, retrospective, and concurrent decisions.

     iv)  Right to reconsideration.


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-4

     Right to an appeal, including expedited and standard appeals processes and the time frames for such APPEALS.

     v)   Right to designate a representative.

     vi) A notice that all denials of claims will be made by qualified clinical personnel and that all notices will include information about the basis of the, decision, and further appeal rights (if any).

k)   Enrollment and Disenrollment Procedures

     i) Where appropriate, explanation of Lock-In requirements, and initial grace period when person may change plans, or return to fee-for-service involuntary areas.

     ii) Choice of PCP (each person can have his/her own PCP and can change thirty (30) days after the initial appointment with their PCP, and once every six months thereafter).

     iii) Procedures for disenrollment

     iv)  Opportunities for change

     v) LDSS/or enrollment broker phone number for information on enrollment and disenrollnent.

     Rights and Responsibilities of Enrollees

     i) Explanation of what an Enrollee has the right to expect from the Contractor in the way of medical care and treatment of the Enrollee.

     ii)  Responsibilities of the Enrollee (general).

     iii) Enrollee's financial responsibility for payment when services are furnished by a provider who is not part of the Contractor's network or by any provider without required authorization or when a procedure, treatment, or service is not a covered benefit; also note exceptions such as family planning and HIV counseling/testing.

     iv)  Enrollee's rights under State law to formulate advance directives.

          The manner in which Enrollees may participate in the development of plan policies.

     Language

Description of how the Contractor addresses the needs of non-English speaking Enrollees.

     Grievance Procedures (complaints)

     i) Right to file a grievance regarding any dispute between the Contractor and an Enrollee.

     ii) Right to file a grievance orally when the dispute is about referrals or covered benefits.

     iii) Explanation of who in the plan to call, along with the Contractor's toll-free number.

     iv)  Time frames and circumstances for expedited and standard grievances.


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-5

     v) Right to appeal a grievance determination and the procedures: for filing such, an appeal.

     vi)  Time frames and circumstances for expedited and standard appeals.

     vii) Right to designate a representative.

     viii) A notice that all decisions: involving clinical disputes will be made by qualified clinical personnel and that all notices will include information about the basis of the decision, and further appeal rights (if any).

     ix)  ____ medically related complaints (1-800-206-8125).

     x) New York State Insurance Department number for certain complaints relating to billing:

     Fair Hearing.

     Explain that:

     i) Enrollee has a right to a State Fair Hearing and Aids to CONTINUING in some situations

     ii) Describe situations when the Enrollee may ask for a fair hearing as described in Section 25 of this Agreement including State or LDSS decision about staying in or leaving the plan; decision the Contractor makes that stops or limits Medicaid benefits; Contractor decision agreeing with doctor who will not order services (must complain to the plan first).

     iii) Describe how to request a fair hearing (assistance, through member services, LDSS, State fair hearing contact)

     External Appeals

     i) Description of circumstances where a person may request an external appeal

     ii)  Time frames for applying for appeal and for decision-making

     iii) How and where to apply

     iv)  Describe expedited appeal time frame

     v) Process for Contractor and Enrollee to agree on waiving the UR appeal process.

     Payment Methodologies

     i) Description prepared annually of the types of methodologies the plan uses to reimburse providers, specifying the type of methodology used to reimburse particular types of providers or for the provision of particular types of services.

     Physician Incentive Plan Arrangements

     i) The Member Handbook must contain a statement indicating, the Enrollees and potential Enrollees are entitled to ask if the MCO has special financial arrangements with physicians that can affect the use of referrals and other services that they might need and how to obtain this information.


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-6

     How and Where to Get More Information

     i) How to access a member services representative through a toll-free number

     ii)  How and when to contact LDSS for assistance.

OTHER INFORMATION AVAILABLE UPON ENROLLEE'S REQUEST

a) List of the names, business addresses, and official positions of the membership of the board of directors, officers, controlling persons, owners or partners of the Contractor

b) Copy of the most recent annual certified financial statement of the Contractor, including a balance sheet and summary of receipts and disbursements prepared by a CPA.

c)   Copy of the most recent individual, direct pay subscriber contracts.

d) Information relating to consumer, complaints compiled pursuant to Section 210 of the insurance law.

e) Procedures for protecting the confidentiality of medical records and other Enrollee information.

Written description of the organizational arrangements and ongoing procedures of the Contractor's quality assurance program.

Description of the procedures followed by the Contractor in making decisions about the experimental or investigational nature of medical devices, or treatments in clinical trials.

     h) Individual health practitioner affiliations with participating hospitals.

     i) Specific written clinical review criteria relating to a particular condition or disease and, where appropriate, other clinical information which the plan might consider in its utilization review process.

     j) Written application procedures and minimum qualification requirements for health care providers to be considered by THE PLAN.

     Upon REQUEST, MCOs are required to provide the following information on the incentive arrangements affecting the MCO's physicians to current, previous and prospective Enrollees:

     1. Whether the MCO's contract or subcontracts include Physician Incentive Plans that affect the use of referral services.

     2.   Information on the type of incentive arrangements used.

     3. Whether stop-loss protection is provided for physicians and physicians groups

     4. If the MCO is at substantial financial risk, as defined in the PIP regulations, a summary of the required customer satisfaction survey results


                                   APPENDIX E
                                 OCTOBER 1, 2004
                                       E-7

                                   APPENDIX F

                       NEW YORK STATE DEPARTMENT OF HEALTH
            MEDICAID MANAGED CARE COMPLAINT AND APPEALS REQUIREMENTS


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-1

I.   OVERALL OBJECTIVES

     The Medicaid managed care program complaint process accomplishes four objectives:

     a) Ensures that each MCO resolves its: Enrollees' problems promptly and at the lowest level of formality, wherever possible.

     b) Ensures that the RICO: reports the full, extent of complaint activity to governmental oversight entities.

     c) Ensures that the MCO uses complaint information to assess and improve program performance.

     d) Provides an independent process for complaint resolution when issues are not resolved by the MCO.

II.  DEFINITIONS

     a) A complaint is a written or verbal contact to the MCO, in which the Enrollee or designee describes a dissatisfaction with the MCO, its employees, benefits, providers or contractors, including but not limited to:

          -    a determination made by the MCO;

          - treatment experienced through the MCO, its providers, or contractors.

          Medical necessity determinations pursuant to Article 49 of the Public Health Law are not included in the definition of a complaint.

     b) An inquiry is a written or verbal question or request for information posed to the MCO with regard to such issues as benefits, contracts, and organization rules. Inquiries do not reflect Enrollee complaints or disagreements with MCO determinations.

     c) Summary Complaint Forms are forms developed by the. State that categorize the type of complaints received. These forms should be submitted via the HPN on a quarterly basis to the SDOH.

III. COMPLAINT PROCEDURES

     a) The MCO shall describe its complaint and appeal procedure in the member handbook, and it must be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with Section 13.3 and The Member Handbook Guidelines (Appendix E) of this Agreement.

     b) Anytime the MCO denies access to a referral; denies or reduces benefits or services; determines that a requested benefit is not covered in the MCO's benefit package, or denies payment of a claim for services, the MCO shall provide written notice of the procedures for the Enrollee to file a complaint, including:


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-2

          i)   the description of the action Contractor intends to take;

          ii) the reasons for the determination including the clinical rationale; if any;

          iii) the process for filing a grievance/complaint with the organization;

          iv) the timeframes within which a grievance/complaint determination must be made;

          v) the right of an Enrollee to designate a representative to file a GRIEVANCE/COMPLAINT - on behalf of the Enrollee;

          vi) the notice of the right of the member to contact the New York State Department of Health (800 206-8125) with their complaint; and

          vii) the notice entitled "Managed Care Action Taken" containing the member's fair hearing and aid continuing rights.

     c) If the MCO immediately resolves a verbal complaint to the Enrollee's satisfaction, that complaint may be considered resolved without any additional written notification to the Enrollee. Such complaints must be logged by the MCO and included in the MCO's quarterly HPN complaint report submitted to SDOH.

     d)   MCO procedures for accepting complaints shall include:

          i)   toll-free telephone number;

          ii)  designated staff to receive calls;

          iii) "live" phone coverage at least 40 hours a week during normal business hours;

          iv)  a mechanism to receive after hours calls including either

               A) telephone system available to take calls and a plan to respond to all such calls no later than on the next business day after the call was recorded.

               Or

               B) a mechanism to have available on a twenty-four (24) hour, seven (7) day a week basis designated staff to accept telephone complaints, whenever a delay would SIGNIFICANTLY increase THE risk to an Enrollee's HEALTH.

     e) DETERMINATIONS OF ALL CLINICAL COMPLAINTS INVOLVING CLINICAL DECISIONS shall be made by qualified clinical personnel.

Upon receipt of a complaint, the MCO shall send a notice to the Enrollee specifying what information must be provided to the MCO in order for a determination to be made.

IV.  NOTICE TO ENROLLEE PROCEDURES

Upon receipt of the following type of complaints; 1) anytime that the MCO denies access to a referral; 2) denies or reduces benefits or services; 3) determines, that a requested benefit is not covered by the MCO's benefit package, the MCO shall send a notice to the Enrollee. The notice shall describe:

     a) The Enrollee's right to file: a complaint regarding any dispute with the MCO.

     b) The information to be provided to the MCO in order for a determination to be made.


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-3

     c) The fact that the MCO will not retaliate or take any discriminatory action against the Enrollee because he/she filed a complaint or appeal,

     d) The right of the Enrollee to designate a representative to file complaints and appeals on his/her behalf.

     e) The MCO's requirements for accepting written complaints, which can be either a letter or MCO supplied form

     f) The Enrollee's right to file a verbal complaint when.: the dispute is about referrals or covered benefits. The MCO must list a toll-free number which Enrollee may use to file a verbal complaint

     g) For verbal complaints, whether the Enrollee is required to sign an acknowledgment and description of the complaint prepared by the MCO. The acknowledgment must clearly advise the Enrollee that the Enrollee may amend the description BUT must sign and return it in order to initiate the complaint

V.   TIMEFRAMES FOR COMPLAINT RESOLUTION BY THE MCO.

Procedures should indicate the following specific timeframes regarding complaint resolution:

     a) The MCO has to provide written acknowledgment of the complaint including the 'tame; address and telephone number of the individual or department handling the complaint within fifteen (15) days of receipt of the complaint.

     b) Complaints shall be resolved whenever a delay would significantly increase the risk to an Enrollee's health within forty-eight (48) hours after receipt of all necessary information.

     c) Complaints shall be resolved in the case of requests for -referrals or determinations concerning benefits covered, by the contractual benefit package 'within thirty (30) days after the receipt of all necessary information.

     d) All other complaints shall be resolved within forty-five (45) days after the receipt of all necessary information. The MCO shall maintain reports of complaints unresolved after forty-five (45) days in accordance with Section 18. of this Agreement.

VI.  COMPLAINT DETERMINATIONS

Procedures regarding the resolution of Enrollee complaints should 'include the following:

     a)   Complaints shall be reviewed by one or more qualified personnel.


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-4

     b) Complaints pertaining to clinical matters shall be reviewed by one or more licenced, certified or registered health care professionals in addition to whichever non-clinical personnel the MCO designates.

     c) Determinations by the MCO shall be made in writing to the Enrollee or his/her designee and include:

               i)   the detailed reasons for the determination;

               ii) in cases where the determination has a clinical basis, the clinical rationale for the determination;

               iii) the procedures for the filing of an appeal of the
                    determination, including a form for the filing of such an appeal;

               iv) notice of the right of the Enrollee to contact the State Department of Health (800 206-8125) with their complain and

               v) if applicable, the notice entitled "Managed Care Action Taken," containing the Enrollee's fair heating and aid continuing rights if not provided with the initial ACTION.

     d) Notices of determinations shall be sent to the Enrollee or the Enrollee's designee within three (3) business days after a determination is made.

     e) In cases where delay would significantly increase the risk to Enrollee's health, notice of a determination shall be made by telephone directly to the Enrollee or to the Enrollee's designee, or when no phone is available some other method of communication, with written notice to follow within three (3) business days

VII. APPEALS Procedures regarding Enrollee appeals of MCO complaint determinations should include the following:

     a) The Enrollee or designee has no less THAN. sixty (60) business days after receipt of the notice of the complaint determination to file a written appeal. Appeals may be submitted by letter or by form provided by the MCO.

     b) Within fifteen (15) business days of receipt of the appeal, the MCO shall, provide written acknowledgment of the appeal including the name, address and telephone number of the individual designated to respond to the appeal. The MCO shall indicate what additional information, if any, must be provided for the MCO to render a decision.

     c) Appeals of clinical matter must be decided by personnel qualified to review the appeal including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer. Clinical peer reviewers may be physicians who possess a current and valid non-restricted license to practice medicine. A clinical peer reviewer also may be a health care professional, who where applicable, possesses a current and valid non-restricted license, certification or registration, or where no provision for a license, certification, or registration exists, is


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-5
          credentialed by the national accrediting body appropriate to the profession. The clinical peer reviewer must be a physician or other health care professional practicing in the same professional specialty as the healthcare provider who typically manages the medical condition, procedure or treatment under review.

     d) Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original complaint determination.

     e) Appeals shall be decided and notification provided to the Enrollee no more than:

          i) two (2) business days after the receipt of all necessary information when a delay would significantly increase the risk to an Enrollee's health;

          ii) thirty (30) business days after the receipt of all necessary information in all other instances.

     f)   The notice of an appeal determination shall include:

          i) the detailed reasons for the determination and the clinical rationale for the determination;

          ii)  if applicable, a notice containing fair hearing rights;

          iii) the notice shall also inform the Enrollee of his/her option to also contact the State Department of Health (800-206-8125) with his/her complaint;

          iv)  instructions for any further appeaL

VIII. RIGHT TO AN EXTERNAL APPEAL

The MCO shall describe its utilization review policies and procedures including a notice of the right to an external appeal together with a description of the external appeal process and the timeframes for external appeal, in the member handbook. It must be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with Section 13 and The Member Handbook Guidelines (Appendix E) of this Agreement.

IX.  RECORDS

The MCO shall maintain a file on each complaint and appeal, if any. The file shall include:

     a)   date the complaint was filed;

     b)   copy of the complaint, if written;

     c)   date of receipt of and copy of the Enrollee's acknowledgment, if any;

     d) log of complaint determination including the date of the determination and the titles of the personnel and credentials of clinical personnel who reviewed the complaint;

     e)   date and copy of the Enrollee's appeal;


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-6

     f)   DETERMINATION AND DATE of determination of the appeal;

     g) the titles, and credentials of clinical staff who reviewed the appeal IN ADDITION, THE

CONTRACTOR SHALL MAINTAIN A LIST OF THE FOLLOWING:

     a)   COMPLAINTS unresolved for greater BRAN 45 days;

     b)   complaints referred for external appeaL


                                   APPENDIX F
                                 OCTOBER 1, 2004
                                       F-7

                                   APPENDIX G

       NYSDOH GUIDELINES FOR THE PROVISION OF EMERGENCY CARE AND SERVICES


                                   APPENDIX G
                                 OCTOBER 1, 2004
                                       G-1

            NYSDOH GUIDELINES FOR THE PROVISION OF EMERGENCY CARE AND
                            SERVICES DEFINITION OF AN

"EMERGENCY MEDICAL CONDITION"

     The term "Emergency Medical Condition" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

     i. Placing the health of the person afflicted with such condition in serious jeopardy or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or

     ii.  serious impairment to such person's bodily FUNCTIONS; or

     iii. serious dysfunction of any bodily organ or part of such person; or

     iv.  serious disfigurement of such person.

     Emergency Medical Services include health care procedures, treatments or services needed, to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.

PROTOCOLS FOR NOTIFICATION/AUTHORIZATION

     Preauthorization for treatment of an Emergency Medical Condition is never required.

     In circumstances where notification of arrival in the emergency department
     (ED) is requested by the managed care organization following the assessment and stabilization of the Enrollee, the notification process for the participating ED should require no more than one (1) phone call (or fax), and include a limited amount of standard clinical and demographic information.


                                   APPENDIX G
                                 OCTOBER 1, 2004
                                       G-2

PROTOCOL FOR ACCEPTABLE-TRANSFER BETWEEN FACILITIES All relevant

     COBRA requirements must be met.

     MCOs must provide for an appropriate (as determined by the ED physician) transfer method/level with personnel as needed.

     MCOs must contact/arrange for an available, accepting physician and patient bed at the receiving institution.

     If a patient is not transferred within eight (8) hours to an appropriate inpatient setting, after the decision to admit has been made, then admission at the original facility is deemed authorized.

PROTOCOLS FOR DISPOSITION

If, PURSUANT to a screening evaluation, ED staff determines that a patient requires further services (other than emergency medical services), the MCO will have two (2) hours to respond to a call from the ED with the appropriate person to discuss the case. If such response is longer than two (2) hours, that admission or treatment is deemed "authorized" for purposes of payment.

In the event that the MCO/provider suggests a level of care for a specific patient deemed inappropriate by the attending physician in the ED, and no agreement as to disposition can be reached, a physician from the plan must physically come to the ED and evaluate/take responsibility for this patient.

TRIAGE FEES

     For emergency room services that do not meet the definition of Emergency Medical Condition, the MCO shall pay the hospital a triage fee of $40.00 in the absence of a negotiated rate.

          Non-participating EDs cannot be denied payment on the basis of non-notification.


                                   APPENDIX G
                                 OCTOBER 1, 2004
                                       G-3

                                   APPENDIX H

             NEW YORK STATE DEPARTMENT OF HEALTH GUIDELINES FOR THE
                  PROCESSING OF ENROLLMENTS AND DISENROLLMENTS


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-1

                                  APPEND 6E. H
                                 SDOH GUIDELINES
              FOR THE PROCESSING OF ENROLLMENTS AND DISENROLLMENTS

This appendix is intended to provide general guidelines to LDSS and MCOs for the processing of enrollments and disenrollments. Where an enrollment broker exists, the enrollment broker may be responsible for some or all of the LDSS responsibilities. To allow LDSS and MCOs flexibility in developing processes that will meet the needs of both parties, SDOH may allow modifications to timeframes and some procedures. Modifications are to be specified in Section G of this Appendix and must be agreed to by both parties and receive prior approval from SDOH.

A. ENROLLMENT

SDOH RESPONSIBILITIES:

1. The SDOH is responsible for monitoring Local District program activities and providing technical assistance to the LDSS and MCOs to ensure compliance with the State's policies and procedures.

2. SDOH reviews and approves proposed enrollment materials prior to MCOs publishing and disseminating or otherwise using the materials.

LDSS RESPONSIBILITIES:

The LDSS has the primary responsibility for the enrollment process.

1. Each local district determines Medicaid eligibility. To the extent practicable, the LDSS will follow up with Emullees when the MCO provides documentation of any change in status which may affect the Enrollee's Medicaid and/or managed care eligibility.

2. LDSS will provide pre-enrollment information to beneficiaries, consistent with Social i Services Law, Section 364j(4)(e)(iv) and train persons providing enrollment counseling to beneficiaries.

3. The LDSS must inform beneficiaries of the availability of MCOs and HIV SNPs and the scope of services covered by each.

4. LDSS will inform beneficiaries of the right to confidential face-to-face enrollment counseling and will make confidential face-to-face sessions available upon request.

5. The LDSS shall advise potential Enrollees, in written Materials related to enrollment, to verify with the Medical services providers they prefer, or have an existing relationship with that such medical services providers participate in the selected managed care provider's network and are available to serve the participant


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-2

6. For enrollments made during face-to-face counseling, if the participant has a preference for particular medical services providers, enrollment counselors shall verify with the medical services providers that such medical SERVICES PROVIDERS WHOM the PARTICIPANT prefers participate in the MCO's network and are available to serve the participant.

7. The LDSS is responsible for the timely, processing, of managed care enrollment applications, exemptions, and exclusions and ensuring attestations are on file for all Enrollees.

8. The LDSS will determine the status of enrollment applications. Applications will be enrolled, pended or denied.

9. The LDSS will notify the Contractor of plan-assisted enrollment applications that are denied.

10. The LDSS enters individual enrollment form data and transmits that data to the State's Prepaid Capitation Plan (PCP) Subsystem. The transfer of enrollment information may be accomplished by any of the following:

     i)   LDSS directly enters data into PCP Subsystem; or

     ii) LDSS or Contractor submits a tape to the State, to be edited and entered into PCP Subsystem; or

     iii) LDSS electronically transfers data, via a dedicated line or Medicaid Eligibility Verification System (MEVS) to the PCP Subsystem.

11.  The LDSS is required to send the following notices to Eligible Persons:

     i) Initial Notification Letter: This letter informs the Eligible Persons about the mandatory program and the timeframes for choosing a plan Included with the letter are managed care brochures, an enrollment form, and information on their, rights and responsibilities under this program, including the option for HIV/AIDS infected individuals who are categorically exempt from the mainstream Medicaid Managed Care program to enroll in an HIV SNP on a voluntary basis in districts where HIV SNPs exist (MANDATORY PROGRAM ONLY)

     ii) Reminder Letter: A letter to all Eligible Persons in a mandatory category who have not responded by submitting a completed enrollment form within thirty (30) days of being sent or given an enrollment packet. (MANDATORY PROGRAM ONLY)

     iii) Enrollment Confirmation Notice: This notice indicates the Effective Date of Enrollment, the name of the MCO and all individuals who are being enrolled. This notice should also be used for case additions and re-enrollments into the same plan.

     iv) Notice of Denial of Enrollment: This notice is used when an individual has been determined by LDSS to be ineligible for enrollment into a Medicaid managed care plan. This notice must include fair hearing rights. Note This notice is not required when Medicaid eligibility is being denied (or closed).


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-3

     v) Exemption and Exclusion Request Forms: Exemption forms are PROVIDED to Eligible Persons UPON request if they wish to apply for an exemption. Exclusion forms are provided to individuals in New York City who self-identify as qualifying for an exclusion. Individuals precoded on the system as meeting exemption or exclusion criteria do not need to complete an exemption or exclusion request form.

     vi) Exemption and Exclusion Request Approval or Denial: This notice is designed to inform a recipient who applied for an exemption or exclusion of the LDSS's disposition of the request, including the right to a fair hearing if the request for exemption or exclusion is denied.

MCO RESPONSIBILITIES:

1. In those instances in which the Contractor is marketing to persons already in receipt of Medicaid, the Contractor will submit plan enrollments to the LDSS, within a maximum of five (5) business days from the day the enrollment is received by the Contractor (unless otherwise agreed to by SDOH and LDSS).

2. The Contractor must notify new Enrollees of their Effective Date of Enrollment. To the extent practicable, such notification must precede the Effective Date of Enrollment. (Section 13 of the Model Contract).

3. The Contractor must report any changes in status for its enrolled members to the LDSS within five (5) business days of such information becoming known to the Contractor. This includes, but is not limited to, factors that may impact Medicaid eligibility such as address changes, verification of pregnancy, incarceration, third party insurance, etc.

4. The Contractor shall advise potential Enrollees, IN written materials related to enrollment, to VERIFY with THE medical services PROVIDERS they PREFER, or have an existing relationship with, that such medical services providers participate in the MCO's selected network and are available to serve the participant.

5. The Contractor shall accept all enrollments as ordered by the Office of Temporary and Disability Assistance's Office of Administrative Hearings due to fair hearing requests or decisions.

B. NEWBORN ENROLLMENTS:

The Contractor agrees to enroll and provide coverage for eligible newborn children of Enrollees effective from the time of birth:

SDOH Responsibilities:

1. The SDOH will update WMS with information on the newborn received from hospitals, consistent with the requirements of Section 366-g of the Social Services Law as amended by Chapter 412 of the Laws of 1999.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-4

2. Upon NOTIFICATION of the birth by the hospital or birthing center, the SDOH will update WMS with the demographic data for the newborn and enroll the newborn in ________________________________________________________________
     ______________ date of the enrollment of the newborn on the PCP subsystem; the newborn will appear on either the next month's roster or the subsequent month's roster. On plan rosters for upstate and NYC, the "PCP Effective Froth Date" will indicate the first day of the month of birth, as described in 01 OMNI/ADMS "Automatic Medicaid Enrollment for Newborns."

LDSS Responsibilities:

1. Grant Medicaid eligibility for new borns for one (1) year if born to woman eligible for and receiving MA assistance on the date of BIRTH. (SOCIAL SERVICES LAW SECTION 366 (4) (1)).

2. LDSS must add eligible unborns to all WMS cases that include a pregnant woman as soon as the Pregnancy is thedically Verified. (NYS DSS Administrative Directive 85 ADM-33).

3. In the event that the LDSS learns of an Enrollee's pregnancy prior to the Contractor, the LDSS is to establish MA eligibility and enroll the unborn in the Contractor's plan.

4. The LDSS is responsible for new born enrollment should it not be successfully competed under the "SDOH Responsibilities" process as outlined in #2 above.

5. When a newborn is enrolled in managed care, the LDSS must send an Enrollment Confirmation Notice to inform the mother of the Effective Date of Enrollment, which is the first (1st) day of the month of birth, and the plan in which the newborn is enrolled.

6. The LDSS may develop a transmittal form to be used for unborn/newborn notification between the Contractor and the LDSS.

MCO RESPONSIBILITIES:

1. The Contractor must notify the LDSS in writing of any Enrollee that is pregnant within thirty (30) days of knowledge of the pregnancy. Notifications should be transmitted to the LDSS at least monthly. The notifications should contain the pregnant woman's name, Client ID Number
     (CIN), and the expected date of confinement (MC).

2. Upon the newborn's birth, the Contractor must send verifications of infant's demographic data to the LDSS, within five (5) days after knowledge of the birth. The


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-5
     demographic data must include: the mother's name and CIN, the newborn's name and CIN (if newborn has a CIN), sex and the date of birth.

3. In districts that use an Enrollment Broker, the Contractor shall not submit electronic enrollments of newborns to the Enrollment Broker, as this will interfere with the retroactive enrollment of the newborn back to the first
     (1st) day of the month of birth. For newborns whose mothers are not enrolled in the Contractor's plan and who were not pre-enrolled into the plan as an unborn, the Contractor may submit an electronic enrollment of the newborn to the Enrollment Broker. In such cases, the Effective Date of Enrollment will be prospective.

4. In voluntary counties, the Contractor will accept applications for unborns if that is the mother's intent, even if the mother is not and/or will not he enrolled in the Contractor's plan. In all Counties when a mother is ineligible for enrollment or chooses not to enroll, the Contractor will accept applications for pre-enrollment of unborns who are eligible.

5. The Contractor is responsible for provision of services to the newborn and payment of the hospital or birthing center bill, if the mother is an Enrollee, at the time of the newborn's birth, even if the newborn is not yet on the Roster.

6. The Contractor will reimburse the hospital or birthing center at the Medicaid rate (or at another rate if contractually agreed to between the Contractor and the hospital or birthing center) for this episode of care. Hospitals and birthing centers have been advised by SDOH to EXPEDITIOUSLY bill MCOs to allow MCOs to arrange for care for the Enrollees. However, the Contractor may not deny the inpatient hospital or birthing center costs if billing/notification is not timely except as otherwise provided by contractual agreement by the Contractor and hospital or birthing center.

7. Within fourteen (14) days of the date on which the Contractor becomes aware of the birth, the Contractor will issue a letter informing parent(s) about the newborn's enrollment and how to access care or a member identification card.

8. In those cases in which the Contractor is aware of the pregnancy, the Contractor will ensure that enrolled pregnant women select a PCP for their infants prior to birth.

9. The Contractor will ensure that the newborn is linked with a PCP prior to discharge from the hospital or birthing center, in those instances in which the Contractor has received appropriate notification of birth prior to discharge.

C. AUTO-ASSIGNMENT PROCESS (MANDATORY PROGRAM ONLY):

This section only applies to a MSS where CMS has given approval and the LDSS has begun mandatory enrollment. The details of the auto-assignment process are contained in Section 12 of the State's Operational Protocol.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-6

SDOH RESPONSIBILITIES:

1. SDOH will provide information to LDSS on A daily basis of those individuals who have been added to the tickler file through the Potential Auto-Assign List.

2. SDOH, LDSS or Enrollment. Broker will assign eligible individuals not pre-coded in WMS as exempt or excluded, who have not chosen an MCO in the required time period to an MCO using an algorithm as specified IN State Law SSL Section 364-j(4)(d):

3. SDOH will ensure the auto-assignment process automatically updates the PCP Subsystem, and will notify the MCO of auto-assigned individuals electronically.

4. SDOH will notify the LDSS electronically on a daily basis of those individuals for whom the State has selected a health plan THROUGH the AUTOMATED PCP UPDATE Report Note. This will not apply in Local Districts that utilize an enrollment broker.

LDSS RESPONSIBILITIES:

1.   The LDSS is responsible for tracking an individual's choice period.

2. The LDSS will use the information contained in the Potential Auto-Assign List for education and outreach purposes.

3. The LDSS will send at least one reminder notice to individuals who fail to return the enrollment application within thirty (30) days. The LDSS may employ other methods during the choice period to encourage individuals to choose an MCO prior to auto-assignment.

4. The LDSS is responsible for providing notification to individuals regarding their enrollment status as specified in Section A of this Appendix.

MCO RESPONSIBILITIES:

1) THE CONTRACTOR IS ALSO RESPONSIBLE FOR PROVIDING NOTIFICATION TO INDIVIDUALS REGARDING THEIR ENROLLMENT STATUS AS SPECIFIED IN SECTION A OF THIS APPENDIX.

D. ROSTER RECONCILIATION:

     All enrollments are effective the first of the month.

SDOH Responsibilities:

1) The SDOH maintains both the PCP subsystem enrollment files and the WMS eligibility files, using data input by the LDSS. SDOH uses data contained in both these files to generate the Roster.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-7

2) SDOH shall send each MCO and LDSS monthly (according to a schedule established by SDOH), a complete list of all Enrollees for which the Contractor is expected to assume medical risk beginning on the 1st of the following month (First Monthly Roster). Notification to MCOs and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

3) SDOH shall send each MCO and LDSS monthly, at the time of the first monthly roster production, a Disenrollment Report listing those Enrollees from the previous month's roster who were disenrolled, transferred to another MCO, or whose enrollments were deleted from the file. Notification to the MCOs and LDSSs will be accomplished via paper transmission, magnetic media, or the HPN.

4)   The SDOH shall also forward an error report as necessary to each MCO and
     LDSS:

5) On the first (1st) weekend after the first (1st) day of the ninth following the generation of the first (1st) Roster, SDOH shall send MCOs and LDSS a second Roster which contains any additional Enrollees that the LDSS has added for ENROLLMENT for THE current month. THE SDOH will also INCLUDE any additions to the error report that have occurred since the initial error report was generated.

LDSS RESPONSIBILITIES:

1) LDSS must notify the Contractor electronically or in writing of changes in the First Roster and error report, no later than the end of the month. (Note: To the extent practicable the date specified must allow for timely notice to Enrollees regarding their enrollment status. MCOs and the LDSS may develop protocols for the purpose of resolving Roster discrepancies that remain unresolved beyond the end of the month. These protocols should be contained in Section G of this Appendix.)

2) Enrollment and eligibility issues are reconciled by the LDSS to the extent possible, through manual adjustments to the PCP subsystem enrollment and WMS eligibility files, if appropriate.

MCO RESPONSIBILITIES:

1) The Contractor is at, risk for providing Benefit Package services for those Enrollees listed ON the 1st and 2nd rosters for the month in which the 2nd Roster is generated. Contractor is not at risk for providing services to Enrollees who appear on the monthly disenrollment report.

2) The Contractor must submit claims to the State's Fiscal Agent for all Eligible Persons that are on the 1st and 2nd Rosters (see Appendix H, page
     7), adjusted to add Eligible Persons enrolled by the LDSS after Roster production and to remove individuals disenrolled by LDSS after Roster production (as notified to the Contractor). In the cases of retroactive disenrollments, the Contractor is responsible for submitting an adjustment to void any previously paid premiums for the period of retroactive disenrollment, where the Contractor was not at risk for the provision of Benefit


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-8

     Package services. Payment of subcapitation does not constitute "provision of Benefit Package services."

E. MENROLLINENT: LDSS

Responsibilities:

     1. The LDSS will accept requests for disenrollment directly from Enrollees and may not require Enrollees to approach the MCO for a disenrollment form. Where an LDSS is authorized to mandate enrollment, all requests for disenrollment must be directed to the LDSS or the enrollment broker. LDSSs and the enrollment broker must utilize the State approved Disenrollment forms.

     2. Enrollees may initiate a request for an expedited disenrollment to the LDSS. The LDSS will expedite the disenrollment process in those cases where an Enrollee's request for disenrollment involves an urgent medical need, a complaint of non-CONSENSUAL ENROLLMENT OR, IN New York City and other local districts. Where homeless individuals are exempt, homeless individuals in the shelter system. If approved, the LDSS will manually process the disenrollment through the PCP Subsystem.

     3. The LDSS will process routine disenrollment requests to take effect on the first (1st) day of the following month if the request is made before the fifteenth 15th day of the month. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second month after the month in which an Enrollee requests a disenrollment

     4. The LDSS will disenroll Enrollees automatically upon death or loss of Medicaid eligibility. All such disenrollments will be effective at the end of the month in which the death or loss of eligibility occurs or at the end of the last month of guaranteed eligibility, where applicable.

     5. In districts where the LDSS has the authority to operate a mandatory program, and in voluntary counties that enforce lock-in, the LDSS will disenroll Enrollees who request disenrollment upon determination that they meet good cause requirements as specified in Section 73 and 8.7 of this Agreement. The LDSS will provide Enrollees with notice of their right to request a fair hearing if their disenrollment request is denied. This notice must outline the reason(s) for the denial.

     6. The LDSS will promptly disenroll an Enrollee whose managed care eligibility or health status changes such that he/she is deemed by the LDSS to meet the exclusion criteria. The LDSS will provide Enrollees with a notice of their right to request a fair hearing.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                       H-9

7. In instances where an Enrollee requests disenrollment due to exclusion, the LDSS must notify the Enrollee of the approval or denial of EXCLUSION/DISENROLLMENT status, including fair hearing rights if disenrollment is denied.

8. The LDSS agrees that retroactive disenrollments are to be used only when-absolutely necessary. Circumstances warranting a retroactive disenrollment are rare and include when an individual is enrolled or autoassigned while meeting exclusion criteria or when an Enrollee enters or resides in a residential institution under circumstances which render the individual excluded from managed care; is incarcerated; is an SSI infant less than six (6) months of age, or dies - as long as the Contractor was not at risk for provision of Benefit Package services for any portion of the retroactive period. Payment of subcapitation does not constitute "provision of Benefit Package services." The LDSS must notify the Contractor' of the retroactive disenrollment prior to the action. The LDSS must find out if the Contractor has made payments to providers on behalf of the Enrollee prior to disenrollinent. After this information is obtained, the LDSS and Contractor will agree on a retroactive disenrollment or prospective disenrollment date.

     In all cases of retroactive disenrollment, including disenrollments effective -the first day of the current month, the local district must notice the Contractor at the time of disenrollment, of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any full months of retroactive disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month. However, failure by the LDSS to so notify the Contractor does not affect the right of the SDOH to recover the premium payment as authorized by
     Section 3.6 of this Agreement.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                      H-10

9. Generally the effective dates of DISENROILINENT are prospective. Effective dates for other than routine disenroliments are described below:

REASON FOR DISENROTLMENT                  EFFECTIVE DATE OF DISENROLLMENT
--------------------------------------------------------------------------------
-    Infants weighing less than 1200      -   First Day of the month of birth or
     grams at birth and other infants         the month of onset of disability,
     under six (6) months of age who          whichever is later
     meet the criteria for the SSI or
     SSI related category

-    Death of Enrollee                    -   First day of the month after death

-    Incarceration                            First day of the month after
                                              incarceration

-    Enrollee entered or stayed in a      -   First day of the month following
     residential institution under            entry or first day of the month
     circumstances which rendered the         following classification of the
     individual excluded from managed         stay as permanent, SUBSEQUENT to
     care, including when an Enrollee         entry
     is admitted to a hospital that 1)
     is certified by Medicare as a
     long-term care hospital and 2) has
     an average length of stay for all
     patients greater than ninety-five
     (95) days as reported in the
     Statewide Planning and Research
     Cooperative System (SPARCS) Annual
     Report 2002:

-    Individual enrolled or               -   Effective Date of Enrollment in
     autoassigned                             the while meeting exclusion
                                              criteria Contractor's Plan.

Move by Enrollee

          -    (Non-NYC)-Enrollee moved   -   First day of the month after the
               outside of the Service         update of the system with the new
               Area of the contract           address(2)

          -    (NYC)-Enrollee MOVED       -   First day of month after the
               OUTSIDE of New York City       update of the system with the new
                                              ADDRESS

     (1) Local districts shall make adjustments as necessary to allow a residential institution to be reimbursed by SDOH's Fiscal Agent for services provided by the residential institution if such stay is under circumstances which render the Enrollee excluded from anaged care. However in such instances, if the Contractor was at risk for providing Benefit Package services to the Enrollee for a portion of the month, the Contractor is entitled to keep the capitation payment for the month.

     (2) In counties outside of New York City, LDSSs should work together to ensure continuity of care through the Contractor if the Contractor's service area includes the county to which the Enrollee has moved and the Enrollee, with continuous eligibility, wishes to stay enrolled in the Contractor's plan.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                      H-11

     (3) In New York City, Enrollees, not in guaranteed status, who move out of the Contractor's Service. Area but not outside, of the City of New York (e.g., move from one borough to another), will not be INVOLUNTARILY disenrolled, BUT must request a disenrollment or transfer. These disenrollments will be performed on a routine basis unless there is an urgent medical need to expedite the disenrollment.

10. The LDSS is responsible for informing Enrollees of their right-to change MCOs including any applicable lock-in restrictions. For those LDSSs that have implemented a mandatory enrollment program, families or members of a case wishing to change MCOs will be required to do so as a unit, unless the LDSS determines a "good cause" reason to waive this requirement as-specified in Section 6.6 (c) (i) of this Agreement.

11. The LDSS will render a decision within thirty (30) days of the receipt of a fully documented request for disenrollment, except for Contractor-initiated disenrollments where the LDSS decision must be made within fifteen (15) days as specified in Section 8.8 (g) of this Agreement.

12. The LDSS is responsible for sending the following notices to Enrollees regarding their disenrollment status. Where practicable, the process will allow for timely notification to Enrollees unless there is "good cause" to disenroll more expeditiously.

          a) Notice of Disenrollment: These notices will advise the Enrollee of the LDSS's determination regarding an Enrollee-initiated, LDSS-initiated or Contractor-initiated disenroliment and will include the Effective Date of Disenrollment. In cases where the Enrollee is being involuntarily disenrolled, the notice must contain fair hearing rights.

          b) When the LDSS denies any Enrollee's request for disenrollment pursuant to Section 8 of the contract, the LDSS must inform the Enrollee in writing explaining the REASON for the denial, stating the facts upon which the denial is based, citing the STATUTORY and regulatory authority and advising the Enrollee of his/her right to a fair hearing pursuant to 18NYCRR Part 358.

          c) End of Lock-in Notice: Where Lock-In provisions are enforced, Enrollees must be notified sixty (60) days before the end of their Lock-In Period.

          (I) Notice of Change to "Guarantee Coverage": This notice will advise the Enrollee that HIS OR her Medicaid coverage IS ENDING and how this affects HIS or her enrollment in Medicaid managed care. This notice contains pertinent information regarding "guaranteed eligibility" benefits and dates of coverage, if an Enrollee is not eligible for guarantee, this notice is not necessary.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                      H-12

     13. The LDSS may require that an individual that has been disenrolled at the request of the Contractor be returned to the Medicaid fee-for-service program.

     14. In those instances where the LDSS approves the Contactor's request to disenroll an Enrollee, and the ENROLLEE REQUESTS a fair hearing, the CONTRACTOR will continue to keep-the Enrollee in the plan until the -DISPOSITION of the fair HEARING; WHEN Aid to Continue is ordered by OAH.

     15. The LDSS will review each Contractor requested disenrollment in accordance with the PROVISIONS of SECTION 8.8 of this Agreement. Where applicable, the LDSS may consult with local mental health and substance abuse authorities in the district when making the determination to approve or disapprove the request.

     16. The LDSS shall establish procedures whereby the Contactor refers cases which are appropriate for an LDSSinitiated disenrollment and submits supporting documentation to the LDSS.

     17. After the LDSS receives and, if appropriate, approves the request for disenrollment either from the Enrollee or the Contractor, the LDSS will update the PCP subsystem file with an end date. MEVS and the Fiscal Agent are then updated to reflect the Enrollee's return to fee-for-service processing. The Enrollee is removed from the Contractor's Roster.

     MCO RESPONSIBILITIES:

     1. In those instances where the Contractor directly receives disenrollment forms, the Contractor will forward these disenrollments to the LDSS for prodessing within five (5) business days (or according to Section F of this Appendix). During pulldown week, these forms may be faxed to the LDSS with the hard copy to follow.

     2. The Contractor must accept and transmit all requests for voluntaly disenrollments from its Enrollees to the LDSS, and shall NOT impose any barriers to disenrollment requests. The Contractor may require that a disenrollment request be, in writing, contain the signature of the Enrollee, and state the Enrollee's correct MCO or Medicaid identification number.

     3. Following LDSS procedures, the Contractor will refer cases which are appropriate for an LDSS-initiated disenrollment and will -submit supporting documentation to the LDSS. This includes, BUT is not limited to, changes in status for its enrolled members that may impact eligibility for enrollment in an MCO such as address changes, incarceration, death, exclusion from managed care, etc.

     4.   With respect to Contractor-initiated disenrollments:

          a) The Contractor may initiate an involuntary disenrollment if the Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                      H-13
               to furnish services to either the Enrollee or other Enrollee's, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.

          b) The Contractor may not request disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilisation of medical services, diminished mental capacity, or uncooperative or disruptive behaviour resulting from the Enrollee's special needs (except where continued enrollment in the Contractor's plan seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

          c) The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

          d) The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request disenrollment. The written notice shall advise the Enrollee that the request has been forwarded to the LDSS for-review and approval. The written notice MUST include the mailing address and telephone number of the LDSS.

          e) The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

     5. The Contractor will not consider an Enrollee disenrolled without confirmation from the LDSS or the Roster (as described in Section D of this Appendix).

F. EXPEDITED DISENROLLMENTS

- Enrollees may request an expedited disenrollment if they have an urgent medical need to disenroll, if they were non-consensually enrolled in a managed care plan, or, if they are homeless and residing in the shelter system in New York City or other local districts where homeless individuals are exempt. Individuals who request to be disenrolled from managed care based on their documented HIV, ESRD, or SPMI/SED status are categorically eligible for an expedited disenrollment on the basis of urgent medical need.

LDSS RESPONSIBILITIES:

     1. The LDSS, to the extent possible, will process an expedited disenrollment within two business days of its determination that an expedited disenrollment is warranted. A disenrollment notice must be sent to the Enrollee outlining approval of the disenrollment request, including the Effective Date of Disenrollment.


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                      H-14

     The Effective Date of Disenrollments resulting from EXPEDITED PROCESSING are as follows:

REASON FOR DISENROLLMENT         EFFECTIVE DATE OF DISENROLLMENT
------------------------------   -----------------------------------------------
Urgent medicalneed               First day of the - next month after
                                 determination except where medical need
                                 requires an earlier disenrollment

NON-CONSENSUAL enrollment        Retroactive to THE first:day of THE MONTH of
                                 enrollment

Homeless individuals residing    RETROACTIVE TO THE FIRST day of the month of
in the shelter                   THE request
SYSTEM IN NYC OR IN OTHER
DISTRICTS WHERE homeless
individuals are exempt

G. LDSS AND PLAN SPECIFIC ADDENDA TO APPENDIX H.

LDSS Name ______________________________

MCO Name _______________________________


                                   APPENDIX H
                                 OCTOBER 1, 2004
                                      H-15

                                   APPENDIX I

NEW YORK STATE DEPARTMENT OF HEALTH GUIDELINES FOR USE OF MEDICAL RESIDENTS


                                   APPENDIX I
                                 OCTOBER 1, 2004
                                       I-1

                          APPENDIX I MEDICAL RESIDENTS

(a) Medical Residents as Primary Care Providers. MCOs may utilize medical residents as participants (but not designated as 'primary care providers') in the care of Enrollees as long as all of the following conditions are met:

     1) Residents are a part of patient care teams headed by fully licensed and MCO credentialed attending physicians serving patients in one or more training sites in an "up weighted" or "designated priority" residency program. Residents in a training program which was disapproved as a designated priority program solely due to the outcome measurement requirement for graduates may be eligible to participate in such patient care teams.

     2) Only the attending physicians and nurse practitioners on the training team, not residents, may be credentialed to the MCO and may be empanelled with Enrollees. Enrollees must be assigned an attending physician or certified nurse practitioner to act as their PCP, though residents on the team may perform all or many of the visits to the Enrollee as long as the majority of these visits are under the direct supervision of the Enrollee's designated PCP. Enrollees have the right to request care by their PCP in addition or instead of being seen by a resident.

     3) Residents may work with attending physicians and certified nurse practitioners to provide continuity of care to patients under the supervision of the patient's PCP. Patients must be made aware of the resident/attending relationship and be informed of their rights to be cared for directly by their PCP.

     4) Residents eligible to be involved in a continuity relationship with patients must be available at least 20% of the total training time in the continuity of care setting and no less than 10% of training time in any training year must be in the continuity of care setting and no fewer than nine (9) months a year must be spent in the continuity of care setting.

     5) Residents meeting these criteria provide increased capacity for enrollment to their team according to the following formula:

                           PGY-1   300 per F1'E
                           PGY-2   750 per F1'E
                           PGY-3   1125 per_FTE
                           PGY-4   1500 per FTE

          Only hours spent routinely scheduled for patient care in the continuity of care training site may count as providing capacity and are based on 1.0 FTE=40 hours.


                                   APPENDIX I
                                 OCTOBER 1, 2004
                                       I-2

     6) In order for a resident to provide continuity of care to an Enrollee, both the resident and the attending PCP must have regular hours in the continuity site and must be scheduled to be in the site together the majority of the time.

     7)   A preceptor/attending is required to be present a minimum of sixteen
          (16) hours of combined precepting and direct patient care in the primary care setting to be counted as a team supervising PCP and accept an increased number of Enrollees based upon the residents working on his/her team. Time spent in patient care activities at other clinical sites or in other activities off-site is not counted towards this requirement

     8) A sixteen (16) hour per week attending may have no more than four (4) residents on their team. Attendings spending twenty-four (24) hours per week in patient care/supervisory activity at the continuity site could have six (6) residents per team. Attendings spending thirty-two
          (32) hours per week could have eight (8) residents on their team. Two
          (2) or more attendings may join together to form a larger team as long as, the ratio of attending to residents does not exceed 1:4 and all attendings comply with the sixteen (16) hour minimum.

     9) Specialty consults must be per-formed or directly supervised by a MCO credentialed specialist. The specialist may be assisted by a resident or fellow.

     10) Responsibility for the care of the Enrollee remains with the attending physician: All attending/resident teams must provide adequate continuity of care, twenty-four (24) hour a day, seven (7) day a week coverage, and appointment and availability access.

     11) Residents who do not qualify to act as continuity providers as part of an attending/resident team may still participate in the episodic care of Enrollees as long as that care is under the supervision of an attending physician credentialed to a MCO. Such residents would not add to the capacity of that attending to empanel Enrollees, however.

     12) Certified nurse practitioners and registered physician's assistants may not act as attending preceptors for resident physicians.

(B) MEDICAL RESIDENTS *AS SPECIALTY CARE PROVIDERS

     (1) Residents may participate in the specialty care of Medicaid managed care patients in all settings supervised by fully licensed and MCO/PHSP credentialed specialty attending physicians.

     (2) Only the attending physicians, not residents or fellows, may be credentialed by the MCO. Each attending must be credentialed by each


                                   APPENDIX I
                                 OCTOBER 1, 2004
                                       I-3

          MCO with which they will participate. Residents may perform all or many of the clinical services for the Enrollee as long as these clinical services are under the supervision of an appropriately credentialed specialty physician. Even when residents are credentialed by their program in particular procedures, certifying their competence to perform and teach those procedures, the overall care of each Enrollee remains the responsibility of the supervising MCO-credentialed attending.

     (3) It is understood that many Enrollees will identify a resident as their specialty provider but the responsibility for all clinical decision-making remains with the attending physician of record.

     (4) Enrollees must be given the name of the responsible "attending physician in writing and be told how they may contact their attending physician or covering physician, if needed. This allows Enrollees to assist "in the communication between their primary care provider and specialty attending and enables them to reach the specialty attending 'if An emergency arises in the course of their care. Enrollees must be Made aware of the resident/attending relationship and must have a right to be, cared for directly by the responsible attending physician, if requested.

     (5) Enrollees requiring ongoing specialty care must be cared for in a continuity of care setting. This requires the ability to make follow-up appointments with a particular resident/attending physician, or if that provider team is not available, with a member of the provider's coverage group in order to insure ongoing responsibility for the patient by his/her MCO credentialed specialist. The responsible specialist and his/her specialty coverage group must be identifiable to the patient as well as to the referring primary care provider.

     (6) Attending specialists must be available for emergency consultation and care during non-clinic hours. Emergency coverage may be PROVIDED by residents under adequate supervision. The attending or a member of the attending's coverage group must be available for telephone and/or in-person consultation when necessary.

     (7) All training programs participating in Medicaid managed care must be accredited by the appropriate academic accrediting agency.

     (8) All sites in which residents train must produce legible (preferably typewritten) consultation reports. Reports must be transmitted such they are received in a time frame consistent with the clinical condition of the patient, the urgency of the problem and the need for follow-up by the primary care physician. At a minimum, reports SHOULD be transmitted so that they are received no later than two (2) WEEKS from the date of the specialty visit


                                   APPENDIX I
                                 OCTOBER 1, 2004
                                       I-4

     (9) Written reports are required at the time of initial consultation and again with the receipt of all major significant diagnostic information or changes in therapy. In addition, specialists must promptly report to the referring primary Care physician any significant findings or urgent changes in therapy which result from the specialty consultation.

All training sites must deliver the same standard of care to all patients irrespective of payor. Training sites must integrate the care of Medicaid, uninsured and private patients IN THE same settings.


                                   APPENDIX I
                                 OCTOBER 1, 2004
                                       I-5

                                   APPENDIX J

            NEW YORK STATE DEPARTMENT OF HEALTH GUIDELINES OF FEDERAL
                         AMERICANS WITH DISABILITIES ACT


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-1

                     GUIDELINES FOR MEDICAID MCO COMPLIANCE
                 WITH THE AMERICANS WITH DISABILITIES ACT (ADA)

I, ________OBJECTIVES Title II of the Americans With Disabilities Act (ADA) and
Section 504 of the Rehabilitation Act of 1973 (Section 504) provides that no qualified individual with a disability shall, by reason of such disability, be excluded from participation in or denied access to the benefits of services, programs or activities of a public entity, or be subject to discrimination by such an entity. Public entities include State and local government and ADA and
Section 504 requirements extend to all programs and services provided by State and local government. Since Medicaid is a government program, health services provided through Medicaid Managed Care must be accessible to all who qualify for the program.

MCO responsibilities for compliance with the ADA are imposed under Title II and
Section 504 when, as a contractor in a Medicaid program, a plan is providing a government service. If an individual provider under contract with the MCO is not accessible, it is the responsibility of the MCO to make arrangements to assure that alternative services are provided. The MCO may determine it is expedient to make arrangements with other providers, or to describe reasonable alternative means and methods to make these services accessible through its existing contractors. The goals of compliance with ADA Title II requirements are to offer a level of services that allows people with disabilities access to the program in its entirety, and the ability to achieve the same health care results as any program participant.

MCO responsibilities for compliance with the ADA are also imposed under Title III When the MCO functions as a public accommodation providing services to individuals (e.g. program areas and sites such as marketing, education, member services, orientation, complaints and appeals). The goals of compliance with ADA Title III requirements are to offer a level of services that allows people with disabilities full and equal enjoyment of the goods, services, facilities or accommodations that the entity provides for its customers or clients. New and altered areas and facilities must be as accessible as possible. Whenever MCOs engage in new construction or renovation, compliance is also required with accessible design and construction standards promulgated pursuant to the ADA as well as State and local laws. Title III also requires that public accommodations undertake "readily achievable barrier removal" in existing facilities where architectural and communications barriers can be removed easily and without much difficulty, or expense.

The state uses Plan Qualification Standards to qualify MCOs for participation in the Medicaid Managed Care Program, Pursuant to the state's responsibility to assure program access to all recipients, the Plan Qualification Standards require each MCO to submit an ADA Compliance Plan that describes in detail how the MCO will make services, programs and activities readily accessible and useable by


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-2
individuals with disabilities. In the event that certain program sites are not readily accessible, the; lvMCO must describe reasonable alternative methods for making the services or activities accessible and usable.

The objectives of these guidelines are threefold:

     - to ensure that MCOs take appropriate steps to measure access and assure program accessibility for persons with disabilities; to provide a framework fin managed care organizations (MCOs) as they develop a plan to assure compliance with the Americans with Disabilities Act
          (ADA), and

     -    to provide standards for the review of MCO Compliance Plans.

These guidelines include a general standard followed by a discussion of specific considerations and suggestions of methods for assuring compliance. Please be advised that, ALTHOUGH these guidelines and any subsequent reviews by State and local governments can give the contractor guidance, it is ultimately the contractor's obligation to ensure that it complies with its contractual obligations, as well as with the requirements of the ADA, Section 504, and other federal, state and local laws. Other federal, state and local statutes and regulations also prohibit discrimination on the basis of disability and may impose requirements in addition to those established under ADA. For example, while the ADA covers those impairments that "substantially" limit one or more of the major life activities of an individual, New York City Human Rights Law deletes the modifier "substantially

II   DEFINITIONS

     "Auxiliary aids and services" may include qualified interpreters, note takers, computer aided transcription services, written materials, telephone handset amplifiers, assistive listening systems, telephones compatible with hearing aids, closed caption decoders, open and closed captioning, telecommunications devices for enrollees who are deaf or hard of hearing (TTY/TDD), video test displays, and other effective methods of making aurally delivered materials available to individuals with hearing impairments; qualified readers, taped texts, audio recordings; Brained materials, large print materials, or other effective methods of making visually delivered materials available to individuals with visual impairments.

B. "Disability" means a mental or physical impairment that substantially limits one or more of the major life activities of an individual; a record of such impairment; or being regarded as having such an impairment.


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-3

     SCOPE OF NCO COMPLIANCE PLAN ______________________________________________

     The MCO Compliance Plan must address accessibility to services at the MCO's program sites, including both participating provider sites and MCO facilities intended for use by enrollee.

IV.  PROGRAM ACCESSIBILITY

Public programs and services, when viewed in their entirety, must be readily accessible to and useable by individuals with disabilities. This standard includes physical access, non-discrimination in policies and procedures and communication. Communications with individuals with disabilities are required to be as effective as communications with others. The MCO Compliance Plan must include a detailed description of how MCO services, programs and activities are readily accessible and usable by individuals with disabilities. In the event that full physical accessibility is not readily available for people with disabilities, the MCO Compliance Plan will describe the steps or actions the MCO will take to assure accessibility to services equivalent to those offered at the inaccessible facilities.

IV.  PROGRAM ACCESSIBILITY

A.   PRE-ENROLLMENT MARKETING AND EDUCATION

STANDARD FOR COMPLIANCE:

Marketing staff, activities and materials will be made available to persons with disabilities, Marketing Materials will be made available in alternative formats (such as Braille, large print, audio tapes) so that they are readily usable by people with disabilities.

SUGGESTED METHODS FOR COMPLIANCE

1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

2. Materials available in alternative formats, such as Braille, large print, audio tapes

3. Staff training which includes training and information regarding attitudinal barOers related to disability

4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by plan marketing representatives

5. Enrollee health promotion material/activities targeted specifically to persons with disabilities (eg, secondary infection prevention,


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-4

     DECUBITUS PREVENTION, SPECIAL EXERCISE PROGRAMS, ETC.)

     POLICY STATEMENT THAT MARKETING REPRESENTATIVES will offer to read or summarize to blind or vision impaired individuals any written material that is typically distributed to all enrollees

6. StafVresources available to assist individuals with cognitive impairments in understanding materials

7.   ___________________________________________________________________________

C    COMPLIANCE PLAN SUBMISSION

1. A description of methods to ensure that the MCO's marketing presentations (materials and communications) are accessible to persons with auditory, visual and cognitive impairments

2. A description of the MCO's policies and procedures, including marketing training, to ensure that marketing representatives neither screen HEALTH status nor ask questions about health status or prior health care services

TV.  PROGRAM ACCESSIBILITY

B.   MEMBER SERVICES DEPARTMENT

Member services flanctions include the provision to enrollees of information necessary to make informed choices about treatment options,to effectively utilize the health care resources; to assist enrollees in making appointments, and to field questions and complaints; to assist enrollees with the complaint process.

B1.  ACCESSIBILITY

STANDARD FOR COMPLIANCE:

I Member Services sites and functions will be made accessible to, and usable by, people with disabilities.

SUGGESTED METHODS FOR COMPLIANCE (include, but are not limited to those identified below)

1. Exterior routes of travel, at least 36" wide, from parking areas or public transportation stops into the MCO's facility

2. If parking is provided, spaces reserved for people with disabilities, pedestrian ramps at sidewalks, and dropoffs

3. Routes of travel into the facility are stable, slip-resistant, with all steps > '/z" ramped, doorways with minimum 32" opening

4. Interior halls and passageways providing a clear and unobstructed path or travel at least 36" wide to bathrooms and other rooms commonly used by enrollees

5. Waiting rooms, restrooms, and other rooms used by enrollees are accessible to people with disabilities

6. Sign language interpreters and other auxiliary aids and services provided in appropriate circumstances


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-5

7. Materials available in alternative formats, such as Braille, large print, audio tapes.

8. Staff training which includes sensitivity training related to disability issues [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838]

9. Availability of activities and educational materials tailored to specific conditions/illnesses and secondary conditions that affect these populations (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

10. MCO staff trained in the use of telecommunication devices for enrollees who are deaf or hard of hearing (TTY/TDD) as well as in the use of NY Relay for phone communication

11.  New enrollee orientation available in audio or by interpreter, services

12. Policy that when member services staff receive calls through the NY Relay, they will offer to return the call utilizing a direct TTY/TDD connection

COMPLIANCE, PLAN SUBMISSION

1. A description of accessibility to the member services department or reasonable alternative means to access member services for enrollees using wheelchairs (or other mobility aids)

2. A description of the methods the member services department will use to communicate with enrollees who have visual or hearing impairments, including any necessary auxiliary aid/services for enrollees who are deaf or hard of hearing, and TTY/TDD technology or NY Relay Service available through a toll-free telephone number

3. A description of the training provided to member services staff to assure that staff adequately understands how to implement the requirements of the program, and of these guidelines, and are sensitive to the needs of persons with disabilities

IV.  PROGRAM ACCESSIBILITY

B2.  IDENTIFICATION OF ENROLLEES WITH DISABILITIES

STANDARD FOR COMPLIANCE

MCOs must have in place satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health-services etc. MCOs may not discriminate against a potential enrollee based on his/her current health status or anticipated need for future health care. MCOs may not discriminate on the basis of disability, or perceived disability of an enrollee or their family member. Health assessment forms may not be used by plans prior to enrollment. (Once a plan has been chosen, a health assessment form may be used to assess the person's health care needs.)


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-6

SUGGESTED METHODS; FOR COMPLIANCE

1 Appropriate post enrollment health screening foreacr enrollee, using an appropriate health screening tool

2. Patient profiles by condition/disease for comparative analysis to national norms, with appropriate outreach and education

3. Process for follow up of needs identified by initial screening; e.g. referrals, assignment of case manager, assistance with scheduling/keeping appointments Enrolled population disability assessment survey

     Process for enrollees who acquire a disability subsequent to enrollment to access appropriate services

COMPLIANCE PLAN SUBMISSION

     A description of how the MCO will identify special health care, physical access or communication needs of enrollees on a timely basis, including but not limited to the health care needs of enrollees who:

     - are blind or have visual impairments, including the type of auxiliary aids and services required by the enrollee

     - are deaf or, hard of hearing, including the type of auxiliary aids and services required by the enrollee

     - have mobility impairments, including the extent, if any, to which they can ambulate

     - have other physical or mental impairments or disabilities, including cognitive impairments

     -    have conditions which may require more intensive case management

IV PROGRAM ACCESSIBILITY

--------------------------------------------------------------------------------
B3. NEW ENROLLEE ORIENTATION

--------------------------------------------------------------------------------
STANDARD FOR COMPLIANCE:

Enrollees will be given information sufficient to ensure that they understand how to access medical care through the plan. This information will be made accessible to, and usable by, people with disabilities.

SUGGESTED METHODS FOR COMPLIANCE

          necessary

     2, Materials available in alternative formats, such as Braille, large print, audio tapes

     3, Staff training which includes sensitivity training related to disability issues Resources and technical assistance are available

          Activities held in physically accessible, location, or staff at activities to meet with person in an accessible location as


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-7

--------------------------------------------------------------------------------
     through the NYS Office of ADVOCATE for. Persons with Disabilities - V/.TTY
     (800) 522-4369; and the NYC Mayor's Office for People with Disabilities -
     (212) 788-2830 or TTY (212)788-2838],
     Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by plan marketing representatives Include in written/audio materials available to all enrollees information regarding how and where people with disabilities can access help in getting services, for example help with making appointments or for arranging special transportation, an interpreter or assistive communication devices

     6. Staff/resources available to assist individuals with cognitive impairments in understanding materials

--------------------------------------------------------------------------------
COMPLIANCE PLAN SUBMISSION

1. A description of how the MCO will advise enrollees with disabilities, during the new enrollee orientation on how to access care

2. A description of how the MCO will assist new enrollees with disabilities (as well as current enrollees who acquire a disability) in selecting or arranging an appointment with a Primary Care Practitioner (PCP)

     - This should include a description of how the MCO will assure and provide notice to enrollees who are deaf-or hard of hearing, blind or who have visual impairments, of their right to obtain necessary auxiliary aids and services during appointments and in scheduling appointments and follow-up treatment with participating providers

          In the event that certain provider sites are not physically-accessible to enrollees with mobility impairments, the MCO will assure that reasonable alternative site and services are available

3. A description of how the MCO will determine the specific needs of an enrollee with or at risk of having a disability/chronic disease, in terms of specialist physician referrals, durable medical equipment (including assistive technology and adaptive equipment), medical supplies and home health services and will assure that such contractual services are provided

4. A description of how the MCO will identify if an enrollee with a disability requires on-going mental health services and how MCO will encourage early entry into treatment

5. A description of how the MCO will, notify enrollees with disabilities as to how to access transportation where applicable

--------------------------------------------------------------------------------

IV. PROGRAM ACCESSIBILITY

--------------------------------------------------------------------------------
B4. COMPLAINTS AND APPEALS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STANDARD FOR COMPLIANCE:

The MCO will establish and maintain a procedure to protect the rights and interests of both enrollees and managed care plans by receiving, processing, and resolving grievances and complaints in an expeditious Manner, With the goal of ensuring resolution of complaints and


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-8

--------------------------------------------------------------------------------

access to appropriate services as rapidly as possible

All enrollees must, be informed about the complaint process within their plan and the procedure for filing complaints. This information will be made available through the member handbook, the SDOH toll-free complaint line [1-(800), 206-812.5] and the plan's complaint process annually, as well as when the MCO denies a benefit or referral. The MCO will inform enrollees of: the MCO's complaint procedure; enrollees right to contact the local district or SDOH with a complaint, and to file an appeal or request a fair hearing; the right to appoint a designee to handle a complaint or appeal; the toll free complaint line. The MCO will maintain designated staff to take and process complaints, and be responsible for assisting enrollees in complaint resolution.

The MCO will make all information regarding the complaint process available to and usable by people with disabilities, and will assure that __eole with disabilities have access to sites where enrollees t4.icall file complaints and requests for a seals.

SUGGESTED METHODS FOR COMPLIANCE

1.   800 complaint phone line with TDD/TTY capability

2. Staff trained in complaint process, and able to provide interpretive or assistive support to enrollee during the complaint process

3. Notification materials and complaint forms in alternative formats for enrollees with visual or hearing impairments Availability of physically accessible sites, eg. member services department sites 5, Assistance for individuals with cognitive impairments

COMPLIANCE PLAN SUBMISSION

1. A description of how MCO's complaint and appeal procedures shall be accessible for persons with disabilities, including:

     - procedures for complaints and appeals to be made in person at sites accessible to persons with mobility impairments

     - procedures accessible to persons with sensory or other impairments who wish to make verbal complaints, and to communicate with such persons on an ongoing basis as to the status of their complaints and rights to further appeals description of methods to ensure notification material is available in alternative formats for enrollees with vision and hearing impairments

2. A description of how MCOs monitor complaints and grievances related to people: with disabilities. Also, as part of the Compliance ____ Plan, MCOs must submit a summary report based on the MCO's most recent year's complaint data.


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                       J-9


                            IV. PROGRAM ACCESSIBILITY

--------------------------------------------------------------------------------
C. Case Management
--------------------------------------------------------------------------------

STANDARD FOR COMPLIANCES

MCOs must have in place adequate case management systems to identify the service needs of all enrollees, including enrollees with chronic illness and enrollees with disabilities, and ensure that medically necessary covered benefits are delivered on a timely basis. These systems must include procedures for standing referrals, specialists as PCPs, and referrals to specialty centers for enrollees who require Specialized medical care over a prolonged period of time (as determined by a treatment plan approved by the MCO in consultation with the primary care provider, the designated specialist and the enrollee or his/her designee), out of plan referrals and continuation of existing treatment relationships with out-of-plan providers (during transitional period).

SUGGESTED METHODS FOR COMPLIANCE

     Procedures for requesting specialist physicians to function as PCP

2. Procedures for requesting standing refegals to specialists and/or specialty centers, out of plan referrals, and continuation of existing treatment relationships

3. Procedures to meet enrollee needs for, durable medical equipment, medical supplies, home visits as appropriate

4. Appropriately trained MCO staff to function as case managers for special needs populations, or sub-contract an-angetnents for case management

5. Procedures for informing enrollees about the availability of case management services

COMPLIANCE PLART SUBMISSION

1. A description of the MCO case management program for people with disabilities, including case management functions, procedures for qualifying for and being assigned a case manager, and description of case management staff qualifications

2. A description of the MCO's model protocol to enable participating providers, at their point of service, to identify enrollees who require a case manager

3. A description of the MCO's protocol for assignment of specialists as PCP, and for standing referrals to specialists and specialty centers, out-of-plan referrals and continuing treatment relationships.

4. A description of the MCO's notice procedures to enrollees regarding the availability of case management services, specialists as PCPs, standing referrals to specialists and specialty centers, out-of-plan referrals and continuing treatment relationships


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                      J-10

IV. PROGRAM ACCESSIBILITY

--------------------------------------------------------------------------------
Participating Providers
--------------------------------------------------------------------------------

STANDARD FOR COMPLIANCE:

MCOs networks will include all the provider types necessary to furnish the benefit package, to assure appropriate and timely health care to all enrollees, including those with chronic illness and/or disabilities. Physical accessibility is not limited to entry to a provider site, but also includes access to services within the site, e.g. exam tables and medical equipment.

SUGGESTED METHODS FOR COMPLIANCE

1. Process for MCO to evaluate provider network to ascertain the degree of provider accessibility to persons with disabilities, to identify barriers to access and required Modifications to policies/procedures.

2. Model protocol to assist participating providers, at their point of service, to identify enrollees who require case manager, audio, visual, mobility aids, or other accommodations

3.   Model protocol for determining needs of enrollees with mental disabilities

4.   Use of Wheelchair Accessibility Certification: Form (see attached)

5.   Submission of map of physically accessible sites

6. Training for providers are compliance with Title III of ADA, e.g. site access requirements for door widths, wheelchair ramps, accessible diagnostic/treatment rooms and equipment; communication issues; attitudinal barriers related to disability, etc. [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities -V/TTY (800) 522-4369, and the NYC Ivlayor's Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838]

7. Use of ADA Checklist for Existing Facilities and NYC Addendum to OAPD ADA Accessibility Checklist as guides for evaluating existing facilities and for new construction and/or alteration.

COMPLIANCE PLAN SUBMISSION

1. A description of how MCO will ensure that its participating provider network is accessible to persons with disabilities. This includes the following:

     Policies and procedures to prevent discrimination on the basis of disability or type of illness or condition

     - Identification of participating provider sites which are accessible by people with mobility impairments, including people using mobility devices. If certain provider sites are not physically accessible to persons with disabilities, the MCO shall describe reasonable, alternative means that result in making the provider services readily accessible.

     - Identification of participating provider sites which do not have access to sign language interpreters or reasonable alternative


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                      J-11
          means to communicate with enrollees who are deaf or hard of hearing; and for those sites describe reasonable alternative methods to ensure that services will be made accessible

     - Identification of participating providers which do not have adequate communication systems for enrollees who are blind or have vision impairments (e.g. raised symbol and lettering or visual signal appliances), and for those sites describe reasonable alternative methods to ensure that services will be made accessible

2. A description of how the MCO's specialty network is sufficient to meet the needs of enrollees with disabilities

3. A description of methods to ensure the coordination of out-of-network providers to meet the needs of the enrollees with

     - This may include the implementation of a referral system to ensure that the health care needs of enrollees with disabilities are met appropriately

     - MCO shall describe policies and procedures to allow for the continuation of existing relationships with out-of-network providers, when in the best interest of the enrollee with a disability

4. Submission of ADA Compliance Summary Report (see attached - county specific/borough specific for NYC) or MCO statement that data submitted to SDOH on the Health Provider Network (HPN), files is an accurate reflection of each network's physical accessibility

IV. PROGRAM ACCESSIBILITY

E.   POPULATIONS SPECIAL HEALTH CARE NEEDS

STANDARD: FOR COMPLIANCE:

MCOs will have satisfactory methods for identifying persons at risk of, or having, chronic disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies; home health services, etc. MCOs will have satisfactory systems for coordinating service delivery and, if necessary, procedures to allow continuation of existing relationships with out-of-network provider for course of treatment.

                                                SUGGESTED METHODS FOR COMPLIANCE

1. Procedures for requesting standing referrals to specialists and/or specialty centers, specialist physicians to function as PCP, out of plan referrals, and continuation of existing relationships with out-of-network providers for course of treatment Contracts with school-based health centers Linkages with preschool services, child protective agencies, early intervention officials, behavioral health agencies, disability and advocacy organizations, etc;

     Adequate network of providers and subspecialists (including pediatric providers and sub-specialists) and contractual relationships


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                      J-12
     with tertiary institutions:

5. Procedures, for assuring that these populations receive appropriate diagnostic workups on a timely basis

6. Procedures for assuring that these populations receive appropriate access to durable medical equipment on a timely basis

7. Procedures for assuring that these populations receive appropriate allied health professionals (Physical, Occupational and Speech Therapists, Audiologists) on a timely basis

8. State designation as a Well Qualified Plan to serve OMRDD population and look alikes

CoMplianti Plan Submission

          A description of arrangements to ensure access to specialty care providers and centers in and out of New York State, standing referrals, specialist physicians to function as PCP, out of plan referrals, and continuation of existing relationships (out-of-plan) for diagnosis and treatment of rare disorders.

     2. A description of appropriate service delivery for children with disabilities. This may include a description of methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and disability and advocacy organizations and School
          Based Health Centers.

     3. A description of the pediatric provider and sub-specialist network, including contractual relationships with tertiary institutions to meet the health care needs of children with disabilities.

V.   ADDITIONAL ADA RESPONSIBILITIES. FOR PUBLIC ACCOMMODATIONS

Please note that Title III of the ADA applies to all non-governmental providers of health care, Title III of the Americans With Disabilities Act prohibits discrimination on the basis of disability in the full and equal enjoyment of goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation. A public accommodation is a private entity that owns, leases or leases to, or operates a place of public accommodation. Places of public accommodation identified by the ADA include, but are not limited to, stores (including pharmacies) offices (including doctors offices), hospitals, health care providers, and social service centers.

New and altered areas and facilities must be as accessible as possible.
Barriers must be removed from existing facilities when it is readily achievable, defined by the ADA as easily accomplishable without much difficulty or expense. Factors to be considered when determining if barrier removal is readily achievable include the cost of the action, the financial resources of the site involved, and, if applicable, the overall financial resources of any parent corporation or entity. If barrier removal is not readily achievable, the ADA requires alternate methods of making goods and services available. New facilities must be accessible unless structurally impracticable,

Title III also requires places of public accommodation to provide any auxiliary aids and services that are needed to ensure equal access to the services it offers, unless a fundamental alteration in the nature of services or an undue burden would result Auxiliary aids include but


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                      J-13
are not limited to qualified sign interpreters, assertive listening systems, readers, large print materials; etc. Undue burden is defined as "significant difficulty or expense". The factors to be considered in determining "undue burden" include, but are not limited to, the nature and cost of the action required and the overall financial resources of the provider. "Undue burden" is a higher standard than "readily achievable" in that it requires a greater level of effort on the part of the public accommodation.

Please note also that the ADA is not the only law applicable for people with disabilities. In some cases, State or local laws require more than the ADA. For example, New York City's Human Rights Law, which also prohibits discrimination against people with disabilities, includes people whose impairments are not as "substantial" as the narrower ADA and uses the higher "undue burden" ("reasonable") standard where the ADA requires only that which is "readily achievable". New York City's Building Code does not permit access waivers for newly constructed facilities and requires incorporation of access features as existing facilities are renovated. Finally, the State Hospital code sets a higher standard than the ADA for provision of communication (such as sign language interpreters) for services.

provided at most hospitals even on an outpatient basis.


                                   APPENDIX J
                                 OCTOBER 1, 2004
                                      J-14

                                   APPENDIX K

                             PREPAID BENEFIT PACKAGE
                           DEFINITIONS OF COVERED AND
                              NON-COVERED SERVICES


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-1

                                   APPENDIX K
                             PREPAID BENEFIT PACKAGE
                 DEFINITIONS OF COVERED AND NON-COVERED SERVICES

The categories of services in the Medicaid Managed Care Benefit Package, when listed as covered services shall be provided by the Contractor to Enrollees when medically necessary under the terms of this Agreement. The definitions of covered and non-covered services therein are in summary form; THE full description and SCOPE of each Medicaid COVERED SERVICE as established by the New York Medical Assistance Program are set forth in the applicable MMIS Provider Manual.

All care provided by the Contractor, pursuant to this Agreement, must be provided; arranged, or AUTHORIZED by the Contractor or its Participating Providers with the exception of most behavioral health services to SSI or SSI related beneficiaries (see Benefit Package K-2), and emergency services, emergency transportation, family planning, mental health and chemical DEPENDENCE assessments (one (1) of each per year), court ordered services, and services provided by Local Public Health Agencies as described in Section 10 of this Agreement.

This Appendix contains the following two (2) charts:

K-1 A summary of services provided by the Contractor to all Non-SSI Enrollees. K-2 A summary of services provided by the Contractor to all SSI Enrollees.

ALSO INCLUDED:

     Prepaid Benefit Package Definitions of Covered Services A) Medical
          Services

               1.   Inpatient Hospital Services

               1a.  Inpatient Stay Pending Alternate Level of Medical Care

               2.   Professional Ambulatory Services

               3.   Physician Services

               4.   Home Health Services

               5.   Private Duty Nursing Services

               6.   Emergency Room Services

               7.   Services of Other Practitioners

               8.   Eye Care and Low Vision Services

               9.   Laboratory Services

               10.  Radiology Services

               11. Early Periodic Screening Diagnosis and Treatment (EPSDT) Services THROUGH the CHILD Teen Health Program (C/THP) and Adolescent Preventive Services

               12.  Durable Medical Equipment (DME)

               13.  Audiology, Hearing Aid Services and Products

               14.  Preventive Care

               15.  Prosthetic/Orthotic Orthopedic Footvvear

               16.  Renal Dialysis


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-2

               17.  Experimental or Investigational Treatment

          B)   Behavioral Health Services

               1.   Chemical Dependence Services

                    a)   Detoxification Services

                         i)   Medically MANAGED INPATIENT DETOXIFICATION

                         ii)  Medically Supervised Withdrawal

                    b) Chemical Dependence Inpatient Rehabilitation and Treatment Services

                    c)   Chemical Dependence Assessment Self-Referral

               2.   MENTAL HEALTH Services

                    a)   Inpatient Services

                    b)   Outpatient Services

     Other Covered Services
     1.   Federally Qualified Health Center (FQHC) Services

II. Optional Covered Services (at discretion of LDSS and/or Contractor) [See Schedule A of Appendix K for Coverage Status]

     A)   Family Planning and Reproductive Health Care

     B)   Dental Services

     C)   Transportation Services

          1.   Non-Emergency Transportation

          2.   Emergency Transportation

III. Definitions of Non-Covered Services

          A)   Medical Non-Covered Services

               1.   Personal Care Agency Services

               2.   Residential Health Care Facilities (RHCF)

               3.   Hospice Program

               4. Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula

          B)   Non-Covered Behavioral Health Services V

               1.   Chemical Dependence Services

                    a)   Outpatient Rehabilitation and Treatment Services

                         i)   Methadone Maintenance Treatment Program (MMTP)

                         ii) Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs

                         iii) Medically Supervised Chemical DEPENDENCE
                              OUTPATIENTREHABILITATIOII Programs

                         iv)  OUTPATIENT Chemical DEPENDENCE for Youth Programs

                    b)   Chemical Dependence Services Ordered by the LDSS

               2.   Mental Health Services

                    a)   Intensive Psychiatric Rehabilitation Treatment Programs
                         (IPRT)


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-3

                    b)   Day Treatment

                    c)   Continuing Day Treatment

                    d)   Day Treatment Programs Serving Children

                    e) Home and Community Based Services Waiver for Seriously Emotionally Disturbed Children

                    f)   Case Management

                    g)   Partial Hospitalization

                    h) Services Provided through OMH Designated Clinics for Children With a Diagnosis of Serious Emotional Disturbance (SED)

                    i)   Assertive Community Treatment (ACT)

                    j)   Personalized Recovery Oriented Services (PROS)

               3. Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs

                    a)   OMH Licensed CRs

                    b)   Family-Based Treatment

                    b)   c) d) e)

          Other Non-Covered Services

          1. Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

               (a) Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities

               The Day Treatment
                    Medicaid Service Coordination (MSC)
                    Home and Community Based Services Waivers (HCBS)
                    Services Provided Through the Care at Home Program (OMRDD)

               Early Intervention Program (EIP) - Children Birth to Two (2) Years of Age

          2. Preschool Supportive Health Services - Children Three (3) Through Four (4) Years of Age

          3. School Supportive Health Services = Children Five (5) Through Twenty-One (21) Years of Age

          4.   Comprehensive Medicaid Case Management (CMCM)

          5. Directly Observed Therapy for Tuberculosis Disease AIDS Adult Day Health Care

          7.   HIV COBRA Case Management Fertility Services

          9.   Adult Day Health Care

          10.  Personal Emergency Response Systems (PERS)

          11.  School-Based Health Centers

IV. Schedule A of Appendix K, Prepaid Benefit Package, Coverage Status of Optional Covered Services


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-4

                                  APPENDIX K-1
                    MANAGED CARE PLAN PREPAID BENEFIT PACKAGE

------------------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
------------------------------------------------------------------------------------------------------------------------------------
Inpatient Hospital Services        Up to 365 medically necessary days per year (366
                                   for leap year) in ACCORDANCE with the stop-loss
                                   provisions of Section 3.10 of this Agreement.
                                   Includes inpatient detoxification, services
                                   provided in Article 28 hospitals for all
                                   Enrollees. Inpatient dental vices are covered.
                                   See dental definition
------------------------------------------------------------------------------------------------------------------------------------
Inpatient Stay Pending Alternate   Continned care in a hospital pending placement in
Level of Medical Care              an alternate lower medical level of care,
                                   consistent with the provisions of 18 NYCRR
                                   505.20 and 10 NYCRR, Part 85.
------------------------------------------------------------------------------------------------------------------------------------
Professional Ambulatory Services   Provided through ambulatory care facilities
                                   including hospital outpatient departments, D&T
                                   centers, and emergency rooms. Services include
                                   medical, surgical, preventive, primary,
                                   rehabilitative, specialty care, mental health,
                                   family planning, C/THP services and ambulatory
                                   dental surgery. Covered as needed based on medical
                                   necessity.
------------------------------------------------------------------------------------------------------------------------------------
Preventive Health Services         Care or service to avert disease/illness and/or
                                   its consequences. Preventive care includes
                                   primary care, secondary care and tertiary care.
                                   Coverage includes general health education
                                   classes, smoking cessation classes, childbirth
                                   education classes, parenting classes and nutrition
                                   counseling (with targeted outreach to persons with
                                   diabetes and pregnant women). HIV counseling and
                                   testing is a covered service for all Enrollees.
------------------------------------------------------------------------------------------------------------------------------------
Laboratory Services                Covered when medically, necessary as ordered by a    HIV phenotypic, HIV virtual phenotypic and
                                   qualified medical professional, and when listed in   HIV genotypic drug resistance tests with a
                                   the Medicaid fee schedule. Coverage excludes HIV     Provider's order.
                                   phenotypic, HIV virtual phenotypic and HIV
                                   genotypie drug resistance tests.
------------------------------------------------------------------------------------------------------------------------------------
Radiology Services                 Covered when medically necessary as ordered by a
                                   qualified medical professional, and when ordered
                                   and provided by a qualified medical
                                   PROFESSIONAL/PRACTITIONER.
------------------------------------------------------------------------------------------------------------------------------------
EPSDT Services/Child Teen          EPSDT is a package of early and periodic             Services not INCLUDED in the MANAGED care
Health Program (C/THP)             screening, including inter-periodic screens and,     Benefit PACKAGE ORDERED by the child's
                                   diagnostic and treatment services that are           physician based on the results of a
                                   offered to all Medicaid eligible children under      screening.
                                   twenty-one (21) years of age known in New
                                   York State as the Child Teen Health Program
                                   (C/THP).
------------------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-5

------------------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
------------------------------------------------------------------------------------------------------------------------------------
Home Health Services               Home HEALTH care services include medically          Services rendered by a PERSONAL care AGENCY
                                   necessary nursing, HOME HEALTH AIDE services,        which are APPROVED by the Local Social
                                   EQUIPMENT and appliances, PHYSICAL THERAPY,          Services District when ordered by the
                                   SPEECH/LANGUAGE PATHOLOGY, OCCUPATIONAL THERAPY,     Enrollee's Primary Care Provider (PCP). The
                                   social work services or nutritional services         district will determine the applicant's
                                   PROVIDED BY a home health care agency pursuant to    need for personal care agency services and
                                   an established care plan. Personal care tasks        coordinate a plan of care with the personal
                                   performed by a home health aide in connection with   care agency.
                                   a home health care agency visit, and pursuant to
                                   an established care plan, are covered.
------------------------------------------------------------------------------------------------------------------------------------
Private Duty Nursing Services      Covered service when medically necessary in
                                   accordance with the ordering physician,
                                   registered physician assistant or certified nurse
                                   practitioner's written treatment plan.
------------------------------------------------------------------------------------------------------------------------------------
Emergency Room Services            Covered for emergency conditions; medical or
                                   behavioral, the onset of which is sudden,
                                   manifesting itself by symptoms of sufficient
                                   severity, including severe pain, that a PRUDENT
                                   layperson, possessing an average knowledge of
                                   medicine and health, could reasonably expect the
                                   absence of medical attention to result in (a)
                                   placing the health of the person afflicted with
                                   such condition in serious jeopardy, or in the case
                                   of a behavioral condition placing the health of
                                   such person or others in serious jeopardy; (b)
                                   serious impairment of such person's bodily
                                   functions; (c) serious DYSFUNCTION of any bodily
                                   organ or part of such person; or (d) serious
                                   disfigurement of such person. Emergency services
                                   include healthcare procedures, treatments or
                                   services, including psychiatric stabilization and
                                   medical detoxification from drugs or alcohol that
                                   are provided for an emergency medical condition. A
                                   medical assessment (triage) is covered for
                                   non-emergent conditions.
------------------------------------------------------------------------------------------------------------------------------------
                                   Foot Care Services Foot care when the Enrollee's
                                   (any age) physical condition poses a hazard due to
                                   the presence of localized illness, injury or
                                   symptoms involving the foot, or when performed as
                                   a necessary and integral part of otherwise covered
                                   services such as the diagnosis and treatment of
                                   diabetes, ulcers, and infections.
------------------------------------------------------------------------------------------------------------------------------------
                                   Eye Care and Low Vision Eye care includes the
                                   services of an Services ophthalmologist,
                                   optometrist and an ophthalmic dispenser and
                                   coverage for contact lenses, polycarbonate lenses,
                                   artificial eyes and replacement of lost or
                                   destroyed glasses (including repairs) when
                                   medically necessary. Artificial eyes are covered
                                   as ordered by a Contractors Participating
                                   Provider,
------------------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-6

------------------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
------------------------------------------------------------------------------------------------------------------------------------
Durable Medical EQUIPMENT          DME ARE DEVICES AND equipment other than             Excluded services, such as DISPOSABLE
(DME)                              MEDICAL/SURGICAL SUPPLIES, ENTERAL formula, and      MEDICAL/SURGICAL supplies and enteral
                                   prosthetic or orthodc appliances. Covered when       formula with a Provider's order.
                                   medically necessary as ordered by a Contractor's
                                   Participating PROVIDER and procured from a
                                   Participating Provider. Coverage excludes
                                   disposable medical/surgical supplies and enteral
                                   formula,
------------------------------------------------------------------------------------------------------------------------------------
Hearing Aids Services              Provided when medically necessary to alleviate       Excluded services, such as hearing aid
                                   disability caused by the loss or impairment of       batteries with a Provider's order.
                                   hearing. Hearing aid products include hearing
                                   aids, earmolds, special fittings, and replacement
                                   parts. Coverage excludes hearing aid batteries.
------------------------------------------------------------------------------------------------------------------------------------
Family Planning and                Family planning means the offering, arranging, and   Enrollees may always obtain family
Reproductive Health Services       furnishing of those health services which enable     planning and HIV testing and counseling
                                   individuals, including minors, who may be sexually   services, when part of a family planning
SEE SCHEDULE A OF APPENDIX K       active, to prey or reduce the inpidence of           visit, outside of the plan's network from
FOR COVERAGE STATUS                unintended pregnancies and includes the screening,   any Provider that accepts Medicaid.
                                   diagnosis and treatment, as medically necessary,
                                   for sexually transmissible DISEASES, STERILIZATION
                                   services and screening for pregnancy.
                                   Reproductive health services also includes all
                                   medically necessary abortions:
------------------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-7

------------------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
------------------------------------------------------------------------------------------------------------------------------------
Transportation Services            NON-EMERGENCY TRANSPORTATION:                        For Contractors that do not cover
                                                                                        TRANSPORTATION SERVICES, these services are
                                   TRANSPORTATION EXPENSES are covered when             PAID for FEE-FOR-SERVICE. Non-emergent
Nori-Emergency Transportation      TRANSPORTATION is ESSENTIAL in ORDER for an          transportation requests should be referred
                                   ENROLLEE to OBTAIN necessary medical care AND        to the LDSS.
SEE SCHEDULE A OF APPENDIX K       services which are covered under this Benefit
FOR COVERAGE STATUS                Package (or by fee-for-service Medicaid for          For Contractors that cover NON-EMERGENCY
                                   carved-out services).                                transportation in the Benefit Package,
                                                                                        transportation costs to MMTP services may
                                   Non-emergent transportation guidelines may be        be REIMBURSED by Medicaid FEE-FOR-SERVICE
                                   developed in conjunction with the LDSS, based on     in ACCORDANCE with the LDSS transportation
                                   the LDSS approved transportation plan.               polices in local districts where there is a
                                                                                        systematic method to discretely identify
                                   Transportation services means transportation by      and reimburse such transportation costs.
                                   ambulance, ambulette or invalid coach, taxicab,
                                   livery, public transportation, or other means
                                   APPROPRIATE to the Enrollee's medical condition;
                                   and a transportation attendant to accompany the
                                   Enrollee, if necessary. Such services may include
                                   the transportation ATTENDANT'S TRANSPORTATION,
                                   meals, lodging and salary; however, no salary will
                                   be paid to a transportation attendant who is a
                                   member of the Enrollee's family.

                                   For Enrollees with disabilities the METHOD of
                                   transportation must reasonably ACCOMMODATE-THEIR
                                   needs taking into account the severity and nature
                                   of the disability.

Emergency Transportation           EMERGENCY TRANSPORTATION

SEE SCHEDULE A OF APPENDIX K       Emergency transportation can only be provided by
for COVERAGE STATUS                an ambulance service. Emergency transportation is
                                   covered for Enrollees suffering from severe, life-
                                   threatening or potentially disabling conditions
                                   which require the provision of emergency medical
                                   services while the Enrollee is being transported.
------------------------------------------------------------------------------------------------------------------------------------
Dental Services                    Optional Benefit Package dental services include:    Routine exams, orthodontic services and
                                        ________________ necessary preventive,          APPLIANCES, dental office surgery, fillings,
SEE SCHEDULE A OF APPENDIX K            prophylactic and other routine dental care,     prophylaxis, provided to Enrollees of plans
FOR COVERAGE STATUS                     services and supplies and dental prosthetics    not electing to cover dental services.
                                        required to alleviate a serious health
                                        condition; including one which affects
                                        employability.

                                   As described in Sections 10.16 and 10.28 of this
                                   Agreement, Enrollees may self refer to Article 28
                                   clinics operated by academic dental centers to
                                   obtain covered dental services.                      Orthodontic services are always covered by
                                                                                        fee-for-service.
                                   All Contractors must cover the following, even if
                                   dental services is not a plan covered benefit:

                                   *    Ambulatory or inpatient surgical services
                                        (subject to prior authorization by the
                                        Contractor).

                                   Coverage excludes the professional services of the
                                   dentist if dental services are not covered by the
                                   Contractor's Benefit PACKAGE.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-8

------------------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
------------------------------------------------------------------------------------------------------------------------------------
Court-Ordered Services             COVERAGE includes such services ordered by a court
                                   of competent jurisdiction if the services are in
                                   the Contractor's Benefit Package.
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic/Orthotic                COVERED when medically necessary as ordered by the
SERVICES/ORTHOPEDIC Footwear       Contractor's Participating PROVIDER.
------------------------------------------------------------------------------------------------------------------------------------
Mental Health Services             Covered when medically necessary, in accordance      All services in excess of twenty (20)
                                   with the STOP-LOSS PROVISIONS as DESCRIBED in        OUTPATIENT visits and thirty (30) inpatient
                                   Section 3.12 of this Agreement. Enrollees must be    days in ACCORDANCE with the STOP-LOSS
                                   allowed to self-refer for one (1) mental health      PROVISIONS in Section 3.12 of this
                                   assessment from a Contractor's Participating         Agreement, Contractor continues to
                                   PROVIDER in a twelve (12) month PERIOD. In the       reimburse mental health service PROVIDERS
                                   case of children, such self-referrals may            and coordinate care. The CONTRACTOR is
                                   ORIGINATE at the request of a school guidance        reimbursed for payment THROUGH
                                   counselor or similar source.
------------------------------------------------------------------------------------------------------------------------------------
Detoxification Services            Covered when medically necessary on either an        Medically Supervised Inpatient and
                                   INPATIENT or outpatient basis Such services are      Outpatient Withdrawal SERVICES, WHEN
                                   referred to as "Medically MANAGED Detoxification     ORDERED by the LDSS under Welfare Reform
                                   Services" when provided in facilities licensed       (as indicated by "code 83").
                                   under Title 14 NYCRR Part 816.6 or Article 28 of
                                   the PUBLIC-HEALTH Law; and "Medically SUPERVISED
                                   Inpatient and Outpatient Withdrawal Services" when
                                   provided in facilities licensed under Title 14
                                   NYCRR Part 816.7.
------------------------------------------------------------------------------------------------------------------------------------
Chemical Dependence Inpatient      Covered when medically necessary in accordance       Chemical Dependence Inpatient
Rehabilitation and Treatment       with the stop-loss provisions described in           Rehabilitation and Treatment Services when
Services                           Section 3.12 of this Agreement.                      ordered by the LDSS under Welfare Reform
                                                                                        (as indicated by "code 83").
------------------------------------------------------------------------------------------------------------------------------------
Chemical Dependence                Enrollees must be allowed to self refer for one
Assessment Self-Referral           (1) assessment from a Contractor's Participation
                                   provider in a twelve 12 month period.
------------------------------------------------------------------------------------------------------------------------------------
Experimental and/or                Covered on a case by case basis in accordance with
Investigational Treatment          the provisions of Section 4910 of the New York
                                   State P.H.L.
------------------------------------------------------------------------------------------------------------------------------------
Renal Dialysis                     Renal dialysis is covered when medically necessary
                                   as ordered by a qualified medical Professional.
                                   Renal dialysis may be provided in an inpatient
                                   hospital setting, in an ambulatory care facility,
                                   or in the home on recommendation from a renal
                                   dialysis center.
------------------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                       K-9

                                       K-2
              MANAGED CARE PLAN PREPAID HEALTH ONLY BENEFIT PACKAGE
                       FOR SSI AND SSI RELATED RECIPIENTS

------------------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
------------------------------------------------------------------------------------------------------------------------------------
Inpatient Hospital Services        Up to 365 medically necessary days per year (366
                                   for leap year) in accordance with the stop-loss
                                   provisions of Section 3.10 of this Agreement.
                                   Includes inpatient detoxification services
                                   provided in Article 28 hospitals for all
                                   Enrollees. Inpatient dental services are covered.
------------------------------------------------------------------------------------------------------------------------------------
Inpatient Stay Pending Alternate   Continued care in a hospital pending placement in
Level of Medical Care              an alternate lower medical level of care,
                                   consistent with the provisions of 18 NYCRR 505.20
                                   and 10 NYCRR, Part 85.
------------------------------------------------------------------------------------------------------------------------------------
Professional Ambulatory Services   Provided through ambulatory care facilities          Mental Health and Chemical Dependence
                                   including hospital outpatient departments, D&T       services.
                                   centers, and emergency rooms. Services include
                                   medical, surgical, preventive, primary,
                                   rehabilitative, specialty care, family planning,
                                   C/THP services and ambulatory dental surgery.
                                   Covered as needed based on medical necessity.
------------------------------------------------------------------------------------------------------------------------------------
EPSDT Services/ Child Teen         EPSDT is a package of early and periodic             Services not included in the managed care
Health Program (C/THP)             screening, including inter-periodic screens and      Benefit Package ordered by the child's
                                   diagnostic and treatment services that are offered   physician based on the results of a
                                   to all Medicaid eligible children under twenty-one   screening.
                                   (21) years of age, known in New York State as the
                                   Child Teen Health Plan (C/THP).
------------------------------------------------------------------------------------------------------------------------------------
Preventive Health Services         Care and services to avert disease/illness and/or
                                   its consequences, Preventive care includes primary
                                   care, secondary care and tertiary care. Coverage
                                   includes general health education classes, smoking
                                   cessation classes, childbirth EDUCATION classes,
                                   parenting classes and nutrition counseling (with
                                   targeted outreach to PERSONS with DIABETES and
                                   pregnant women). HIV counseling and testing is a
                                   covered service for all Enrollees.
------------------------------------------------------------------------------------------------------------------------------------
Home Health Services               Home health care services include medically          Services rendered by a personal care agency
                                   necessary nursing, home health aide services,        which are approved by the Local Social
                                   equipment and appliances, physical therapy,          Services District when ordered by the
                                   speech/language pathology, occupational THERAPY,     Enrollee's Primary Care Provider (PCP), The
                                   social work services or nutritional services         district will determine the applicant's
                                   provided by a home health care agency pursuant to    need for personal care agency services and
                                   an established care plan. Personal care tasks        coordinate with the personal care agency a
                                   performed by a home health aide in connection with   plan of care.
                                   a home health care agency visit, and pursuant to
                                   an established care plan, are covered.
------------------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-10

---------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
---------------------------------------------------------------------------------------------------------------------------
Private Duty Nursing Services      Covered service when medically necessary in
                                   accordance with the ordering PHYSICIAN, registered
                                   physician assistant or certified nurse
                                   practitioner's written treatment plan.
---------------------------------------------------------------------------------------------------------------------------
Emergency Room Services            Covered for emergency conditions, medical or
                                   behavioral, the onset of which is sudden,
                                   manifesting itself by symptoms of sufficient
                                   severity, including severe pain, that a prudent
                                   layperson, possessing an average knowledge of
                                   medicine and health, could reasonably expect the
                                   absence of medical attention to result in (a)
                                   placing the health of the person afflicted with
                                   such condition in serious jeopardy, or lathe case
                                   of a behavioral condition placing the health of
                                   such person or others in serious jeopardy; (b)
                                   serious impairment of such person's bodily
                                   functions; (c) seriousdysfunction of any bodily
                                   organ or part of such person, or (d) serious
                                   disfigurement of such person. Emergency services
                                   include health care procedures, treatments or
                                   services, including psychiatric stabilization and
                                   medical detoxification from drugs or alcohol that
                                   are PROVIDED for an EMERGENCY medical condition. A
                                   medical assessment (triage) is covered for
                                   non=etnergent conditions.
---------------------------------------------------------------------------------------------------------------------------
Foot Care Services                 Foot care when the Enrollee's (of any AGE)
                                   PHYSICAL condition poses a hazard due to the
                                   PRESENCE of localized illness, injury or symptoms
                                   INVOLVING the foot, or when performed as a
                                   necessary and integral part of otherwise covered
                                   service's stich is the DIAGNOSIS and treatment of
                                   diabetes, ulcers, and infections.
---------------------------------------------------------------------------------------------------------------------------
Eye Care and Low Vision            Eye-care includes the services of an
Services                           OPHTHALMOLOGIST, optometrist and an ophthalmic
                                   dispenser and coverage for contact lenses,
                                   polycarbonate lenses, artificial eyes AND
                                   replacement of lost or destroyed glasses
                                   (including repairs) when medically necessary.

                                   Artificial eyes are covered as ordered by the
                                   Contractor's Participating Provider.
---------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-11

---------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                    MANAGED CARE PLAN SCOPE OF BENEFIT                  COVERED BY MEDICAID FEE-FOR-SERVICE
---------------------------------------------------------------------------------------------------------------------------
Dental Services                    Optional Benefit Package dental services include:    Routine exams, ORTHODONTIC services
                                                                                        and APPLIANCES, dental office
SEE SCHEDULE A of APPENDIX K            -    Medically necessary preventive,            surgery, fillings, PROPHYLAXIS,
FOR; COVERAGE STATUS                         prophylactic and other routine dental      provided to Enrollees of MCOs not
                                             care, services and supplies and dental,    electing to cover dental services.
                                             prosthetics required to alleviate a
                                             serious health condition, including one
                                             which affects employability.

                                   As described in Sections 10.16 and 10.28 of this
                                   Agreement, Enrollees may self-refer to Article 28
                                   clinics operated by academic dental centers to
                                   obtain covered dental services:

                                   All Contractors must cover the following, even if
                                   dental services is not a plan covered benefit:

                                        -    Ambulatory or inpatient surgical
                                             services (subject to prior authorization
                                             by the Contractor).

                                   Coverage excludes the professional services of the
                                   dentist if dental services are not covered by the
                                   Contractor's Benefit Package.
---------------------------------------------------------------------------------------------------------------------------
Family Planning and                Family planning means the offering, arranging; and   Enrollees may always obtain family
Reproductive Health Services       furnishing of those health services which enable     planning and HIV testing and
                                   individuals, including minors, who may be sexually   counseling services, when part of a
See SCHEDULE A of APPENDIX K       active, to prevent or reduce the incidence of        family planning visit, outside of
FOR COVERAGE STATUS                unintended pregnancies and includes the screening,   the Contractor's network from any
                                   diagnosis and treatment, as medically necessary,     Provider that accepts Medicaid.
                                   for sexually transmissible diseases, sterilization
                                   services and screening for pregnancy.
                                   Reproductive health services also includes all
                                   medically necessary abortions.
---------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-12

---------------------------------------------------------------------------------------------------------------------------
COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
---------------------------------------------------------------------------------------------------------------------------
Transportation Services            NON-EMERGENCY TRANSPORTATION:

Not-Emergency Transportation:      TRANSPORTATION expenses are COVERED when             For Contractors that do not cover
                                   TRANSPORTATION is essential in order for an          transportation services, these
SEE SCHEDULE A of APPENDIX K       Enrollee to obtain necessary medical care and        services are paid for
FOR COVERAGE STATUS                services which are covered under this Benefit        fee-for-service. Non-emergent
                                   Package (or by fee-for-service Medicaid for          transportation requests should be
                                   carved-out services). Non-emergent transportation    referred to the LDSS.
                                   guidelines may be developed in conjunction with
                                   the LDSS, based on the LDSS' approved
                                   transportation plan.

                                   Transportation services means transportation by      For Contractors that cover
                                   ambulance, ambulette or invalid coach, taxicab,      non-emergency transportation in the
                                   livery, public transportation, or other means        Benefit Package, TRANSPORTATION
                                   appropriate to the Enrollee's medical condition;     costs to MMTP services may be
                                   and a transportation attendant to accompany the      reimbursed by Medicaid
                                   Enrollee, if necessary. Such services may include    fee-for-service in accordance with
                                   the transportation attendant's transportation,       the LDSS transportation polices in
                                   meals, lodging and salary; however, no salary will   local districts where there is a
                                   be paid to a transportation attendant who is a       systematic method to discretely
                                   member of the Enrollee's family.                     identify and reimburse such
                                                                                        transportation costs.
                                   For Enrollees with disabilities, the method of
                                   transportation must reasonably accommodate their
                                   needs, taking into account the severity and
                                   nature, of the disability.

Emergency Transportation:          EMERGENCY TRANSPORTATION

See SCHEDULE A of APPENDIX K       Emergency transportation can only be provided by
for COVERAGE STATUS                an ambulance service. Emergency transportation is
                                   covered for Enrollees suffering from severe, life-
                                   threatening or potentially disabling conditions
                                   which require the provision of emergency medical
                                   services while the Enrollee is being transported.
---------------------------------------------------------------------------------------------------------------------------
Laboratory Services                Covered when medically necessary as ordered by a     HIV phenotypic, HIV virtual
                                   medical professional, and when listed in the         phenotypic and HIV genotypic drug
                                   Medicaid fee schedule. Coverage excludes HIV         resistance tests with a Provider's
                                   phenotypic, HIV virtual PHENOTYPIC and HIV           order.
                                   genotypic drug resistance tests.
---------------------------------------------------------------------------------------------------------------------------
Radiology Services                 Covered when medically necessary as ordered by a
                                   medical professional, and when ordered and
                                   provided by a qualified medical
                                   professional/practitioner.
---------------------------------------------------------------------------------------------------------------------------
Durable Medical Equipment          DME are devices and equipment other than             Excluded services, such as
(DME)                              medicalsurgical supplies enteral formula, and        disposable medical/surgical
                                   prosthetic or orthotic appliances. Covered when      supplies and enteral formula with a
                                   medically necessary as ordered by the Contractor's   Provider's order,
                                   Participating Provider and procured from a
                                   Participating Provider, CoveraSe excludes
                                   disposable medical/surgical supplies and enteral
                                   formula
---------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-13

COVERED SERVICES                   MANAGED CARE PLAN SCOPE OF BENEFIT                   COVERED BY MEDICAID FEE-FOR-SERVICE
--------------------------------   --------------------------------------------------   --------------------------------------------
Hearing Aid Services               PROVIDED WHEN medically necessary to ALLEVIATE       EXCLUDED services, such as hearing aid,
                                   DISABILITY caused BY the LOSS or IMPAIRMENT of       batteries WITH a PROVIDER'S order.
                                   HEARING. HEARING aid PRODUCTS include hearing
                                   AIDS, eartnolds, special fittings, AND replacement
                                   parts. COVERAGE excludes hearing aid batteries.

Court-Ordered Services             Coverage includes such services ordered by a court
                                   of competent jurisdiction if the services are in
                                   the Contractor's Benefit Package.

Prosthetic/Orthotic Services/      Covered when medically necessary as ordered by a
Orthotic Footwear                  managed care plan qualified medical professional.

Renal Dialysis                     Renal dialysis is covered when medically necessary
                                   as ordered by a qualified medical professional.
                                   Renal dialysis may be provided in an inpatient
                                   hospital setting, in an ambulatory care facility,
                                   or in the home on recommendation from a renal
                                   dialysis center.

Experimental and/or                Covered on a case by case basis in accordance with
Investigational Treatment          the provisions of Section 4910 of the New York
                                   State P.H.L.

Detoxification Services            Covered when medically necessary on either an
                                   inpatient or outpatient basis. Such services are
                                   referred to as "Medically Managed Detoxification
                                   Services" when provided in facilities licensed
                                   under Title 14 NYCRR Part 816.6 or Article 28 of
                                   the Public Health Law; and "Medically Supervised
                                   Inpatient' and Outpatient Withdrawal Services"
                                   when provided in facilities licensed under Title
                                   14 NYCRR Part 816.7.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-14

I. PREPAID BENEFIT PACKAGE DEFINITIONS OF COVERED SERVICES

A. MEDICAL SERVICES

1. INPATIENT HOSPITAL SERVICES

Inpatient hospital services, as medically necessary, shall include, except as otherwise specified, the care, treatment, maintenance and nursing services as may be required, on an inpatient hospital basis, UP to 365 days per year (366 days in leap year). Among other services; inpatient hospital services encompass a full range of necessary diagnostic and therapeutic care including medical, surgical, nursing, radiological, and rehabilitative services. Services are provided under the direction of a physician, certified nurse practitioner, or dentist

II INPATIENT STAY PENDING ALTERNATE LEVEL OF MEDICAL CARE

Inpatient stay pending alternate level of medical care, or continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR 505.20 and 10 NYCRR, Part 85.

2. PROFESSIONAL AMBULATORY SERVICES

OUTPATIENT hospital services are provided through ambulatory care facilities. Ambulatory care facilities include hospital outpatient departments (OPD), diagnostic and treatment centers (fee STANDING clinics) and emergency rooms. These facilities may provide those necessary medical, surgical, and rehabilitative services and items authorized by their operating certificates. Outpatient services (clinic) also include preventive, primary medical, specialty, mental health, C/THP and family planning services provided by ambulatory care facilities.

Hospital OPDs and D&T centers may perform ordered ambulatory services. The purpose of ordered ambulatory services is to make available to the Participating Provider those services needed to complement the provision of ambulatory care in his/her office. Examples are: diagnostic testing and radiology.

3. PHYSICIAN SERVICES

"Physicians' services," whether furnished in the office, the Enrollee's home, a hospital, a skilled nursing facility, or elsewhere, means services furnished by a physician:

     (1) within the scope of practice of medicine or osteopathy as defined in law by the New York State Education Department; and

     (2) by or under the personal supervision of an individual, licensed and currently registered by the New York State Education Department to practice medicine or osteopathy.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-15

Physician services include the full range of preventive care services, primary care medical services and physician specialty services that fall within a physician's scope of practice under New York State law.

The following are also included without limitations:

pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit;

- physical examinations, including those which are necessary for employment, school, and camp;

     - physical and/or mental health, or chemical dependence examinations of children and their parents as requested by the LDSS to fulfill its statutory responsibilities: for the protection; of children and adults and for children in foster care;

- health and mental health assessments for the purpose of making recommendations regarding a Enrollee's disability status for Federal SSI applications;

-    health assessments for the Infant /Child Assessment Program (ICHAP);

-    ANNUAL PREVENTIVE HEALTH VISITS for adolescents;

     new admission exams for school children if required by the LDSS;

     health screening, assessment and treatment of refugees, including completing SDOHILDSS required forms;

- Child/Teen Health Program (C/THP) services which are comprehensive primary health care services provided to children under twenty-one (21) years of age (see Section 10 of this Agreement).

4.   HOME HEALTH SERVICES 18 NYCRR
     505.23(a)(3)

Home health care services are provided to Enrollees in their homes by, a home health agency certified under Article 36 of the New York State P.H.L. (Certified Home Health Agency CHHA). Home health services mean the following services when prescribed by a Provider and provided to a Medicaid managed care Enrollee in his or her home:

     nursing services provided on apart-time or intermittent basis by a CHHA or, if there is no CHHA that services the county/district, by a registered professional nurse or a licensed practical nurse acting under the direction of the Enrollee's PCP;

          - physical therapy, occupational therapy, or speech pathology and audiology services; and

          - home health services provided by a person who meets the training requirements of the SDOH, is assigned by a registered professional nurse to provide home health aid services in accordance with the Enrollee's plan of care, and is supervised by a registered professional nurse from a CHHA or if the Contractor has no CHHA available, a registered nurse, or therapist.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-16

Personal care tasks performed by A home health aide incidental to a certified home health care agency visit, and PURSUANT to AN established care plan, are COVERED

Services include care rendered directly to the Enrollee and instructions to his/her family or caretaker such as teacher or day care provider in the procedures necessary for the Enrollee's treatment or maintenance.

The Contractor must provide up to two (2) post partum home visits for high risk infants and/or high risk mothers, as well as to women with less than a forty-eight (48) hour hospital stay after a vaginal delivery or less than a ninety-six (96) hour stay after, A cesarean delivery. Visits: must be made by a qualified health PROFESSIONAL (MINIMUM QUALIFICATIONS BEING AN RN with maternal/child health BACKGROUND), the first visit to occur within forty-eight
(48) hours of discharge.

5.   PRIVATE DUTY NURSING SERVICES

Private duty NURSING services shall be provided by a person possessing a license and current REGISTRATION from the NYS Education Department to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services can be provided through an approved certified home health agency, a licensed HOME care agency, OR a private Practitioner. The location of nursing services may be in the Enrollee's home or in the hospital.

Private DUTY NURSING services are covered only when determined by the attending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and provided in accordance with the ordering physicians, or certified nurse practitioner's written treatment plan.

6.   EMERGENCY ROOM Services

Emergency conditions, medical or behavioral, the onset of which is sudden, manifesting itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of medical ATTENTION to result in
(a) PLACING the HEALTH of THE PERSON afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of SUCH person or others in serious jeopardy; (b) serious impairment of such person's bodily functions; (c) serious DYSFUNCTION of any BODILY ORGAN or part of such person; or (d) serious disfigurement of such person are covered Emergency services include health care procedures, treatments or services, needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol. A medical assessment (triage) is covered for non-emergent conditions.

7.   SERVICES OF OTHER PRACTITIONERS a)

Nurse Practitioner Services

Nurse practitioner services include preventive services, the diagnosis of illness and physical conditions and the performance of therapeutic and corrective measures, within the scope of the certified nurse practitioner's licensure and collaborative practice agreement with a licensed PHYSICIAN IN-ACCORDANCE with the REQUIREMENTS of the NYS Education Department


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-17

The following services are also included in the certified nurse, practitioner's scope of services, without limitation:

- Child/Teen Health Program(C/THP) services which are comprehensive primary health care services provided to children under twenty-one (21) (see page 20 of this Appendix and Section 103 of this Agreement);

          - Physical examinations including those which are necessary for employment, school and camp.

                           b. Rehabilitation Services
                                 Ia NYCRR 505:11

Rehabilitation services are provided for the maximum reduction of physical or mental disability and restoration of the Enrollee to his or her best functional level. Rehabilitation services include care and services rendered by physical therapists, speech-language pathologists and occupational therapists. Rehabilitation services may be provided in an Article 28 inpatient or outpatient facility, an Enrollee's home, in an approved home health agency in the office of a qualified private practicing therapist or speech pathologist, or for a child in a school, pre-school or community setting, or in a Residential Health Care Facility (RHCF) as long as the Enrollee's stay is classified as a rehabilitative stay. Rehabilitation services are covered as medically necessary, when ordered by the Contractor's Participating Provider:

c. Midwifery Services
SSA Section 1905 (a)(17), Education Law Section 6951(i).

Midwifery services include the management of normal pregnancy, childbirth and postpartum care as well as primary, preventive reproductive health care to essentially healthy women as specified in a written practice agreement and shall include newborn evaluation, resuscitation and referral for infants. The care may be provided on an inpatient or outpatient basis including in a birthing center or in the Enrollee's home as appropriate. The midwife must be licensed by the NYS Education Department

d. Clinical Psychological Services. 18 NYCRR
505.18(a)

Clinical psychological services include psychological evaluation, testing and therapeutic treatment for personality or behavior disorders.

e. Foot Care Services

COVERED SERVICES MUST INCLUDE ROUTINE FOOT CARE WHEN ANY ENROLLEE'S (REGARDLESS OF AGE) PHYSICAL CONDITION POSES A HAZARD DUE TO THE PRESENCE OF LOCALIZED ILLNESS, INJURY OR SYMPTOMS INVOLVING THE FOOT, OR WHEN PERFORMED AS A NECESSARY AND INTEGRAL PART OF OTHERWISE COVERED SERVICES SUCH AS THE DIAGNOSIS AND TREATMENT OF DIABETES, ULCERS, AND INFECTIONS.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-18

Services PROVIDED BY A PODIATRIST for PERSONS UNDER TWENTY-ONE (21) must BE covered UPON referral" of a physician, registered physician's assistant, certified nurse practitioner or certified midwife.

Routine hygienic care of the feet, the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, is not covered in the absence of a PATHOLOGICAL CONDITION.

8.   EYE CARE AND LOW VISION SERVICES 18
     NYCRR Section 505.6(b)(1-3).

Eye care includes the services of ophthalmologists, optometrists and ophthalmic dispensers; and includes eyeglasses, medically necessary contact lenses and polycarbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Eyecare coverage includes the replacement of lost or DESTROYED eyeglasses. THE replacement of the COMPLETE PAIR OF eyeglasses should duplicate the original prescription and frames. Coverage also includes the repair or replacement of parts in situations where the damage is the result of causes other than defective WORKMANSHIP. Replacement parts should duplicate the original prescription and frames. Repairs to, AND replacements of, frames and/or lenses must be rendered as needed.

MCOs that allow upgrades of eyeglass frames or additional features, cannot apply the eyeglass benefit towards the cost and bill the difference to the Enrollee. However; if the Contractor does not include upgraded eyeglasses or additional features such as scratchcoating, progressive lenses, or photogray lenses, the Enrollee may choose to purchase the upgraded frame or feature by paying the entire cost as a private customer.

Examinations for diagnosis and treatment for visual defects and/or eye disease is provided only as necessary and as required by the Enrollee's particular condition. Examinations which include refraction are limited to every two (2) years unless otherwise justified as medically necessary.

Eyeglasses do not require changing more frequently than every two (2) years unless medically indicated, such as a CHANGE IN CORRECTION GREATER THAN 2 diopter 2, or unless the glasses are lost, damaged, or destroyed.

An ophthalmic dispenser fills the prescription of an optometrist or opthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

Enrollees may self refer to any Participating Provider of vision services (optometrist or opthalmologist) for refractive vision services.

9.   LABORATORY SERVICES 18
     NYCRR Section 5.05.7(a)

Laboratory services include medically necessary tests and procedures ordered by a qualified medical professional and listed in the Medicaid fee SCHEDULE for laboratory SERVICES, WITH the exception of HIV PHENOTYPIC, HIV virtual PHENOTYPIC AND HIV genotypic drug resistance tests, which are not included in the Benefit Package and are covered by Medicaid fee for service.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-19

     All laboratory testing sites providing services under this Contract must have a permit issued by the New York State, Department of Health and a Clinical Laboratory Improvement Act (CLIA) certificate of waiver, a physician performed microscopy procedures (PPMP) certificate, or a certificate of registration along with a CLIA identification number: Those laboratories with certificates of waiver or a PPMP certificate may perform only those specific tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of LABORATORY tests for which they have been certified. Physicians providing laboratory testing may perform only those specific limited laboratory procedures identified in the Physician's MMIS Provider Manual.

10.  RADIOLOGY SERVICES. 18
     NYCRR Section 50 5:1.7(C)(7)(D)

RADIOLOGY SERVICES INCLUDE MEDICALLY necessary services provided by qualified practitioners IN THE provision of diagnostic radiology, diagnostic ultrasound, nuclear medicine, radiation oncology, and magnetic resonance imaging (MRI). These services may only be performed upon the order of a qualified practitioner.

11. EARLY PERIODIC SCREENING DIAGNOSIS AND TREATMENT (EPSDT) SERVICES THROUGH THE CHILD TEEN HEALTH PROGRAM (C/THP) AND ADOLESCENT PREVENTIVE SERVICES - 18 NYCRR 008.8

Child/Teen Health Program (C/THP) is a package of early and periodic screening, including inter-periodic screens and, diagnostic and treatment services that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services shall be provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The care includes necessary health care, diagnostic services, treatment and other measures (described in Section 1905(a) of the Social Security Act) to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the screening services (regardless of whether the service is otherwise included in the New York State Medicaid Plan) The package of services includes administrative services designed to assist families obtain services for children that include outreach, education, appointment scheduling, administrative case management and transportation assistance.

12.  DURABLE MEDICAL EQUIPMENT (DME)

     18 NYCRR Section 505.5(a)(1) and Section 4.4 of the MMIS DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

characteristics:

     (i)  can withstand repeated use for a protracted period of time;

     (ii) are primarily and customarily used for medical purposes;

     (iii) are generally not useful to a person in the absence of illness or injury; and

     (iv) are usually not fitted, designed or fashioned for a particular individual's use.
          Where equipment is intended for use by only one (1) person, it may be either


Durable Medical Equipment (DME) are devices and equipment, other than MEDICAL/SURGICAL SUPPLIES, enteral formula, and prosthetic or orthotic appliances, and have the following custom made or customized.



                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-20

DME must be ordered by a qualified practitioner and procured from a Participating Provider.

13.  AUDIOLOGY, HEARING Aid Services AND PRODUCTS
     18 NYCRR Section 505;31 (a)(1)(2) and Section 43 of the MMIS Hearing Aid Provider Manual

a) Hearing aid services and products are provided in compliance with Article 37-A of the General Business Law when medically necessary to alleviate disability caused by the loss or impairment of hearing. Hearing aid services include: selecting, fitting and dispensing of hearing aids, hearing aid checks following dispensing of hearing aids, conformity evaluation, and hearing aid repairs.

b) Audiology services include audiometric examinations and testing, hearing aid evaluations and hearing aid prescriptions or recommendations, as medically indicated.

c) Hearing aid products include hearing aids, earmolds, special fitting, and replacement parts (hearing aid batteries are excluded from the Benefit Package, but are covered by Medicaid fee for service as part of the prescription benefit).

14.  PREVENTIVE CARE

There are three (3) levels of preventive care: 1) primary, such as immunizations, aimed at preventing disease; 2) secondary, such as disease screening programs aimed at early detection of disease; and 3) tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" - is used to designate prevention and early detection programs rather than restorative programs.

The following preventive services are also included in the. managed care Benefit Package. These preventive services are essential for promoting wellness and preventing illness. MCOs must offer the following:

K-2I Preventive care means care and services to avert disease/illness and/or its consequences.

-    General-health education classes.

-    Pneumonia and influenza immunizations for at risk populations.

- Smoking cessation classes, with targeted out reach for adolecents and pregnant women.

-    Childbirth education classes.

- Parenting classes covering topics such as bathing, feeding, injury prevention, sleeping, illness prevention, steps to follow in an emergency, growth and development, discipline, signs of illness, etc.

- Nutrition counselling, with targeted outreach for diabetics and pregnant women.

-    Extended care coordination, as needed, for pregnant women.

-    HIV counseling and testing.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-21

15.  PROSTHETIC/ORTHOTIC ORTHOPEDIC FOOTWEAR

          Section 43, 4.6 and 4.7 of the MM1S DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

A. PROSTHETICS are those appliances or devices ordered for an Enrollee by a Participating Provider which replace or perform the function of any missing part of the body. Artificial eyes are covered as part of the eye care benefit.

B. ORTHOTICS are those appliances or devices, ordered for an Enrollee by a qualified practitioner which are used for the purpose of supporting a weak or deformed body part or to restrict or eliminate motion in a diseased or injured part of the body.

C. ORTHOPEDIC FOOTWEAR MEANS shoes, shoe modifications, or shoe additions which
- are used to correct, accommodate or prevent a physical deformity or range of motion malfunction in a diseased or injured part of the ankle or foot, to support a weak or deformed structure of the ankle or foot, or to form an integral part of a brace.

16.  RENAL DIALYSIS

Renal dialysis is covered when medically necessary as ordered by a, qualified medical professional. Renal dialysis may be provided in an inpatient hospital setting, in an ambulatory care facility, or in the home on recommendation from a renal dialysis center.

17. EXPERIMENTAL OR INVESTIGATIONAL TREATMENT Experimental and investigational treatment is covered on a case by case basis.

Experimental or investigational treatment for life-threatening and/or disabling illnesses may also be considered for coverage under the external appeal process pursuant to the requirements of Section 4910 of New-York State P.H.L. under the following conditions:

(1) The Enrollee has had coverage of a health care service denied on the basis that such, service is experimental and investigational, and

          (b) for which there does not exist a more beneficial standard health service or procedure covered by the health care plan, or

          (c) for which there exists a clinical trial, and

(2) The Enrollee's attending physician has certified that the Enrollee has a life-threatening or disabling condition or disease:

          (a) for which standard health services or procedures have been ineffective or would be medically inappropriate, or


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-22

(3) The Enrollee's provider, who must be a licensed, board certified or board eligible physician, qualified to practice in the area of practice appropriate to treat the Enrollee's life threatening or disabling condition or disease, must have recommended either:

          (a) a health service or procedure that, based on two (2) documents from the available medical AND scientific evidence, is likely to be more beneficial to the Enrollee than any covered standard health service or procedure; or

          (b)  a clinical trial for which the Enrollee is eligible; and

(4) THE SPECIFIC HEALTH SERVICE or PROCEDURE recommended BY the ATTENDING physician would otherwise be covered except for the MCO's determination that the health service or procedure is experimental or investigational.

B.   BEHAVIORAL HEALTH SERVICES

These services include Chemical Dependence and Mental Health Services.

- CHEMICAL DEPENDENCE SERVICES:

     For all Enrollees not categorized as SSI or SSI related, Chemical Dependence Services in the Benefit Package include inpatient treatment services including inpatient rehabilitation and treatment services programs, Detoxification Services (Medically Managed Inpatient Detoxification and Medically Supervised Inpatient and Outpatient Withdrawal Services) and self-referral for assessment as described below.

     For all Enrollees categorized as SSI or SSI related, the Benefit Package includes Detoxification Services (Medically Managed Inpatient Detoxification and Medically Supervised Inpatient and Outpatient Withdrawal Services). All other Chemical Dependence Services, including Chemical Dependence Inpatient Rehabilitation and Treatment, are covered ON a Medicaid fee-for-service basis for the SSI population

- MENTAL HEALTH SERVICES:

     The Mental Health Services listed below are in the Benefit Package for all. Enrollees not categorized as SSI or SSI related. For Enrollees who are categorized as SSI or SSI related, all Mental Health Services are covered on a Medicaid fee for service basis.

1. CHEMICAL DEPENDENCE SERVICES

a. Detoxification Services

i)   Medically Managed Inpatient Detoxification

     These programs provide medically directed twenty-four hour care on an inpatient basis to individuals who are at risk of severe alcohol or substance abuse withdrawal, incapacitated, a risk to self or others, or diagnosed with an acute physical or mental co-morbidity. Specific services include, but are not limited to: medical management, bio-psychosocial assessments, stabilisation of medical psychiatric 1 psychological problems, individual and group


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-23
     counseling, level of care DETERMINATIONS and referral and linkages to other services as necessary. Medically MANAGED Detoxification Services are provided by facilities licensed by OASAS under Title 14 NYCRR Part 816.6 and the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law or by the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law.

ii) Medically Supervised Withdrawal

     (a)  Medically Supervised Inpatient Withdrawal

     These programs offer treatment for moderate withdrawal on an inpatient basis. Services must include medical supervision and direction under the care of a physician in the treatment for MODERATE WITHDRAWAL. Specific services must include, but are NOT limited to MEDICAL assessment within twenty four hours of admission; medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling and linkages to other services as necessary. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Inpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR Part 816.7.

     (b)  Medically Supervised Outpatient Withdrawal

     These programs offer treatment for moderate withdrawal on an outpatient basis. Required services include, but are not limited to medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling; level of care determinations; discharge planning; and referrals to appropriate services. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized:
     Medically Supervised Outpatient Withdrawal services are provided by facilities licensed by Title 14 NYCRR Part 816.7.

     All detoxification and withdrawal services are a covered benefit for all Enrollees including those categorized as SSI or SSI related.

     Detoxification Services in Article 28 inpatient hospital facilities are subject to the stop-loss provisions specified IN Section 3.11 of this Agreement

b. Chemical Dependence Inpatient Rehabilitation and Treatment Services

     Services provided include intensive management of chemical dependence symptoms, and medical management of physical or mental complications from chemical dependence to clients who cannot be effectively served on an outpatient basis and who are not in need of medical detoxification or acute care. These services can be provided in a hospital or free standing facility. Specific services can include, but are not limited to comprehensive admission evaluation and treatment planning; individual group, and family counseling; awareness and relapse prevention; education about self-help groups; assessment and referral services; vocational and educational assessment; medical and psychiatric consultation; food and housing; and 11W and AIDS education. These services may be provided by facilities


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-24
     licensed by OASAS to provide: Chemical Dependence Inpatient Rehabilitation and Treatment. Services under Title 14 NYCRR Part 818. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized.

     MCOs will be reimbursed for qualifying inpatient days of chemical dependence inpatient treatment beyond thirty (30) days according TO stop-loss provisions contained in Section 112 OF THIS Agreement.

c.   Chemical Dependence Assessment Self-Referral

     Enrollees must be allowed to SELF REFER FOR ONE (1) ASSESSMENT FROM a Contractor's participating PROVIDER in a twelve (12) month period.

     Mental Health Services are subject to the-stop-loss provisions specified in
     Section 3 1 2 of this Agreement.

2.   MENTAL HEALTH SERVICES

a.   Inpatient Services

All inpatient mental health services, including voluntary or involuntary admissions for mental health services. The Contractor may provide the-covered benefit for medically necessary mental health inpatient services through hospitals licensed pursuant to Article 28 of the New York State PILL.

b.   Outpatient Services

Outpatient services including but not limited to: assessment, stabilization, treatment planning, discharge planning, verbal therapies, education, symptom management, case management services, crisis intervention and outreach services, chlozapine monitoring and collateral services as CERTIFIED by OMH. Services may be provided IN-HOME, office or the community. Services may be provided by licensed OMH providers or by other providers of mental health services including clinical PSYCHOLOGISTS AND physicians: For further information regarding SERVICE COVERAGE CONSULT the following MMIS Provider Manuals: Clinic, Ambulatory Services for Mental Illness (Clinic Treatment Program), Clinical Psychology, and Physician (Psychiatric Services).

Enrollees must be allowed to self-refer for one (1) mental health assessment from a Contractor's Participating Provider in a twelve (12) month period. In the case of children, such self-referrals may originate at the request of a school guidance counselor or similar source.

Services provided through OMH designated clinics for Enrollees with a clinical diagnosis of SED are covered by Medicaid fee-for-service.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-25

C.   OTHER COVERED SERVICES

1.   Federally Qualified Health Center (FQHC) Services

FQHC services include physician services, services and supplies covered under SSA Section 1861 (Section)(2) (A). Services include primary health, referral for supplemental health services, HEALTH EDUCATION, patient case management, including outreach, counseling, referral and follow-up services. (see 42. USC
Section 254c(a) & (b)).


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-26

                             PREPAID BENEFIT PACKAGE

II.  OPTIONAL COVERED SERVICES (AT DISCRETION OF LDSS AND/OR CONTRACTOR).

A.   FAMILY PLANNING AND REPRODUCTIVE HEALTH CARE

     Family Planning and Reproductive Health Care services means the offering, arranging and FURNISHING of those health services which enable Enrollees, including minors, who may be sexually active to prevent or reduce the incidence of unwanted pregnancy. These include: diagnosis and all medically necessary treatment, sterilization, screening and treatment for sexually transmissible diseases and screening for disease and pregnancy.

     Also included is HIV counseling and testing when provided as part of a family planning visit. Additionally, reproductive health care includes coverage of all medically necessary abortions. Elective induced abortions must be covered for New York City recipients. Fertility services are not covered.

     If the Contractor excludes family planning from its Benefit Package, the Contractor is still required to provide the following services:

     i) screening, related diagnosis, ambulatory treatment, and referral to Participating Provider as needed for dysmenorrhea, cervical cancer or other pelvic abnormality/pathology;

     ii) screening, related diagnosis, and referral to Participating Provider for anemia, cervical cancer, glycosuria, proteinuria, hypertension, breast disease and pregnancy.

IL DENTAL SERVICES

     Dental care includes preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability.

     Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered plan benefit, or not INPATIENT claims AND referred ambulatory claims for dental services provided in an inpatient or outpatient hospital setting for surgery, anesthesiology, X-rays, etc. are the responsibility of the Contractor. In these situations, the professional services of the dentist are covered by Medicaid fee-for-service. The Contractor should set up procedures to prior approve dental services provided in inpatient and ambulatory settings.

     As described in Sections 10.16 and 10.28 of this Agreement, Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services.

     If Contractor's Benefit Package excludes dental services:

     i) Enrollees may obtain routine exams, orthodontic services and appliances, dental office surgery, fillings, prophylaxis, and other Medicaid covered dental services from any qualified Medicaid provider who shall claim reimbursement from MMIS; and


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-27

     ii) inpatient and referred ambulatory claims for medical services provided in an inpatient or outpatient hospital setting in conjunction with a dental procedure (e.g. anesthesiology, X-rays), are the responsibility of the Contractor. IN these situations, the professional services of the dentist are covered Medicaid fee-for-service.

C.   TRANSPORTATION SERVICES 18

     NYCRR Sections 505.10

     a.   Non-Emergency Transportation

     Transportation expenses are covered when transportation is essential in -order for an Enrollee to obtain necessary medical care and services which" are covered under the Medicaid program (either AS PART of the Contractor's Benefit Package or by fee-for-service Medicaid). Non-emergent transportation guidelines maybe developed in conjunction with the LDSS, based on the LDSS' approved transportation plan.

     Transportation services means transportation by ambulance, ambulette fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the Enrollee's medical condition; and a transportation attendant to accompany the Enrollee; if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the Enrollee's family.

     When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services that are not part of the Contractor's Benefit Package.

     For Contractors that cover non-emergency transportation in the Benefit Package, transportation costs to MMTP services may be reimbursed by Medicaid fee-for-service in accordance with the LDSS transportation polices in local districts where there is a systematic method to discretely identify and reimburse such transportation costs.

     For Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

     b.   Emergency Transportation

     Emergency transportation can only be provided by an ambulance service including air ambulance service. Emergency ambulance transportation means the provision of ambulance transportation for the purpose of obtaining hospital services for an Enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of emergency medical services while the Enrollee is being transported:

     Emergency medical services means the provision of initial urgent medical care including, but not limited to, the treatment of trauma, bums, respiratory, circulatory and obstetrical emergencies.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-28

     Emergency ambulance transportation is transportation to a hospital emergency room generated by a "Dial 911" emergency system call or some other request for an immediate response to a medical emergency: Because of the urgency of the transportation request, insurance coverage or other BILLING PROVISIONS are NOT ADDRESSED UNTIL after THE trip is COMPLETED. When the Contractor is capitated for this benefit, emergency transportation via 911 or any other emergency call system is A COVERED BENEFIT and the Contractor is RESPONSIBLE for PAYMENT.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-29

                             PREPAID BENEFIT PACKAGE
                     M. DEFINITIONS of NON-COVERED Services

The following services are excluded from the Contractor's Benefit Package, but are covered, in most instances, by Medicaid fee-for-service:

A. MEDICAL NON-COVERED SERVICES 1 PERSONAL CARE

AGENCY SERVICES

Personal care services (PCS) are the provision of some or total assistance with personal hygiene, dressing and feeding; and nutritional and environmental support (meal preparation and housekeeping). Such services must be ESSENTIAL to the maintenance of the Enrollee's health and safety in his or her own home. The service has to be ordered by a physician, and there has to be a medical need for the service. Licensed home care services agencies, as opposed to certified home health agencies, are the primary providers of PCS. Enrollee's receiving PCS have to have a stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

Services rendered by a personal care agency which are approved by the LDSS are not covered under the Benefit Package. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician's behalf) must first contact the Enrollee's LDSS contact person for personal care. The district will determine the Enrollee's need for personal care agency services and coordinate with the personal care agency a plan of care.

2.   RESIDENTIAL HEALTH CARE FACILITIES (RHCF)

Permanent residency in a Residential Health Care Facility (RHCF) is not covered (see 18 NYCRR Sections 360-1.4 (k)). Rehabilitation services in such a setting are covered as medically necessary when ordered by the Contractor's Participating Provider.

3.   HOSPICE PROGRAM

Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness AND during dying and bereavement.

Hospices are organizations which must be certified under Article 40 of the NYS P.H.L. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-30

          If an Enrollee in the Contractor's plan becomes terminally ill AND receives. Hospice Program services he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for BY MEDICAID FEE-FOR-SERVICE.

          4. PRESCRIPTION AND NON-PRESCRIPTION (OTC) DRUGS, MEDICAL SUPPLIES, AND ENTERAL FORMULA

          Coverage for drugs dispensed by community pharmacies, over the counter drugs; medical/surgical supplies and enteral formula are not included in the Benefit Package and will be paid for by Medicaid fee-for-service Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, NON-REUSABLE, disposable; or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, BANDAGES AND diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-31

          B. NON COVERED BEHAVIORAL HEALTH SERVICES

          1. CHEMICAL DEPENDENCE SERVICES

          A. OUTPATIENT REHABILITATION AND TREATMENT SERVICES

          Methadone Mainteiiaiice - Treatment'Program: (M:MTP).

          Consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone Facilities that provide methadone maintenance treatment do so as their principal mission and are certified by the Office of Alcohol and Substance Abuse Services (OASAS) under Title 14 NYCRR, Part 828.

          ii). Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide chemical dependence outpatient treatnient to - individuals who suffer from chemical abuse or dependence and their family members or significant others.

          iii). Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR Part 822.9.

          iv). Outpatient Chemical Dependence for Youth Programs

          OUTPATIENT CHEMICAL DEPENDENCE for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

          B. CHEMICAL DEPENDENCE SERVICES ORDERED BY THE LDSS

          The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services ordered by the LDSS and provided to at bikes who have:

- been assessed as unable to work by the LDSS and are mandated to receive Chemical Dependence Inpatient Rehabilitation and Treatment Services as a condition of eligibility for Public Assistance or Medicaid, or


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-32

               - have been determined to be ABLE TO WORK with LIMITATIONS (WORK LIMITED) AND are SIMULTANEOUSLY MANDATED BY THE DISTRICT INTO CHEMICAL DEPENDENCE INPATIENT Rehabilitation and Treatment Services (including alcohol and substance abuse treatment services) pursuant to work activity requirements.

     The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services ordered by, the LDSS under Welfare Reform (as indicated by Code 83)

     The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services in this Agreement

          If the Contractor already providing an Enrollee with Chemical Dependence Inpatient Rehabilitation and Treatment Services and Detoxification Services and the LDSS is satisfied with the level of care and services, then the Contractor will continue to be responsible for the PROVISION AND payment of these services.

          2. MENTAL HEALTH SERVICES

          a. Intensive Psychiatric Rehabilitation Treatment Programs (IPRT)

          A time limited active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments, to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under 14 NYCRR, Part 587.

          b. Day Treatment

          A combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socializatidn activities. Services are expected to be of six (6) months duration, These services are certified by OMH under 14 NYCRR,
          Part 587.

          C. CONTINUING DAY TREATMENT  rehabilitative readiness determination a

          PROVIDES TREATMENT DESIGNED TO MAINTAIN OR enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self-esteem. Includes: assessment and treatment planning; discharge planning; medication therapy; medication education; ease management; health screening and referral; rehabilitative readiness development; psychiatric nd referral; and symptom management. These services are certified by OMH under 14 NYCRR, Part 587.

          d.   Day Treatment Programs Serving Children

          Day treatment programs are characterized by a blend of mental health and special education service provided in a fully integrated program. Typically these programs include: special


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-33
     education in small classes with an emphasis on individualized instruction, individual and group counseling, family services such as family counseling, support and education, crisis intervention, interpersonal skill development, behavior modification, art and music therapy.

     e. Home and Community Based Services Waiver for Seriously Emotionally Disturbed Children

     This waiver is in select counties for children and adolescents who would otherwise be admitted to an institutional setting if waiver services were not provided. The services include individualized care coordination, respite, family support, intensive in home skill building, and crisis response.

     f.   Case Management

     The target population consists of individuals who are, seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit FUNCTIONING in the COMMUNITY AND either HAVE symptomology which is difficult to treat in the existing mental health care system or are unwilling or UNABLE to adapt to the existing mental health care system. Three case management models are currently operated pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to 14 NYCRR Part 506.

     Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under OTHER NON-COVERED SERVICES.

     g.   Partial Hospitalization

     Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under NYCRR Part 587:

     h. Services Provided Through OMH Designated Clinics for Children With A Diagnosis of Serious Emotional Disturbance (SED)

     These are services provided by designated OMH clinics to children and adolescents with a clinical diagnosis of SED.

     i.   Assertive Community Treatment (ACT)

     ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting: ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient's goals and changing needs; are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to 14 NYCRR Part 508.

     Personalized Recovery Oriented Services (PROS)


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-34

     PROS, licensed and reimbursed pursuant to 14 NYCCR Part 512, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS. include Community Rehabilitation and Support; Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment

     3. REHABILITATION SERVICES PROVIDED TO RESIDENTS OF OMH LICENSED,
     COMMUNITY RESIDENCES (CRS) AND FAMILY BASED TREATMENT PROGRAMS, AS FOLLOWS:

     a.   OMH Licensed CRs*

     Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the Maximum reduction of fimctional and adaptive behavior defects associated with the person's mental illness.

     b.   Family-Based Treatment*

     Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the natural family, community, school or independent LIVING SITUATIONS. SUCH services are provided in consideration of a child's developmental stage. Those children determined eligible for admission are placed IN surrogate family homes for care and treatment.

     *These services are certified by OMH under 14 NYCRR Part 586.3, 594 and
     595.

     C. OFFICE OF MENTAL RETARDATION AND DEVELOPMENTAL DISABILITIES (OMRDD) SERVICES

     a. Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities

     These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under 14 NYCRR, Part 679 (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities) If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

     b.   Day Treatment

                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-35

     A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment may include nutrition, recreation, self-care, INDEPENDENT living, therapies, nursing, and transportation services. These services are generally provided in ICF or a comparable setting. These services are certified by OMRDD under 14 NYCRR, Part 690.

     c.   Medicaid Service Coordination (MSC)

     Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual MSC is provided by qualified service coordinators and uses a person centered planning process in DEVELOPING, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation MSC promotes the concepts of a Choice, individualized services and consumer satisfaction.

     MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver.

     Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under OTHER NON-COVERED SERVICES.

     d.   Home And Community Based Services Waivers (HCBS)

     The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services authorized pursuant to a SSA Section 1915(c) waiver from DHHS.

     e.   Services Provided THROUGH the Care At Home Program (OMRDD)

     The OMRDD Care at Home III, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents' income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a SSA section 1915(c) waiver from DHHS.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-36

C.   OTHER NON-COVERED SERVICES

1. THE EARLY INTERVENTION PROGRAM (ELL') - CHILDREN BIRTH TO TWO (2) YEARS OF
AGE

This program provides early intervention services to certain children, faint birth through two (2) years of age, who have a developmental delay or a diagnosed physical or mental condition that has a high probability of resulting in developmental delay. All managed care providers MINT refer infants and toddlers suspected of having a delay to the local designated. Early Intervention agency in their area. (In most municipalities, the County. Health Department is the designated agency, except New York City - the Department of Health, Mental Retardition and Alcoholism Services; Erie County - The Department of-Youth Services; Jefferson County; the Office of Community Services; and Ulster County - the Department of Social Services).

Early intervention services provided to this eligible population are categorized as Non-Covered. These services, which are designed to meet the developmental needs of the child and the needs of the family related to enhancing the child's development, will be identified on MMIS by UNIQUE rate codes by which only the designated early intervention agency can claim reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor. CONSEQUENTLY, the Contractor will be expected to refer any enrolled child suspected of having a developmental delay to the locally designated early intervention agency in their area and participate in the development of the Child's Individualized Family Services Plan (IFSP). Contractor's participation in the development of the IFSP is necessary in order to coordinate the provision of early intervention services and services covered by the Contractor.

Additionally, the locally designated early intervention agencies will be instructed on how to identify a managed care Enrollee and the need to contact the Contractor to coordinate service provision.

2. PRESCHOOL SUPPORTIVE HEALTH SERVICES-CHILDREN Three (3) THROUGH FOUR (4) Years of Age

The Preschool Supportive Health Services Program (PSHSP) enables counties and New York City to obtain Medicaid reimbursement for certain educationally related medical services provided by approved preschool special education programs for young children with disabilities. The Committee on Preschool Special Education in each school district is responsible for the development of an Individualized Education Program (OEP) for each child evaluated in need of special education and medically related health services.

PSHSP services rendered to children three (3) through four (4) years of age in conjunction with an APPROVED IEP are categorized as Non-Covered.

The PSHSP services will be identified on MMIS by UNIQUE rate codes through which only counties and New York City can claim reimbursement. In addition, a limited number of Article 28 clinics associated with approved pre-school programs are allowed to directly bill Medicaid fee for service for these services. Contractor covered, and authorized services will continue to be provided by the Contractor:


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-37

3. SCHOOL SUPPORTIVE HEALTH SERVICES-CHILDREN FIVE (5) THROUGH TWENTY-ONE (21) YEARS OF AGE

The School Supportive Health Services Program (SSHSP) enables school districts to obtain Medicaid reimbursement for certain educationally related medical services provided by approved special education programs for children with disabilities. The Committee on Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related services.

SSHSP services rendered to children five (5) through twenty-one (21) years of age in conjunction with an approved IEP are categorized as Non-Covered.

The SSHSP services are identified on MMIS by unique rate codes through which only school districts can claim Medicaid REIMBURSEMENT. Contractor covered and authorized services will continue to be provided by the Contractor.

4. COMPREHENSIVE MEDICAID CASE MANAGEMENT (CMCM)

A program which provides "social work" case management referral services to a targeted population (e.g. pregnant teens, mentally Al). A CMCM case manager will assist a client IN accessing necessary services in accordance with goals contained in a written case management plan. CMCM programs do not provide services directly, but refer to a wide range of service Providers. Some of these services are: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires the case manager to work out a mutually agreeable case coordination approach with the agency/medical PROVIDERS. CONSEQUENTLY, if AN ENROLLEEOF THE Contractor is participating in a CMCM program, the Contractor should work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee on EMEVS and informed on the need to contact the Contractor to coordinate service provision.

5. DIRECTLY OBSERVED THERAPY FOR TUBERCULOSIS DISEASE

Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the, physician's prescribed medication regimen. While the clinical management of tuberculosis is covered in the Benefit Package, TB/DOT where applicable, can be billed directly to MMES by any SDOH approved fee-for-service Medicaid TB/DOT Provider. The Contractor remains responsible for COMMUNICATING, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

6. AIDS ADULT DAY HEALTH CARE

Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-38
services than can be provided in any single setting, but do not require the level of services PROVIDED in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

7. HIV COBRA CASE MANAGEMENT

The HIV COBRA (Community FOLLOW-UP Program) Case MANAGEMENT Program is A program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid Reimbursable activities include intake, assessment, reassessment, service-plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and, case specific supervisory case review conferencing.

8. FERTILITY SERVICES Fertility services are not covered by the Benefit Package nor by Medicaid fee-for-service.

9. ADULT DAY HEALTH CARE

ADULT DAY HEALTH CARE means care and services provided to a registrant in a residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care NEEDS and INDIVIDUALIZED HEALTH care plan; ongoing implementation and coordination of the health care plan, and transportation.

REGISTRANT means a person who is a NONRESIDENT of the residential health care facility who is functionally impaired and not homebound and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative, items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, NURSING staff, Social Services and other professional personnel of the adult day health care program can be met in while or in part satisfactorily by delivery of appropriate services in such program.

10. PERSONAL EMERGENCY RESPONSE SERVICES (PERS)

Personal Emergency Response Services (PERS) are not covered by the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-39

11. SCHOOL-BASED HEALTH CENTERS

A School-Based Health Center (SBHC) is an Article 28 extension clinic that is located in a school and provides students with primary and preventive physical and mental health care services, acute or first contact care, chronic care, and referral as needed SDHC services include COMPREHENSIVE PHYSICAL and mental health histories and assessments, diagnosis and treatment of acute and chronic illnesses, screenings (e.g., vision, hearing, dental, nutrition, TB), routine management of chronic diseases (e.g., asthma, diabetes), health education, mental health counseling and/or referral, immunizations and physicals for working papers and sports.


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-40

                          IV. SCHEDULE A OF APPENDIX K

                             PREPAID BENEFIT PACKAGE
                  COVERAGE STATUS OF OPTIONAL COVERED SERVICES

COUIITY: _____ PUTNAM

MCO:_________ CAREPLUS, LLC

                                 COVERS     STATUS
                               ---------------------------
                               COVERED BY   NOT COVERED BY
           Service             CONTRACTOR   CONTRACTOR
----------------------------   ----------   --------------
Family Planning                     x
Dental Services                                    x
Emergency Transportation                           x
Non-Emergency Transportation                       x


                                   APPENDIX K
                                 OCTOBER 1, 2004
                                      K-41

                                   APPENDIX L

                        APPROVED CAPITATION PAYMENT RATES


                                   APPENDIX L
                                 OCTOBER 1, 2004
                                       L-1

                    CAREPLUS LLC Medicaid managed care Rates

MMIS ID#: 01617894                     Effective Date: 04/01/04

Approved by DOB: Yes                   Region: Northern Metro

DOH HMO If: 04-008                     County: Putnam

Reinsurance: Private

Premium Grout)           Rate Amount
----------------------   -----------
TANF/SN <6mo M/F          $   204.66

TANF/SN 6mo-14 F          $    68.11

TANF/SN 15-20 F           $   158.67

TANF/SN 6mo-20 M          $    73.01

TANF 21+ M/F              $   177.28

SN 21-29 M/F              $   213.76

SN 30+ M/F                $   303.62

SSI 6mo-20 M/F            $   248.64

SSI 21-64 M/F             $   427.50

SS.I 65+ M/F              $   452.04

Maternity Kick Payment    $3,708.2.0

Newborn Kick Payment      $ 2,151.77

Optional Benefits Offered:
   Emergency Transportation      O Dental
   Non-Emergent Transportation   WI Family Planning

       BOX WILL BE CHECKED IF THE OPTIONAL BENEFIT IS COVERED BY THE PLAN

Benefit Limitations:
   Outpatient Mental Health Cap of 20 visits
   Inpatient Mental Health\Substance Abuse Cap of 30 Days

                                   APPENDIX M

                                  SERVICE AREA


                                   APPENDIX M
                                 OCTOBER 1, 2004
                                       M 1

The Contractor's Medicaid managed care service area is comprised of County in its entirety. Putnam.


                                   APPENDIX M
                                 October 1, 2004
                                       M-2